UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Mercury Systems, Inc.
 (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐ Fee paid previously with preliminary materials:
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

September 7, 2018
Dear Shareholder:

We will hold our Annual Meeting of Shareholders on October 24, 2018, beginning at 10:00 a.m., local time, at our offices at 10855 Business Center Dr., Building A, Cypress, California 90630. We look forward to your attending the meeting either in person or by proxy. The enclosed notice of meeting, proxy statement, and proxy card describe the proposals to be acted upon at the meeting.

Please refer to the enclosed proxy statement for detailed information on each of the proposals. Your vote is important. Please vote by internet, telephone, or mail as soon as possible to ensure your vote is recorded promptly. Please also note that, if you wish to attend the meeting, you must request an admission ticket in advance. To obtain an admission ticket, please follow the instructions on page 1 of the proxy statement.

On behalf of the Board of Directors, we would like to express our appreciation for your continued interest in our company.

Sincerely yours,

Mark Aslett, President, Chief Executive Officer, and Director

MERCURY SYSTEMS, INC.
50 MINUTEMAN ROAD
ANDOVER, MA 01810
(978) 256-1300

Notice of Annual Meeting of Shareholders

To Be Held on October 24, 2018

The Annual Meeting of Shareholders of MERCURY SYSTEMS, INC. will be held on October 24, 2018, at 10:00 a.m., local time, at our offices at 10855 Business Center Dr., Building A, Cypress, California 90630, for the following purposes:

1.	To elect two Class III directors nominated by the Board of Directors, each to serve for a three-year term and until his successor has been duly elected and qualified.

2.    To hold an advisory vote on the compensation of our named executive officers (the “say-on-pay” vote).

3.    To hold a vote to approve our 2018 Stock Incentive Plan.

4.    To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2019.

5.    To consider and act upon any other business that may properly come before the meeting or any adjournment or postponement of the meeting.

Proposal Number One relates solely to the election of two Class III directors and does not include any other matters relating to the election of directors, including, without limitation, the election of directors nominated by any Mercury shareholder.

The Board of Directors has fixed the close of business on August 21, 2018 as the record date for the meeting. All shareholders of record on that date are entitled to notice of and to vote at the meeting.

Your vote is important. Please vote by internet, telephone, or mail as soon as possible to ensure your vote is recorded promptly. Please also note that, if you wish to attend the meeting, you must request an admission ticket in advance. To obtain an admission ticket, please follow the instructions on page 1 of the proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders To Be Held on October 24, 2018: This proxy statement and Annual Report and Form 10-K for our fiscal year ended June 30, 2018 are available at www.edocumentview.com/MRCY.

By Order of the Board of Directors

Christopher C. Cambria Secretary

Andover, Massachusetts
September 7, 2018

i

EXECUTIVE SUMMARY

This executive summary is an overview of information that you will find elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Proposals and Board Recommendations

No.	Proposal Summary	Board's Voting Recommendations
1	Election of Two Class III Directors	FOR each nominee
2	Advisory Vote on Executive Compensation (Say-on-Pay)	FOR
3	Approval of Our 2018 Stock Incentive Plan	FOR
4	Ratification of Appointment of Our Independent Registered Public Accounting Firm for Fiscal 2019	FOR

Fiscal 2018 Business Performance Highlights
Fiscal 2018 results were outstanding. We delivered great results, achieving record levels of revenue, bookings, adjusted EBITDA, and backlog. We demonstrated we can grow our existing businesses, deliver on customer commitments, continue to acquire and integrate new businesses, build new and innovative capabilities, gain outside recognition for our work, and continue to grow our reputation within the aerospace and defense electronics market. To highlight some key accomplishments in fiscal 2018:
Financial Results
Revenue was a record at $493.2 million, up 21% from the prior year. Bookings were a record at $563.5 million, up 27% from the prior year. Adjusted EBITDA was a record at $115.4 million, up 23% from the prior year. Backlog on June 30, 2018 was a record at $447.1 million, up 25% from the prior year.
Customer Success
We continue to broaden and deepen our participation, innovations, and revenue within key defense programs including SEWIP, Aegis, F-35, and Patriot. We won major orders for radio frequency (RF) converter subsystems for airborne tactical radar systems, enterprise class servers for a broad range of command, control, communications, computers, and intelligence (C4I) applications, precision guided munitions, secure solid state drives, size, weight and power (SWaP) optimized microelectronics solutions, and digital radio frequency memory (DRFM) radar jammers. We were recognized for supplier excellence twice during fiscal 2018 by Raytheon.
Innovation That Matters
We continued our leadership in embedded computing solutions with the launch of new Ensemble OpenVPX single board computers with BuiltSECURE innovation. During fiscal 2018 we launched our new RESmini XR6 rugged mini server that packs military grade performance in a device the size of a small carry-on bag. We launched OpenRFM compliant transceivers to support today’s most advanced electronic protection and electronic attack applications. We continued the rollout of our customer focused Mercury Innovation Centers with the launch of our latest center at our Phoenix, AZ facility. We received the Military & Aerospace Electronics Innovators Award for our ASURRE-Stor solid state drives.
Scaling the Business
Over the past 32 months we have completed seven acquisitions. In July 2017 we completed the acquisition of Richland Technologies (RTL), a leader in safety-certifiable embedded graphics for aerospace applications. RTL, combined with our prior CES acquisition completed in fiscal 2017, has helped us establish our successful Mercury Mission Systems (MMS) business. We can now lead in safety certifiable solutions for avionics applications. In February 2018 we completed the acquisition of Themis Computer, a leader in SWaP optimized rugged servers and storage systems for key defense applications. In July 2018 we completed the acquisition of Germane Systems, a leading provider of rugged servers. This was another important step forward in our plan to target opportunities in the C4I market. Our intention is to combine Germane and Themis, creating one of the defense industry’s largest rugged server businesses. In essence, with Themis and Germane we have covered the full C4I market in two acquisitions - creating over a $100 million rugged server business in less than six months.
We gained additional AS9100 certifications giving us a key credential for continued success in supporting our customers in aerospace and defense. We continue to build-out and improve our integrated manufacturing facilities - AMCs (Advanced Microelectronics Centers) - and our AMC in Phoenix, AZ was awarded the 2018 Frost & Sullivan Award for manufacturing leadership.
Early in fiscal 2018, we strengthened an already outstanding Board of Directors with the addition of two new Board members. Lisa S. Disbrow, Undersecretary of the Air Force (Retired), and Mary Louise Krakauer, former CIO of Dell, both joined our Board and are already adding important insights into our business.
In February 2018, Michael D. Ruppert was named Executive Vice President, Chief Financial Officer, and Treasurer and Michelle M. McCarthy joined us as Vice President, Chief Accounting Officer, and Controller. Together, Mike, Michelle and their finance team are providing industry leading capabilities as we scale and grow the business.

FY18 Financial Highlights

Revenue ($M)
21% YoY
24% CAGR
209
235
270
409
493
FY14
FY15
FY16
FY17
FY18

GAAP Income ($M)
64% YoY
(4.1)
14.4
19.7
24.9
40.9
FY14
FY15
FY16
FY17
FY18

GAAP EPS ($)
48% YoY
(0.13)
0.44
0.56
0.58
0.86
FY14
FY15
FY16
FY17
FY18

Bookings ($M)
27% YoY
23% CAGR
247
269
299
444
564
FY14
FY15
FY16
FY17
FY18

Adj. EBITDA ($M)
23% YoY
49% CAGR
24
44
57
94
115
FY14
FY15
FY16
FY17
FY18

Adj. EPS ($)
23% YoY
39% CAGR
0.38
0.82
0.96
1.15
1.42
FY14
FY15
FY16
FY17
FY18

Notes: For the fiscal year ended June 30, 2018. Bookings as reported in the Company's earnings announcement on July 31, 2018. Other figures as reported in the Company's Form 10-K for the fiscal year ended June 30, 2018. CAGR figures for the period FY2014-2018. See reconciliation of GAAP to non-GAAP financial measures tables in Management's Discussion and Analysis of Financial Condition and Results of Operations in the Form 10-K. Numbers are rounded. Per share data is presented on a fully diluted basis.

Selected Financial Data

The following table summarizes certain historical consolidated financial data, restated for discontinued operations, which should be read in conjunction with the consolidated financial statements and related notes included in the Company's Form 10-K (in thousands, except per share data).

	For the Years Ended June 30,				
	2018	2017	2016	2015	2014
Statement of Operations Data:					
Net revenues	$ 493,184	$ 408,588	$ 270,154	$ 234,847	$ 208,729
Income (loss) from operations	$ 46,985	$ 37,403	$ 23,973	$ 18,355	$ (7,405)
Income (loss) from continuing operations	$ 40,883	$ 24,875	$ 19,742	$ 14,429	$ (4,072)
Adjusted EBITDA	$ 115,362	$ 93,921	$ 57,274	$ 44,414	$ 23,522
Net earnings (loss) per share from continuing operations:					
Basic	$ 0.88	$ 0.59	$ 0.58	$ 0.45	$ (0.13)
Diluted	$ 0.86	$ 0.58	$ 0.56	$ 0.44	$ (0.13)
Adjusted	$ 1.42	$ 1.15	$ 0.96	$ 0.82	$ 0.38

	As of June 30,				
	2018	2017	2016	2015	2014
Balance Sheet Data:					
Working capital	$ 260,063	$ 173,351	$ 177,748	$ 142,472	$ 127,375
Total assets	$ 1,064,480	$ 815,745	$ 736,496	$ 386,880	$ 373,712
Long-term obligations	$ 220,909	$ 17,483	$ 195,808	$ 3,457	$ 13,635
Total shareholders' equity	$ 771,891	$ 725,417	$ 473,044	$ 350,138	$ 327,147

Note: Fiscal years ended June 30; FY2014-2018 as reported in the Company's Form 10-K for the fiscal year ended June 30, 2018.

Executive Compensation Highlights

Pay for Performance

Our executive compensation program is designed to motivate, engage, and retain a talented leadership team and to appropriately reward them for their contributions to our business. Our performance framework consists of a combination of financial performance measures that provide a balance between short-term results and drivers of long-term value. We provide our executive officers with three primary elements of pay: base salary; a cash bonus opportunity; and long-term equity incentive compensation. The following charts show the pay mix for our CEO and our other named executive officers who were employed by us at the end of fiscal 2018.
Performance-based variable compensation accounted for 89% and 84% of total compensation for our CEO and other named executive officers, respectively, for fiscal 2018. The foregoing percentages were calculated using the salary, annual cash bonuses, and the grant date fair value of equity awards as reported for fiscal 2018 in the Summary Compensation and Grants of Plan-Based Awards Tables below. All other compensation for our named executive officers who were employed by us at the end of fiscal 2018, which consisted of a $4,000 allowance for tax and financial planning for executives, and a 401(k) match which is available to all employees, amounted to less than 1% of total compensation for named executive officers and is not reflected in the table above due to rounding. For fiscal 2018, all other compensation for our non-CEO named executive officers in the pie chart above excludes the relocation costs paid by us for Mr. Ruppert's relocation to our headquarters in Andover, MA.

Executive Bonus Program
For our fiscal 2018 executive bonus program, 100% of the total value was based on our achieving corporate financial performance objectives. Our fiscal 2018 executive bonus plan was split into two halves, with specific financial performance targets addressing the first half and the second half of the fiscal year. We used two semi-annual performance periods with two different performance targets in order to align our cash incentive program with our strategic operating plan ("SOP") review and midyear SOP update. We determined the potential total size of the annual cash incentive bonuses at the beginning of the fiscal year as well as set the first half financial performance target, and then set the second half and full year performance target in connection with our midyear SOP update. Potential over-achievement awards were based on exceeding the sum of the two half-year corporate financial performance objectives. Our executive officers earned payouts at 100% of the first half and 79.3% of the second half target corporate financial performance bonuses for fiscal 2018. No over-achievement awards were earned for fiscal 2018. We achieved 97.4% of our adjusted EBITDA full year bonus plan target. This performance resulted in a bonus payout of 79.3% for the second half of fiscal 2018, which when combined with the first half payout, resulted in a full year payout of 89.7%. Our fiscal 2018 executive bonus program utilized organic performance results and excluded the contribution from Themis Computer, which we acquired in February 2018.
Executive Equity Awards
Each fiscal 2018 annual restricted stock award for our named executive officers was 50% performance-based vesting and 50% time-based vesting. For the time-based vesting half of the fiscal 2018 annual awards, one-third vests on each of the first three anniversaries of the grant date. For the performance-based vesting half of the fiscal 2018 annual awards, the awards vest based on relative performance to our peer group for the three-year period ending June 30, 2020. For fiscal 2018, we used two relative performance metrics for the performance-based awards: (i) a ratio of adjusted EBITDA to revenue, percentile

v

ranked relative to our peer group (75% weighting); and (ii) revenue growth percentage, percentile ranked relative to our peer group (25% weighting). The target value for the fiscal 2018 annual restricted stock awards was the median of a market composite, with upside potential if we outperformed our peer group on the relative performance metrics discussed above.
For fiscal 2018, we also granted a special acquisition integration incentive restricted stock award for our Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer. This acquisition integration grant is designed to create incentives for the rapid and successful integration of our recently acquired businesses leading to accelerated revenue growth. The specific objective was to achieve profitable pro forma revenue growth, within the first year, that was in excess of the average historical growth and profitability rates of companies in the primary market sector (defense) in which we operate, and in excess of the historical pro forma combined growth rate of our business with the acquired businesses. This integration incentive award was a 100% performance-based restricted stock award with fiscal 2018 as the performance period and was earned based on a total pro forma annual revenue growth rate objective, subject to minimum revenue and adjusted EBITDA thresholds. The growth rate objective used a pro forma combined revenue starting point of $426.2 million for calculating revenue growth such that growth was measured as if we had acquired the recently acquired businesses at the beginning of fiscal 2017 rather than using our GAAP revenue for fiscal 2017 of $408.6 million (which GAAP revenue only included revenue from the recently acquired businesses in fiscal 2017 after the dates of those acquisitions). Vesting for this integration incentive award only began for pro forma revenue growth in excess of 7.5% measured from the $426.2 million revenue starting point, with a growth rate at or above 10% vesting 100% of the award. A 10% revenue growth rate is well above the revenue growth rate for companies operating in the defense market. Achievement of this growth rate also means that we were successful in substantially increasing the growth rate of the acquired businesses. These goals specifically related to the integration of our recently acquired businesses, with a focus on driving revenue growth without sacrificing profitability. Our Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer each earned 100% of the acquisition integration award based on our fiscal 2018 revenue growth performance.
In February 2018, we appointed Michael D. Ruppert as Executive Vice President, Chief Financial Officer, and Treasurer. In connection with the assumption of his new responsibilities, Mr. Ruppert received a promotion restricted stock award for 19,137 restricted shares under our 2005 Stock Incentive Plan, with 50% of the award using annual time-based vesting over a three year period and 50% of the award using performance based vesting for the three-year period ending December 31, 2020.

Our Board of Directors
The following table provides summary information about our Directors.

				Committee Memberships
Name	Director Since	Primary Occupation	Independent	AC	CC	NGC	GRC	M&A
Mark Aslett	2007	President and CEO Mercury Systems	No
James K. Bass	2010	Former President and CEO Piper Aircraft	Yes	M, F				M
Michael A. Daniels	2010	Former Chairman and CEO Mobile 365 and Network Solutions	Yes		C	M		M
Lisa S. Disbrow	2017	Under Secretary of the U.S. Air Force (Retired)	Yes	M, F			C
Mary Louise Krakauer	2017	Former Executive Dell and EMC	Yes		M
George K. Mueller	2010	Former Executive The Boeing Company	Yes		M		M	C
Mark S. Newman	2015	Former Chairman and CEO DRS Technologies	Yes	M, F			M	M
William K. O'Brien	2008	Former Executive Chairman Enterasys Networks	Yes	C, F		M		M
Vincent Vitto Chairman of the Board	2006	Former President and CEO Charles Stark Draper Laboratory	Yes		M	C	M

AC = Audit Committee	GRC = Government Relations Committee	M = Member
CC = Compensation Committee	M&A = M&A and Finance Committee	C = Committee Chair
NGC = Nominating & Governance Committee		F = Financial Expert
We are proposing that the Class III nominees listed below, which consist of two incumbent directors, George K. Muellner and Vincent Vitto, be elected to serve terms of three years, and in each case until their successors are duly elected and qualified or until they sooner die, resign, or are removed.
Mr. Mark S. Newman, who is currently a Class III Director, determined not to stand for re-election at the annual meeting.

Corporate Governance Highlights
Our commitment to good corporate governance stems from our belief that a strong governance framework creates long-term value for our shareholders, strengthens Board and management accountability, and builds trust in us and our brand. Our governance framework includes the following highlights:

Board and Governance Information		Board and Governance Information
Size of the Board of Directors	9	Board Meetings Held During Fiscal 2018	7
Number/ % of Independent Directors	8/ 88%	Poison Pill	No
Average Age of Directors	66	Proxy Access	No
Average Director Tenure	7 years	Code of Conduct Business Conduct and Ethics	Yes
Women Board Members	22%	Stock Ownership Guidelines for Directors and CEO	Yes
Classified Board of Directors	Yes	Anti-Hedging and Pledging Policies	Yes
Majority Voting in Director Elections	Yes	Compensation Clawback Policy	Yes
Plurality Voting in Contested Director Elections	Yes	Separate Chairman and CEO	Yes
Annual Board and Committee Self-Assessments	Yes	Ongoing Shareholder Outreach and Engagement	Yes
Annual Director Peer Assessments	Yes	Capital Structure with One Vote per Common Share	Yes
Limited Membership on Other Public Co Boards	Yes	Succession Planning Process for Senior Management	Yes
Board Committees are 100% Independent Directors	Yes	Regular Executive Sessions without Management	Yes

MERCURY SYSTEMS, INC.
50 MINUTEMAN ROAD
ANDOVER, MA 01810
(978) 256-1300
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why am I receiving these materials?
We are mailing this proxy statement, with the accompanying proxy card, to you on or about September 7, 2018 in connection with the solicitation of proxies by the Board of Directors of Mercury Systems, Inc. (“Mercury”) for the annual meeting of shareholders to be held on October 24, 2018, and any adjournment or postponement of that meeting. The meeting will be held on October 24, 2018, beginning at 10:00 a.m., local time, at our offices at 10855 Business Center Dr., Building A, Cypress, California 90630. You are invited to attend the meeting, and we request that you vote on the proposals described in this proxy statement. You do not need to attend the meeting in person to vote your shares. You may vote by internet, telephone, or mail in order to have your shares voted at the meeting on your behalf. Please also note that, if you wish to attend the meeting, you must request an admission ticket in advance. To obtain an admission ticket, please follow the instructions below.
What am I voting on?
There are four matters scheduled for a vote:

•	election of two Class III directors nominated by the Board of Directors, each to serve for a three-year term and until his successor has been duly elected and qualified;

•	an advisory vote on the compensation of our named executive officers (the “say-on-pay” vote);

•	a vote to approve our 2018 Stock Incentive Plan; and

•	ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2019.
Who can attend and vote at the meeting?
Shareholders of record at the close of business on August 21, 2018 are entitled to attend and vote at the meeting. Each share of our common stock is entitled to one vote on all matters to be voted on at the meeting, and can be voted only if the record owner is present to vote or is represented by proxy. The proxy card provided with this proxy statement indicates the number of shares of common stock that you own and are entitled to vote at the meeting.
What is the Admission Policy for the Annual Meeting?
All holders of Mercury shares as of the record date are encouraged to attend the annual meeting. In order to ensure the safety of all attendees, we have implemented the following security and admission policies.
•     Eligible Attendees. Attendance is limited to registered and beneficial Mercury shareholders as of the record date.
• Admission Procedures. In order to be admitted to the meeting, you must present both an admission ticket and valid government-issued photo identification, such as a driver’s license or passport. You must register on or prior to October 16, 2018 in order to obtain an admission ticket.

•	Obtaining an Admission Ticket. In order to obtain an admission ticket, please email us at annualmeeting@mrcy.com.

•
Security Measures. Upon entering the meeting facility, you may be required to proceed through a security checkpoint. In addition, cameras, recording equipment, electronic devices, large bags, briefcases, and packages will not be permitted in the annual meeting.

What constitutes a quorum at the meeting?
The presence at the meeting, in person or represented by proxy, of the holders of a majority of our common stock outstanding on August 21, 2018, the record date, will constitute a quorum for purposes of the meeting. On the record date, 48,412,445 shares of our common stock were outstanding. For purposes of determining whether a quorum exists, proxies received but marked “abstain” and so-called “broker non-votes” (described below) will be counted as present.
How do I vote my shares?

•
Beneficial Shareholders. If you own shares through a broker, bank, or other holder of record (that is, your shares are held in “street name”), you must instruct the holder of record how to vote your shares. In order to provide voting instructions to the holder of record of your shares, please refer to the materials forwarded by your broker, bank, or other holder of record. If your shares are held in “street name” and you wish to vote them in person at the meeting, you must obtain from your broker a properly executed legal proxy identifying you as a Mercury shareholder, authorizing you to act on behalf of the broker at the meeting, and specifying the number of shares with respect to which the authorization is granted. Proxies submitted by internet or telephone must be received by 11:59 p.m., Eastern Time, on October 23, 2018.

•
Registered Shareholders. If you own shares that are registered in your name, you may vote by proxy before the annual meeting by internet at www.envisionreports.com/MRCY, by calling 1-800-652-VOTE (8683), or by signing and returning your proxy card. To vote by internet or telephone, you will need your voting control number, which can be found on your proxy card. Proxies submitted by internet or telephone must be received by 11:59 p.m., Eastern Time, on October 23, 2018. If you return a signed proxy card but do not provide voting instructions for some or all of the matters to be voted on, your shares will be voted on all uninstructed matters in accordance with the recommendations of the Board.

If you sign, date, and return the proxy card but do not specify how your shares are to be voted, then your proxy will vote your shares as follows:

•	FOR the election of the nominees for two Class III directors named below under “Proposal 1: Election of Two Class III Directors;”

•	FOR the approval of, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement;

•	FOR the approval of our 2018 Stock Incentive Plan; and

•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2019; and

•	in the proxy’s discretion as to any other business which may properly come before the meeting or any adjournment or postponement of the meeting.
What discretion does my broker have to vote my shares held in “street name”?
A broker holding your shares in “street name” must vote those shares according to any specific instructions it receives from you. If specific instructions are not received, your broker may vote your shares in its discretion, depending on the type of proposal involved. Under applicable rules, there are certain matters on which brokers may not vote without specific instructions from you, such as the election of directors, the advisory vote on say-on-pay, and the vote on approval of our 2018 Stock Incentive Plan. If such matters come before the meeting and you have not specifically instructed your broker how to vote your shares, your shares will not be voted on those matters, giving rise to what is called a “broker non-vote.” Shares represented by broker non-votes will be counted for purposes of determining the existence of a quorum for the transaction of business, but for purposes of determining the number of shares voting on a particular proposal, broker non-votes will not be counted as votes cast or shares voting.
Can I change my vote after I return my proxy card?

•	Beneficial Shareholders. Beneficial shareholders should contact their broker, bank, or other holder of record for instructions on how to revoke their proxies or change their vote.

•
Registered Shareholders. Registered shareholders may revoke their proxies or change their voting instructions at any time before 11:59 p.m., Eastern Time, on October 23, 2018, by submitting a proxy via internet, telephone, or mail that is dated later than the original proxy or by delivering written notice of revocation to our Corporate Secretary. Registered shareholders may also revoke their proxies or change their vote by attending the annual meeting and voting by ballot.

Your attendance at the meeting will not be deemed to revoke a previously delivered proxy unless you clearly indicate at the meeting that you intend to revoke your proxy and vote in person.
How are votes counted?

•
Election of directors. A director nominee receiving a majority of the votes properly cast at the meeting for the nominee’s election (meaning he or she receives more votes cast “FOR” than cast “WITHHOLD”) will be elected director. Abstentions and broker non-votes, which are described above, will have no effect on the outcome of voting on these matters.

•
All other proposals. All of the other proposals at the meeting require the favorable vote of a majority of the votes cast on the matter. Abstentions and broker non-votes, which are described above, will have no effect on the outcome of voting on these matters.

How is Mercury soliciting proxies?
We bear the cost of preparing, assembling, and mailing the proxy material relating to the solicitation of proxies by the Board of Directors for the meeting. In addition to the use of the mails, certain of our officers and regular employees may, without additional compensation, solicit proxies in person, by telephone, or by other means of communication. We will also request brokerage houses, custodians, nominees, and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares, and will reimburse those record holders for their reasonable expenses in transmitting this material.

PROPOSAL 1: ELECTION OF TWO CLASS III DIRECTORS
The following table provides summary information about our Directors.

				Committee Memberships
Name	Director Since	Primary Occupation	Independent	AC	CC	NGC	GRC	M&A
Mark Aslett	2007	President and CEO Mercury Systems	No
James K. Bass	2010	Former President and CEO Piper Aircraft	Yes	M, F				M
Michael A. Daniels	2010	Former Chairman and CEO Mobile 365 and Network Solutions	Yes		C	M		M
Lisa S. Disbrow	2017	Under Secretary of the U.S. Air Force (Retired)	Yes	M, F			C
Mary Louise Krakauer	2017	Former Executive Dell and EMC	Yes		M
George K. Mueller	2010	Former Executive The Boeing Company	Yes		M		M	C
Mark S. Newman	2015	Former Chairman and CEO DRS Technologies	Yes	M, F			M	M
William K. O'Brien	2008	Former Executive Chairman Enterasys Networks	Yes	C, F		M		M
Vincent Vitto Chairman of the Board	2006	Former President and CEO Charles Stark Draper Laboratory	Yes		M	C	M

AC = Audit Committee	GRC = Government Relations Committee	M = Member
CC = Compensation Committee	M&A = M&A and Finance Committee	C = Committee Chair
NGC = Nominating & Governance Committee		F = Financial Expert
Who sits on the Board of Directors?
Our by-laws provide for a Board of Directors of not fewer than three nor more than fifteen directors. As permitted by Massachusetts law, the Board of Directors is divided into three classes, with each class consisting, as nearly as may be possible, of one-third of the whole number of the Board of Directors. The Board of Directors currently consists of nine members, with James K. Bass, Michael A. Daniels, and Lisa S. Disbrow serving as Class I directors, Mark Aslett, Mary Louise Krakauer, and William K. O’Brien serving as Class II directors, and George K. Muellner, Mark S. Newman, and Vincent Vitto serving as Class III directors.
The terms of the Class I, Class II, and Class III directors expire in 2019, 2020, and 2018, respectively. With the expiration of its respective term, each class is nominated for election for a subsequent three-year term. We are proposing that the Class III nominees listed below, which consist of two incumbent directors, George K. Muellner and Vincent Vitto, be elected to serve terms of three years, and in each case until their successors are duly elected and qualified or until they sooner die, resign, or are removed.
Mr. Mark S. Newman, who is currently a Class III Director, determined not to stand for re-election at the annual meeting.
Directors’ Qualifications and Diversity
The Board of Directors believes that the Board, as a whole, should possess a combination of skills, professional experience, and backgrounds necessary to oversee the Company’s business. In addition, the Board of Directors believes that there are certain attributes that every director should possess, as reflected in the Board’s membership criteria. Accordingly, the Board of Directors and the Nominating and Governance Committee consider the qualifications of directors and director candidates individually and in the broader context of the Board of Directors’ overall composition and the Company’s current and future needs.

The Nominating and Governance Committee is responsible for developing and recommending Board of Director membership criteria to the Board for approval. The criteria include independent and sound judgment, integrity, the ability to commit sufficient time and attention to Board of Director activities, and the absence of conflicts with the Company’s interests. In addition, the Nominating and Governance Committee periodically evaluates the composition of the Board of Directors to assess the skills and experience that are currently represented on the Board of Directors as well as the skills and experience that the Board of Directors will find valuable in the future, given the Company’s current situation and strategic plans. While the Nominating and Governance Committee does not have an explicit policy with respect to diversity, it may consider the Board’s diversity of qualifications in terms of industry experience, functional skills, age, gender, governance service on other boards, prior work experience, educational background, and other important considerations. The Nominating and Governance Committee believes that it is important that Board of Director members represent diverse viewpoints and perspectives in their application of judgment to Company matters. In evaluating director candidates, and considering incumbent directors for renomination to the Board of Directors, the Nominating and Governance Committee considers, among other things, each nominee’s independence, financial literacy, personal and professional accomplishments, and experience. Other experience, qualifications, and skills the Nominating and Governance Committee looks for include the following:

Experience/ Qualification	Relevance to Mercury
Leadership	Experience in significant leadership positions provides us with new insights and demonstrates key management disciplines that are relevant to the oversight of our business.
Defense Industry
Extensive experience in the defense industry provides an understanding of the complex environment in which we operate and is highly important to strategic planning and oversight of our business operations.

Technology Industry
Experience with embedded processing, rugged servers, mission computers, safety-critical avionics, radio frequency components, multifunction assemblies and subsystems provides an understanding of the complex operations of our business as well as the labor markets in which we compete for talent.

Corporate Governance	An understanding of organizations and governance supports management accountability, transparency, and protection of shareholder interests.
Risk Management	Risk management experience is critical in overseeing the risks we face today and those emerging risks that could present in the future.
Finance and Accounting	Finance and accounting experience is important in understanding and reviewing our business operations, strategy, and financial results.
Business Operations and Strategic Planning
An understanding of business operations and processes, and experience making strategic decisions, are critical to the oversight of our business, including the assessment of our strategic operating plan and business strategy.

Regulatory	An understanding of laws and regulations is important because we operate in a highly regulated industry and we are directly affected by government actions.
Talent Management	We place great importance on attracting and retaining superior talent, and motivating employees to achieve desired enterprise and individual performance objectives.
Mergers & Acquisitions (M&A)	Experience with acquiring and integrating companies through M&A transactions is important to understanding our acquisition growth strategy.
Debt and Equity Capital Markets	Debt and equity capital markets experience is important because we use the capital markets, along with cash generated from operations, to finance our growth agenda.

Recommendation
The Board of Directors recommends a vote “FOR” the election of the nominees listed below.
Information about the Directors

The persons named as proxies in the accompanying proxy card will vote, unless authority is withheld, for the election of the two Class III nominees named below. We have no reason to believe that any of the nominees will be unavailable for election. However, if any one of them becomes unavailable, the persons named as proxies in the accompanying proxy card have discretionary authority to vote for a substitute chosen by the Board. Any vacancies not filled at the meeting may be filled by the Board.
The following information was provided by each of the incumbent directors whose term will continue after the meeting.
Class III Directors - Nominated for a Term Ending in 2021:

Vincent Vitto	Chairman of the Board
Age: 77	Committee Memberships:
Director Since: 2006	Compensation Government Relations Nominating and Governance (Chair)
Primary Occupation:
Former President and CEO, The Charles Stark Draper Laboratory
Description of Business Experience:	Skills and Qualifications:
Mr. Vitto served as President and Chief Executive Officer of The Charles Stark Draper Laboratory, Inc., a research and development laboratory, from 1997 to his retirement in 2006. Prior to that, he spent 32 years of increasing responsibility at MIT Lincoln Laboratory, a research and development laboratory, rising to Assistant Director for Surface Surveillance and Communications. Mr. Vitto’s qualifications to serve on our Board of Directors include his exceptional understanding of defense technology, particularly related to surveillance and communications, and experience managing major defense research laboratories.

Leadership Defense Industry Risk Management Corporate Governance Business Operations & Strategy Regulatory Talent Management Mergers & Acquisitions
Other Public Company Directorships Held in the Last Five Years:
None

George K. Muellner
Age: 75	Committee Memberships:
Director Since: 2010	Compensation Government Relations M&A and Finance (Chair)
Primary Occupation:
Former Executive, The Boeing Company
Description of Business Experience:	Skills and Qualifications:
Mr. Muellner served as the President of Advanced Systems for the Integrated Defense Systems business unit of The Boeing Company, responsible for developing advanced cross-cutting concepts and technologies, and executing new programs, until his retirement in February 2008. Prior to this assignment, he was Vice President-General Manager of Air Force Systems at Boeing since July 2002. He joined Boeing in 1998. Prior to that, he served 31 years in the U.S. Air Force, retiring as a Lieutenant General from the position of Principal Deputy for the Office of the Assistant Secretary of the Air Force for Acquisition in Washington, D.C. A highly decorated veteran, Mr. Muellner spent most of his career as a fighter pilot and fighter weapons instructor, test pilot, and commander. Mr. Muellner’s qualifications to serve on our Board of Directors include his executive experience with defense contracting, his military experience in our target defense market, and his knowledge of defense and aerospace technology.

Leadership Defense Industry Risk Management Business Operations & Strategy Regulatory Talent Management Mergers & Acquisitions Debt & Equity Capital Markets
Other Public Company Directorships Held in the Last Five Years:
None

Mr. Mark S. Newman, who is currently a Class III Director, determined not to stand for re-election at the annual meeting.

Class I Directors - Serving a Term Ending in 2019:

James K. Bass
Age: 61	Committee Memberships:
Director Since: 2010	Audit M&A and Finance
Primary Occupation:
Former President and CEO, Piper Aircraft
Description of Business Experience:	Skills and Qualifications:
Mr. Bass served as a director of TTM Technologies, Inc., a publicly-traded global printed circuit board manufacturer, from 2000 to 2018, as a director of Tigrent, Inc., a publicly-traded provider of information for real estate and financial investing, from 2010 to 2015, and as a director of Legacy Education Alliance, Inc., a successor to Tigrent and a publicly-traded provider of educational training from 2014 to date, including serving as Chairman of the Board of Legacy since 2015. From September 2005 to June 2009, Mr. Bass served as the Chief Executive Officer and a director of Piper Aircraft, Inc., a general aviation manufacturing company. He served as the Chief Executive Officer and a director of Suntron Corporation, a provider of high mix electronic manufacturing services, from its incorporation in May 2001 until May 2005, and as Chief Executive Officer of EFTC Corporation, a subsidiary of Suntron Corporation, from July 2000 until April 2001. From 1992 to July 2000, Mr. Bass was a Senior Vice President of Sony Corporation. Prior to that, Mr. Bass spent 15 years in various manufacturing management positions at the aerospace group of the General Electric Company. Mr. Bass is one of our “audit committee financial experts.” Mr. Bass’ qualifications to serve on our Board of Directors include his extensive experience in the technology marketplace, his executive and operational experience as the Chief Executive Officer of a public company, and his broad experience with accounting and audit matters for publicly-traded companies.
Leadership Technology Industry Corporate Governance Risk Management Finance and Accounting Business Operations & Strategy Talent Management Mergers & Acquisitions Debt & Equity Capital Markets
Other Public Company Directorships Held in the Last Five Years:
TTM Technologies, Inc. (2000 - 2018)
Tigrent, Inc. (2010 - 2015)
Legacy Education Alliance, Inc. (2014 - present)

Michael A. Daniels
Age: 72	Committee Memberships:
Director Since: 2010	Compensation (Chair) M&A and Finance Nominating and Governance
Primary Occupation:
Former Chairman and CEO, Mobile 365 and Network Solutions
Description of Business Experience:	Skills and Qualifications:
Mr. Daniels served as Chairman of the Board of Mobile 365, Inc. from May 2005 to November 2006 and served as its Chief Executive Officer from December 2005 to August 2006.  Sybase acquired Mobile 365, Inc. in November 2006 and renamed it Sybase 365, Inc.  Mr. Daniels was a director of Sybase, a publicly-traded global enterprise software and services company, from 2007 until its acquisition by SAP in 2010.  From December 1986 to May 2004, Mr. Daniels served in a number of senior executive positions at Science Applications International Corporation (SAIC), a publicly-traded scientific, technical, and professional services firm, including Sector Vice President from February 1994 to May 2004.  Mr. Daniels served as Chairman and Chief Executive Officer of Network Solutions, Inc., an internet company, from March 1995 to June 2000 when Verisign purchased Network Solutions.  From June 2007 to July 2009, Mr. Daniels served on the Board of Directors of Luna Innovations, a high technology manufacturer.  From 2007 to 2013 Mr. Daniels served as Chairman of GlobalLogic. Apax Partners purchased GlobalLogic in 2013.  In addition to his role at Mercury, he currently serves on the Board of Directors of Blackberry, CACI International, as the Chairman of the Logistics Management Institute (since 2010) and as Chairman of Invincea Labs. Mr. Daniels’ qualifications to serve on our Board of Directors include his extensive executive experience in the defense and technology industries and experience serving as a director of public companies, including software and technology companies.

Leadership Defense Industry Technology Industry Corporate Governance Risk Management Business Operations & Strategy Regulatory Talent Management Mergers & Acquisitions Debt and Equity Capital Markets
Other Public Company Directorships Held in the Last Five Years:
Blackberry Limited (2014 - present)
CACI International (2013 - present)

Lisa S. Disbrow
Age: 55	Committee Memberships:
Director Since: 2017	Audit Government Relations (Chair)
Primary Occupation:
Under Secretary of the U.S. Air Force (Retired)
Description of Business Experience:	Skills and Qualifications:
Ms. Disbrow retired as the Under Secretary of the Air Force in 2017. She was responsible for the affairs of the Department of the Air Force, including organizing, training, equipping, and providing for the welfare of approximately 660,000 active duty, Guard, Reserve and civilian Airmen and their families, worldwide. She oversaw the Air Force’s annual budget of more than $132 billion and directed strategy and policy development, risk management, weapons acquisition, technology investments and human resource management across a global enterprise. Prior to the confirmation of the current Secretary of the Air Force in May 2017, Ms. Disbrow served as the Acting Secretary of the Air Force. In 2014, Ms. Disbrow was confirmed by the U.S. Senate as the Assistant Secretary of the Air Force for Financial Management and Comptroller, the principal senior official on all financial matters. Ms. Disbrow was commissioned into the U.S. Air Force in 1985 and her 23 years of uniformed service culminated in 2008 when she retired as a Colonel from the Air Force Reserve. She has been a director of Perspecta Inc., a publicly-traded U.S. government services provider, since 2018. Ms. Disbrow is one of our “audit committee financial experts.” Ms. Disbrow's qualifications to serve on our Board of Directors include her extensive military and budget experience in our target defense market, her defense procurement experience, and her knowledge of defense and aerospace technology.

Leadership Defense Industry Risk Management Finance and Accounting Business Operations & Strategy Regulatory Talent Management
Other Public Company Directorships Held in the Last Five Years:
Perspecta, Inc. (2018 - present)

Class II Directors - Serving a Term Ending in 2020:

Mark Aslett	President and CEO
Age: 50	Committee Memberships:
Director Since: 2007	None
Primary Occupation:
President and CEO, Mercury Systems
Description of Business Experience:	Skills and Qualifications:
Mr. Aslett has served as our President and Chief Executive Officer since November 2007. Prior to that, he was Chief Operating Officer and Chief Executive Officer of Enterasys Networks, a public technology company, from 2003 to 2006, and held various positions with Marconi plc and its affiliated companies, including Executive Vice President of Marketing, Vice President of Portfolio Management, and President of Marconi Communications—North America, from 1998 to 2002. Mr. Aslett served on the Board of Directors of Enterasys Networks from 2004 to 2006. He has also held positions at GEC Plessey Telecommunications, as well as other telecommunications-related technology firms. Mr. Aslett provides an insider’s perspective in Board discussions about the business and strategic direction of the Company with his detailed knowledge of the Company’s employees, customers, suppliers, business prospects, and markets.

Leadership Defense Industry Technology Industry Corporate Governance Risk Management Finance and Accounting Business Operations & Strategy Regulatory Talent Management Mergers & Acquisitions Debt and Equity Capital Markets

Other Public Company Directorships Held in the Last Five Years:
None

Mary Louise Krakauer
Age: 61	Committee Memberships:
Director Since: 2017	Compensation
Primary Occupation:
Former Executive, Dell and EMC
Description of Business Experience:	Skills and Qualifications:
Ms. Krakauer retired as the Executive Vice President, Chief Information Officer of Dell Corporation in 2017, where she was responsible for global IT, including all operations and integration activity. She served as the Executive Vice President, Chief Information Officer of EMC Corporation in 2016. Prior to that she served as EVP, Business Development, Global Enterprise Services for EMC Corporation during 2015 and as Executive Vice President, Global Human Resources for EMC Corporation from 2012 to 2015, where she was responsible for executive, leadership, and employee development, compensation and benefits, staffing, and all of the people-related aspects of acquisition integration. Previously, she held leadership roles at EMC Corporation, Hewlett-Packard Corporation, Compaq Computer Corporation, and Digital Equipment Corporation. She has been a director of Xilinx Inc., a publicly-traded adaptive and intelligent computing company, since 2017 and DXC Technology Co., a publicly-traded IT services company, since 2018. Ms. Krakauer’s qualifications to serve on our Board of Directors include her extensive executive experience in the technology industry, experience integrating acquired companies, and experience with leading the HR function of a public company, including executive compensation and benefits.
Leadership Technology Industry Corporate Governance Risk Management Business Operations & Strategy Talent Management Mergers & Acquisitions
Other Public Company Directorships Held in the Last Five Years:
DXC Technology Co. (2018 - present)
Xilinx Inc. (2017 - present)

William K. O'Brien
Age: 74	Committee Memberships:
Director Since: 2008	Audit (Chair) M&A and Finance Nominating and Governance
Primary Occupation:
Former Executive Chairman, Enterasys Networks
Description of Business Experience:	Skills and Qualifications:
Mr. O’Brien served as Executive Chairman at Enterasys Networks, a public technology company, from 2003 until his retirement in 2006. He served as Chief Executive Officer of Enterasys from 2002 to 2004, and as a member of the Board of Directors of Enterasys from 2002 to 2006. Prior to working at Enterasys, he worked for PricewaterhouseCoopers where he held several different senior management positions. Mr. O’Brien had over 33 years of experience in auditing and professional services while at PricewaterhouseCoopers. He has been a director of Virtusa Corporation, a publicly-traded IT services and outsourcing company, since 2008. Mr. O’Brien is one of our “audit committee financial experts.” Mr. O’Brien’s qualifications to serve on our Board of Directors include his executive experience in the technology industry, including being the Chairman and Chief Executive Officer of a public technology company, and his strong accounting and financial expertise.

Leadership Technology Industry Corporate Governance Risk Management Finance and Accounting Business Operations & Strategy Mergers & Acquisitions Debt & Equity Capital Markets
Other Public Company Directorships Held in the Last Five Years:
Virtusa Corporation (2008 - present)

CORPORATE GOVERNANCE
Corporate Governance Highlights
Our commitment to good corporate governance stems from our belief that a strong governance framework creates long-term value for our shareholders, strengthens Board and management accountability, and builds trust in us and our brand. Our governance framework includes the following highlights:

Board and Governance Information		Board and Governance Information
Size of the Board of Directors	9	Board Meetings Held During Fiscal 2018	7
Number/ % of Independent Directors	8/ 88%	Poison Pill	No
Average Age of Directors	66	Proxy Access	No
Average Director Tenure	7 years	Code of Conduct Business Conduct and Ethics	Yes
Women Board Members	22%	Stock Ownership Guidelines for Directors and CEO	Yes
Classified Board of Directors	Yes	Anti-Hedging and Pledging Policies	Yes
Majority Voting in Director Elections	Yes	Compensation Clawback Policy	Yes
Plurality Voting in Contested Director Elections	Yes	Separate Chairman and CEO	Yes
Annual Board and Committee Self-Assessments	Yes	Ongoing Shareholder Outreach and Engagement	Yes
Annual Director Peer Assessments	Yes	Capital Structure with One Vote per Common Share	Yes
Limited Membership on Other Public Co Boards	Yes	Succession Planning Process for Senior Management	Yes
Board Committees are 100% Independent Directors	Yes	Regular Executive Sessions without Management	Yes

Independence
The Board of Directors has determined that a majority of the members of the Board should consist of “independent directors,” determined in accordance with the applicable listing standards of the NASDAQ Global Select Market as in effect from time to time. Directors who are also Mercury employees are not considered to be independent for this purpose. For a non-employee director to be considered independent, he or she must not have any direct or indirect material relationship with Mercury. A material relationship is one which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In determining whether a material relationship exists, the Board considers, among other things, the circumstances of any direct compensation received by a director or a member of a director’s immediate family from Mercury, any professional relationship between a director or a member of a director’s immediate family and Mercury’s outside auditors, any participation by a Mercury executive officer in the compensation decisions of other companies employing a director or a member of a director’s immediate family as an executive officer, and commercial relationships between Mercury and other entities with which a director is affiliated (as an executive officer, partner, or controlling shareholder). The Board has determined that directors who serve on the Audit Committee must qualify as independent under the applicable rules of the Securities and Exchange Commission (“SEC”), which limit the types of compensation an Audit Committee member may receive directly or indirectly from Mercury and require that Audit Committee members not be “affiliated persons” of Mercury or its subsidiaries. In addition, the Board of Directors has determined that directors who serve on the Compensation Committee must satisfy the standards for being considered a “non-employee director” within the meaning of Securities and Exchange Commission Rule 16b-3 and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code.
Consistent with these considerations, the Board has determined that all of the members of the Board are independent directors, except Mr. Aslett, who is Mercury's President and Chief Executive Officer.
How are nominees for the Board selected?
Our Nominating and Governance Committee is responsible for identifying and recommending nominees for election to the Board. The Committee will consider nominees recommended by a shareholder if the shareholder submits the nomination in compliance with applicable requirements. The Committee did not receive any shareholder nominations for election of directors at this year’s meeting. With respect to the nominees for Class III director standing for election at the meeting, Messrs. Muellner and Vitto were each most recently elected as a Class III director at the 2015 Annual Meeting of Shareholders.
When considering a potential candidate for membership on the Board, the Nominating and Governance Committee will consider any criteria it deems appropriate, including, among other things, the experience and qualifications of any particular candidate as well as such candidate’s past or anticipated contributions to the Board and its committees. At a minimum, each nominee is expected to have high personal and professional integrity and demonstrated ability and judgment, and to be effective, with the other directors, in collectively serving the long-term interests of our shareholders. In addition to these minimum qualifications, when considering potential candidates for the Board, the Committee seeks to ensure that the Board is comprised of a majority of independent directors and that the committees of the Board are comprised entirely of independent directors. The Nominating and Governance Committee may also consider any other standards that it deems appropriate, including whether a potential candidate has direct experience in our industry and whether such candidate, if elected, would assist in achieving a mix of directors that represents a diversity of backgrounds and experiences. In practice, the Committee generally will evaluate and consider all candidates recommended by our directors, officers, and shareholders. The Committee intends to consider shareholder recommendations for directors using the same criteria that would be used with potential nominees recommended by members of the Committee or others.
Shareholders who wish to submit director candidates for consideration should send such recommendations to our Secretary at our executive offices not less than, unless a lesser time period is required by applicable law, 120 days nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting of stockholders or special meeting in lieu of an annual meeting. Such recommendations must include the following information as to each person whom the shareholder proposes to nominate for election or reelection as a director:

•	the name and address of the shareholder and each of his or her nominees;

•	a description of all arrangements or understandings between the shareholder and each such nominee;

•	such other information as would be required to be included in a proxy statement soliciting proxies for the election of the nominees of such shareholder; and

•	the consent of each nominee to serve as a Director if so elected.

In addition, such recommendations must include the following information as to each shareholder giving the notice:

•
the number of all shares of Mercury stock held of record, owned beneficially (directly or indirectly) and represented by proxy by such shareholder as of the date of such notice and as of one year prior to the date of such notice;

•
a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder;

•	a description of any derivative position held or beneficially held (directly or indirectly) by such shareholder with respect to Mercury stock;

•
a description of any proxy, contract, arrangement, understanding, or relationship between such shareholder and any other person or persons (including their names and addresses) in connection with the nomination or nominations to be made by such shareholder or pursuant to which such shareholder has a right to vote any Mercury stock; and

•
a description of any proportionate interest in Mercury stock or derivative positions with respect to Mercury held, directly or indirectly, by a general or limited partnership in which such shareholder is a general partner or, directly or indirectly, beneficially owns an interest in such a general partner.

We may require any proposed nominee to furnish such other information as may reasonably be required by us to determine the eligibility of such proposed nominee to serve as a director. Shareholders must also submit any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to SEC rules. See also the information contained elsewhere in this proxy statement under the heading “Shareholder Proposals for the 2019 Annual Meeting.”
Can I communicate with Mercury’s directors?
Yes. Shareholders who wish to communicate with the Board or with a particular director may send a letter to Mercury Systems, Inc., 50 Minuteman Road, Andover, Massachusetts 01810, attention: Secretary. The mailing envelope should contain a clear notation that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.” All such letters should clearly state whether the intended recipients are all members of the Board or certain specified individual directors. Our Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

What committees has the Board established?
The Board of Directors has standing Audit, Compensation, Nominating and Governance, M&A and Finance, and Government Relations Committees. As described above under the heading “Independence,” all of the members of the Audit, Compensation, Nominating and Governance, M&A and Finance, and Government Relations Committees are deemed to be independent directors. Each of these committees acts under a written charter, copies of which can be found on our website at www.mrcy.com on the “Investor Relations” page (which appears under the heading “About Us”) under “Corporate Governance.”
Audit Committee
The Audit Committee assists the Board in its oversight of management’s conduct of our accounting and financial reporting processes, including by providing oversight with respect to the financial reports and other financial information provided by our systems of internal accounting and financial controls, and the annual audit of our financial statements. The Audit Committee also reviews the qualifications, independence, and performance of our independent registered public accounting firm, pre-approves all audit and non-audit services provided by such firm and its fees, and discusses with management and our independent registered public accounting firm the quality and adequacy of our internal control over financial reporting. The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the work of our independent registered public accounting firm, which reports directly to the Audit Committee. The Audit Committee also is responsible for reviewing and approving related-person transactions in accordance with our Code of Business Conduct and Ethics and the Audit Committee charter.
Compensation Committee
The Compensation Committee is responsible for:

•	setting the compensation of our executive officers;

•
reviewing and approving employment agreements, consulting arrangements, severance or retirement arrangements, and change-in-control arrangements or provisions covering any of our current or former executive officers;

•	overseeing the administration of our equity-based and other long-term incentive plans;

•	exercising any fiduciary, administrative, or other function assigned to the committee under any of our health, benefit, or welfare plans, including our 401(k) retirement savings plan;

•	reviewing the compensation and benefits for non-employee directors and making recommendations for any changes to our Board; and

•	overseeing the development and implementation of succession planning for our senior executives.
All of the independent directors on the Board annually review and approve our CEO’s corporate financial performance objectives, and evaluate the CEO’s performance in light of those goals and objectives. Based on the foregoing, the Compensation Committee sets the CEO’s compensation, including salary, target bonus, bonus and over-achievement payouts, and equity-based compensation, and any other special or supplemental benefits, which is then subject to ratification by a majority of the independent directors on our Board. Our CEO annually evaluates the contribution and performance of our other executive officers and provides input to the Compensation Committee, and the Compensation Committee sets their compensation. Our Senior Vice President, Chief Human Resources Officer and the Compensation Committee’s independent compensation consultant also make recommendations to the Compensation Committee regarding compensation for our executives.
The Compensation Committee may delegate to the CEO the authority to grant equity awards under our 2005 Stock Incentive Plan and, following approval by shareholders at the 2018 annual meeting, our 2018 Stock Incentive Plan, to individuals who are not subject to the reporting and other requirements of Section 16 of the Exchange Act or “covered employees” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee may also delegate the administration of the health, benefit, and welfare plans within the scope of its oversight to our human resources and finance departments and to outside service providers, as appropriate.
The Compensation Committee’s independent compensation consultant provides input to the Compensation Committee regarding compensation for non-employee directors. The Compensation Committee then recommends any changes in the compensation and benefits for non-employee directors to the full Board for its consideration and approval.

The Compensation Committee is authorized to obtain advice and assistance from independent compensation consultants, outside legal counsel, and other advisors as it deems appropriate, at our expense. The Compensation Committee has engaged Aon Consulting/Radford (“Radford”) since 2005 to assist the Committee in applying our compensation philosophy for our executive officers and non-employee directors, analyzing current compensation conditions in the marketplace generally and among our peers specifically, and assessing the competitiveness and appropriateness of compensation levels for our executive officers. Representatives of Radford periodically attend meetings of the Compensation Committee, both with and without members of management present, and interact with members of our human resources department with respect to its assessment of the compensation for our executive officers. In addition, at the direction of the Compensation Committee, Radford may assist management in analyzing the compensation of our non-executive employees. Commencing in fiscal 2017, Radford’s services included providing compensation survey data for non-employee directors, executives, and non-executive employees.
Nominating and Governance Committee
The Nominating and Governance Committee assists the Board in identifying individuals qualified to become Board members, and recommends to the Board persons to be nominated for election as directors by the shareholders at the annual meeting of shareholders or by the Board to fill vacancies. The Committee has recommended the nominees for election at the annual meeting. In addition, the Committee oversees the process by which the Board and Committees each assesses its effectiveness as well as the individual director peer assessment process. The Committee also reviews our Board of Directors Policy and the charters for each of the Committees of the Board of Directors.
M&A and Finance Committee
The M&A and Finance Committee was created in 2017 to formalize our prior ad hoc M&A Review Committee, to assist the Board in reviewing and assessing M&A transactions. The Committee is comprised of at least three members as appointed by the Board. The Board has delegated to the Committee the authority to approve the acquisition or disposition of any other company, or any division, business unit or line of business of Mercury, for a purchase price of up to $25 million. The Committee also serves as the pricing committee for any of the Company's capital markets activities.
Government Relations Committee
The Government Relations Committee, consisting of three or more members as appointed by the Board, was created in 2017 to assist the Board with the following functions:

•	identifying and evaluating global security, political, budgetary, regulatory and other issues, trends, opportunities, and challenges that could impact our business activities and performance;

•	making recommendations to continue to raise our visibility in the marketplace and awareness of our commercial business model, as well as our products and capabilities; and

•
making recommendations concerning our government relations activities, including our interactions with local, state and federal government on matters of impact to our business with the aim of enhancing our customer base.

In carrying out its duties and responsibilities, the Government Relations Committee has the authority to meet with and make inquiries of our employees as well as obtain advice and assistance from external advisors.
How often did the Board and Committees meet during fiscal 2018?
The Board of Directors met seven times during fiscal 2018. The table below reports information about the committees during fiscal 2018:

Name	Audit Committee(1)	Compensation Committee	Nominating and Governance Committee	M&A and Finance Committee	Government Relations Committee
James K. Bass	X			Alternate
Michael A. Daniels		Chairman	X	X
Lisa S. Disbrow	X				Chairman
Mary Louise Krakauer		X
George K. Muellner		X		Chairman	X
Mark S. Newman	X			X	X
William K. O’Brien	Chairman		X	X
Vincent Vitto		X	Chairman		X
Number of Meetings During Fiscal 2018	9	7	3	3	3

(1)	The Board has determined that each of Messrs. Bass, Newman, and O’Brien and Ms. Disbrow qualifies as an “audit committee financial expert” under Securities and Exchange Commission (SEC) rules.
All of the directors attended at least 75% of the meetings of the Board of Directors and committees of the Board on which they served.
Our independent directors regularly meet in executive sessions outside the presence of management. The independent directors met four times during the last fiscal year in executive session without management present. All meetings, or portions of meetings, of the Board at which only independent directors were present were presided over by Mr. Vitto, our Chairman of the Board.
Does Mercury have a policy regarding director attendance at annual meetings of the shareholders?
Directors are encouraged to attend the annual meeting of shareholders, or special meeting in lieu thereof; however, we do not have a formal policy with respect to attendance at shareholder meetings. All of the directors then in office attended the 2017 annual meeting of shareholders.
Does Mercury have stock ownership guidelines for directors?
Each non-employee director is expected to own or control, directly or indirectly, shares of the Company's common stock equal to five times the value of the annual director cash retainer within five years of first becoming a non-employee director, or within five years of April 22, 2014, whichever is later. Each non-employee director is expected to retain such investment in the Company as long as he or she is a non-employee director. Exceptions to this stock ownership guideline may be approved from time to time by the Board as it deems necessary to address individual circumstances.
Does Mercury have stock ownership guidelines and holding requirements for its Chief Executive Officer?
The CEO is expected to own or control, directly or indirectly, shares of Mercury common stock with a value of at least five times the CEO’s base salary. The CEO is expected to meet this guideline within five years of first becoming CEO, or within five years of April 22, 2014, whichever is later, and is expected to retain such investment in the Company as long as he or she is the CEO. Prior to meeting the five times holding requirement per this guideline, after applicable tax withholding on the vesting of an equity award, the CEO is required to retain 50% of the net, after tax award until he or she is in compliance with the stock ownership guideline. Exceptions to this stock ownership guideline may be approved from time to time by the Board as it deems necessary to address individual circumstances. Mr. Aslett's holdings of our common stock satisfy the stock ownership guidelines.
Does Mercury have a Code of Business Conduct and Ethics?
Yes. We have adopted a Code of Business Conduct and Ethics applicable to our officers, directors, and employees. This code is posted on our website at www.mrcy.com on the “Investor Relations” page under “Corporate Governance.” We intend to satisfy our disclosure requirements regarding any amendment to, or waiver of, a provision of our Code of Business Conduct and Ethics by disclosing such matters on our website. Shareholders may request a copy of our Code of Business Conduct and Ethics free of charge by writing to Mercury Systems, Inc., 50 Minuteman Road, Andover, Massachusetts 01810, attention: Secretary.

Does Mercury have a method for the anonymous reporting of accounting concerns?
Yes. Our Code of Business Conduct and Ethics includes a means for the anonymous reporting of any concerns about accounting, internal accounting controls, or auditing matters. Any employee, supplier, customer, shareholder, or other interested party can submit a report via the following anonymous methods:
•by telephone voicemail at 866-277-5739;
•by emailing directly to mrcy@openboard.info; or

•	by submitting a complaint via the internet at www.openboard.info/mrcy/websubmit.cfm.
Does Mercury have a written policy governing related-person transactions?
Yes. We have adopted a written policy which provides for the review and approval by the Audit Committee of transactions involving Mercury in which a related person is known to have a direct or indirect interest and that are required to be reported under Item 404(a) of Regulation S-K promulgated by the SEC. For purposes of this policy, a related person includes: (1) any of our directors, director nominees, or executive officers; (2) any known beneficial owner of more than 5% of any class of our voting securities; or (3) any immediate family member of any of the foregoing. In situations where it is impractical to wait until the next regularly scheduled meeting of the Audit Committee or to convene a special meeting of the Committee, the Chair of the Committee has been delegated authority to review and approve related-person transactions. Transactions subject to this policy may be pursued only if the Audit Committee (or the Chair of the Committee acting pursuant to delegated authority) determines in good faith that, based on all the facts and circumstances available, the transactions are in, or are not inconsistent with, the best interests of Mercury and our shareholders.
Does Mercury have a clawback policy?
Yes. We have adopted a clawback policy applicable to our executive officers. This policy is posted on our website at www.mrcy.com on the “Investor Relations” page under “Corporate Governance.” Pursuant to our policy, the Board of Directors shall, in all appropriate circumstances, require reimbursement of any annual incentive payment or long-term incentive payment to an executive officer where: (1) the payment was predicated upon achieving certain financial results that were subsequently the subject of a substantial restatement of Company financial statements filed with the SEC; (2) the Board determines the executive engaged in intentional misconduct that caused or substantially caused the need for the substantial restatement; and (3) a lower payment would have been made to the executive based upon the restated financial results.
Does Mercury have a short sale and hedging policy?
Yes. Pursuant to our insider trading policy, no executive officer or director may at any time sell any securities of Mercury that are not owned by such person at the time of the sale. Also, no such executive officer or director may buy or sell puts, calls, or other derivative securities of Mercury at any time, except with the prior approval of the Chief Financial Officer or, in the case of directors, the Audit Committee of the Board of Directors. In addition, no such executive officer or director may hold Mercury securities in a brokerage margin account.

Does Mercury have a shareholder rights agreement?
No, Mercury does not have a shareholder rights agreement or other "poison pill".
How Does the Board of Directors Exercise Its Oversight of Risk?
Our Chief Executive Officer and senior management are principally responsible for risk identification, management, and mitigation. Our senior management engages in an enterprise risk management (“ERM”) process each fiscal year. The process consists of an annual assessment of risks and an ongoing review of risk mitigation efforts and assessment of new risk developments. At regularly scheduled Board meetings, our Director of Internal Audit reviews the key risks identified in the ERM process and management’s plans for mitigating such risks. Our directors have the opportunity to evaluate such risks and mitigation plans, to ask questions of management regarding those risks and plans, and to offer their ideas and insights to management as to these and other perceived risks and the implementation of risk mitigation plans.
In addition to discussions at regular Board meetings, the Audit Committee focuses on risks related to accounting, internal controls, financial and tax reporting, and related-party transactions; the Compensation Committee focuses on risks associated with our executive compensation policies and practices and executive succession planning; the Nominating and Governance Committee focuses on risks associated with non-compliance with SEC and NASDAQ requirements for director independence and the implementation of our corporate governance policies; the M&A and Finance Committee focuses on risks related to our acquisition activities; and the Government Relations Committee focuses on risks to our business from governmental actions, including the defense budget and continuing budget resolutions.
How is the Leadership of the Board of Directors Structured and How Does this Leadership Structure Impact Risk Oversight?
Our Board Policy provides that the Chairman of the Board will be elected from among the independent directors, barring the Board’s specific determination otherwise. If, in its judgment the Board determines that election of a non-independent Chairman would best serve the Company at a particular time, such a Chairman would be excluded from executive sessions of the independent directors. In such case, a Lead Independent Director, as appointed from time to time, would preside over executive sessions and would perform such other duties as might be determined from time to time by the Board.
The Board has determined that having a separate Chairman and Chief Executive Officer is the most appropriate leadership structure for the Board of Directors at this time. However, the roles of Chairman and CEO may be filled by the same or different individuals. This allows the Board of Directors flexibility to determine whether the two roles should be combined in the future based upon the Company’s needs and the Board of Directors’ assessment of the Company’s leadership from time to time.
As discussed above, our Chief Executive Officer and senior management are principally responsible for risk identification, management, and mitigation through our ERM process. Our Chairman of the Board is responsible for providing leadership for the Board, including the Board’s evaluation of management’s ERM process.
The Board of Directors meets in executive session without management present at each quarterly Board meeting and the Audit Committee meets in executive session at each quarterly Committee meeting, as well as having regular executive sessions with our Director of Internal Audit and our independent registered public accounting firm.
Do Our Compensation Programs Create a Reasonable Likelihood of Material Adverse Effects for the Company?
Our general employee compensation programs are substantially less weighted toward incentive compensation and equity awards than those for our executive officers. While managers below the executive officers do have incentive compensation tied to Company performance, and may receive equity awards in the form of restricted stock, the relative weight of their fixed salary compensation is much greater than for the executive officers. While some sales personnel are heavily dependent on sales-based commissions, the terms on which they may make sales are controlled by product line managers and corporate-level bookings and revenue recognition procedures overseen and administered by non-sales executives.
Although any compensation program can create incentives that may include an element of risk and prove to be inappropriate to future circumstances, or that may encourage behavior that proves to be risky for the organization, the Compensation Committee believes that our programs, for both executives and other employees, do not create a reasonable likelihood of material adverse effects for the Company. In reaching this conclusion, the Compensation Committee has considered the following:

•
Our compensation program consists of both fixed and variable components, as well as short and long-term performance measures. The fixed portion (i.e., base salary) provides a steady income to our employees regardless of the performance of our business or stock price. The variable portion (i.e., bonus and equity awards) is based upon our financial performance against short- and long-term objectives and multi-year time-based vesting criteria. This mix of compensation is designed to motivate our employees, including our executive officers, to produce superior short- and long-term corporate performance without taking unnecessary or excessive risks to the detriment of important business metrics.

•
For the variable portion of compensation, the executive bonus program is focused on profitability while the executive equity program awards have a mix of time-based and multi-year performance-based vesting. We believe that these programs provide a check on excessive risk taking because to inappropriately benefit one would be a detriment to the other. In addition, we prohibit all our executive officers from short selling Mercury stock or from buying or selling puts, calls, or other derivative securities related to Mercury stock. By prohibiting such hedging transactions our executives cannot insulate themselves from the effects of poor stock performance.

•
In order for any employee, including our executive officers, to be eligible for the corporate financial performance element of our bonus program, we must first achieve a certain level of profitability that is established by the Compensation Committee (we refer to this metric as “adjusted EBITDA”). We believe that focusing on profitability rather than other measures encourages a balanced approach to our performance and emphasizes consistent behavior across the organization.

•
Our executive bonus program payout is capped, as are our performance equity awards. We believe this mitigates excessive risk taking by limiting payouts even if we dramatically exceed our financial targets and other performance metrics.

•	Our bonus program has been structured around attaining a certain level of profitability for several years and we have seen no evidence that it encourages unnecessary or excessive risk taking.

The calculation of our adjusted EBITDA for the executive bonus program is reviewed and defined annually by our Compensation Committee and is designed to keep it from being susceptible to manipulation by any employee, including our named executive officers.

DIRECTOR COMPENSATION
How are the directors compensated?
The Compensation Committee performs an annual review of non-employee director compensation. Our director compensation philosophy is to provide our non-employee directors with competitive compensation. Our compensation philosophy is intended to offer compensation that attracts highly qualified non-employee directors and retain the leadership and skills necessary to build long-term shareholder value. We target non-employee director compensation at the 75th percentile compared to our peer group.
Cash Compensation for Non-Employee Directors for Fiscal 2018
Directors who are also our employees receive no additional compensation for serving on the Board of Directors. During fiscal 2018, our non-employee directors received an annual cash retainer of $55,000 and the following positions received additional cash retainers:

Independent Chairman of the Board	$45,000 per annum
Chairman of the Audit Committee	25,000 per annum
Chairman of the Compensation Committee	20,000 per annum
Chairman of the Nominating and Governance Committee	12,000 per annum
All of these retainers are paid in cash in quarterly installments. Directors are also reimbursed for their reasonable expenses incurred in connection with attendance at Board and committee meetings.
Equity Compensation for Non-Employee Directors for Fiscal 2018
New non-employee directors are granted restricted stock awards in connection with their first election to the Board. These awards are granted by the Board of Directors and consist of shares of restricted stock for the number of shares of common stock equal to $225,000 divided by the average closing price of our common stock during the 30 calendar days prior to the date of grant. These awards vest as to 50% of the covered shares on each of the first two anniversaries of the date of grant.

Non-employee directors also receive annual restricted stock awards for the number of shares of common stock equal to $150,000 divided by the average closing price of our common stock during the 30 calendar days prior to the date of grant. These awards vest as to 50% of the covered shares on the date of grant and as to the remaining covered shares on the first anniversary of the date of grant.

Non-employee directors will not be eligible to receive an annual restricted stock award for the fiscal year in which they are first elected. Non-employee directors who are first elected to the Board during the first half of our fiscal year will be eligible to receive an annual restricted stock award for the next fiscal year; otherwise, non-employee directors will not be eligible to receive their first annual restricted stock award until the second fiscal year following the fiscal year in which they are first elected to the Board.

Cash and Equity Compensation for Non-Employee Directors for Fiscal 2019
The Compensation Committee, with the assistance of the Committee's independent compensation consultant, performed its annual review of the Company's compensation for non-employee directors. Based on market data, including data for our peer group, the Compensation Committee recommended, and the Board of Directors approved, the following changes to the compensation policy for non-employee directors effective for fiscal 2019:

•added an annual cash retainer for the Government Relations Committee Chair of $12,000; and

•added an annual cash retainer for the M&A and Finance Committee Chair of $12,000.

How were the non-employee directors compensated for fiscal 2018?
The compensation paid to the non-employee members of the Board of Directors with respect to fiscal 2018 was as follows:

Non-Employee Director Compensation—Fiscal 2018

Name	Fees Earned	Restricted Stock Awards ($)(1)	Total
James K. Bass	$55,000	$150,888	$205,888
Michael A. Daniels	75,000	150,888	225,888
Lisa S. Disbrow	55,000	241,151	296,151
Mary Louise Krakauer	55,000	241,151	296,151
George K. Muellner	55,000	150,888	205,888
Mark S. Newman	55,000	150,888	205,888
William K. O’Brien	80,000	150,888	230,888
Vincent Vitto	112,000	150,888	262,888

(1)
This column represents the grant date fair value of restricted stock awards for fiscal 2018 in accordance with FASB ASC Topic 718. The grant date fair value of the restricted stock awards granted to non-employee directors in fiscal 2018 has been calculated by multiplying the number of shares granted by the closing price of our common stock as reported on the NASDAQ Global Select Market on the date of grant.

EQUITY COMPENSATION PLANS
The following table sets forth information as of June 30, 2018 with respect to existing compensation plans under which our equity securities are authorized for issuance.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (1)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in the first column)
Equity compensation plans approved by shareholders (2)	3,503	(3)	$5.520	1,834,627	(4)
Equity compensation plans not approved by shareholders	—		—	—
TOTAL	3,503		$5.520	1,834,627

(1)	Does not include outstanding unvested restricted stock awards.

(2)	Consists of our 2005 Stock Incentive Plan, as amended and restated (“2005 Plan”) and our 1997 Employee Stock Purchase Plan, as amended and restated (“ESPP”).

(3)	Does not include purchase rights under the ESPP, as the purchase price and number of shares to be purchased is not determined until the end of the relevant purchase period.

(4)	Includes 220,322 shares available for future issuance under the ESPP and 1,614,305 shares available for future issuance under the 2005 Plan.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY”)
Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, we provide our shareholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission.
As described in greater detail under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of our named executive officers with the interests of our shareholders. Our compensation programs are designed to reward our named executive officers for the achievement of short-term and long-term strategic and operational goals, which should result in increased value for our shareholders, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.
Required Vote
This vote is advisory, which means that the vote on executive compensation is not binding on us, our Board of Directors, or the Compensation Committee. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. To the extent there is a significant vote against our named executive officer compensation as disclosed in this proxy statement, the Compensation Committee will evaluate whether any actions are necessary to address our shareholders’ concerns.
The affirmative vote of a majority of the shares present or represented and entitled to vote either in person or by proxy is required to approve this Proposal 2.
Accordingly, we ask our shareholders to vote on the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosure.”
Recommendation
The Board of Directors recommends a vote “FOR” the approval of the compensation of our named executive officers, as disclosed in this proxy statement.

PROPOSAL 3: APPROVAL OF 2018 STOCK INCENTIVE PLAN

In July 2018, our Board of Directors adopted, subject to the approval of our shareholders, our 2018 Stock Incentive Plan (the “2018 Plan”).

Summary of the 2018 Plan

The following is a summary of certain major features of the 2018 Plan. This summary is subject to the specific provisions contained in the full text of the 2018 Plan, which is attached as Appendix A to this proxy statement.

Plan Administration. The Compensation Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2018 Plan. The Compensation Committee may delegate to our CEO or any other executive officers the authority to grant awards at fair market value to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act.

Eligibility and Limitations on Grants. Persons eligible to participate in the 2018 Plan will be those full or part-time officers, employees, non-employee directors, and other key persons (including consultants and prospective employees) of the Company and its subsidiaries as selected from time to time by the Compensation Committee. As of August 21, 2018, approximately 1,440 individuals were eligible to participate in the 2018 Plan.

The maximum number of shares of stock reserved and available for issuance under the 2018 Plan is 2,862,000 shares, plus the number of shares of stock reserved and available for issuance under the Company's Amended and Restated 2005 Stock Incentive Plan (the “2005 Stock Incentive Plan”) as of the date of shareholder approval of the 2018 Plan. For purposes of this limitation, the shares of stock underlying any awards that are forfeited, are canceled, expire or are terminated (other than by exercise) under (i) the 2018 Plan or (ii) from and after shareholder approval of the 2018 Plan, the 2005 Stock Incentive Plan shall be added to the shares of stock available for issuance under the 2018 Plan. Shares tendered or held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding shall not be available for future issuance under the 2018 Plan. In addition, upon exercise of stock appreciation rights, the gross number of shares exercised shall be deducted from the total number of shares remaining available for issuance under the 2018 Plan. Also, shares purchased in the open market using proceeds received upon the exercise of a stock option shall not be available for future issuance under the 2018 Plan. The maximum award of stock options or stock appreciation rights granted to any one individual will not exceed 500,000 shares of common stock (subject to adjustment for stock splits and similar events) for any calendar year period.

Effect of Grants. The grant of any award other than a stock option or a stock appreciation right will reduce the number of shares of common stock available for issuance under the 2018 Plan by 2.0 shares of common stock for each such share actually subject to the award. The grant of a stock option or a stock appreciation right will be deemed as an award of one share of common stock for each such share actually subject to the award.

Stock Options. The 2018 Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the 2018 Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and key persons. The option exercise price of each option will be determined by the Compensation Committee but may not be less than 100% of the fair market value of the common stock on the date of grant. The 2018 Plan provides for 2,862,000 shares that can be granted in the form of incentive stock options. No dividends or dividend equivalents shall be paid on stock options.

The term of each option will be fixed by the Compensation Committee and may not exceed seven years from the date of grant. The Compensation Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Compensation Committee. Options may be exercised in whole or in part with written notice to the Company.

Upon exercise of options, the option exercise price must be paid in full (1) in cash, by certified or bank check, or other instrument acceptable to the Compensation Committee, (2) by delivery (or attestation to the ownership) of shares of common stock that are beneficially owned by the optionee, (3) subject to applicable law, by a broker pursuant to irrevocable instructions to the broker from the optionee, or (4) by net exercise.

To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

Stock Appreciation Rights. The Compensation Committee may award a stock appreciation right either as a freestanding award or in tandem with a stock option. The Compensation Committee may award stock appreciation rights subject to such conditions and restrictions as the Compensation Committee may determine, provided that (1) upon exercise of a stock appreciation right granted in tandem with an option, the applicable portion of any related option shall be surrendered, and (2) stock appreciation rights granted in tandem with options are exercisable at such time or times and to the extent that the related stock options are exercisable. The term of each stock appreciation right may not exceed seven years. No dividends or dividend equivalents shall be paid on stock appreciation rights.

Restricted Stock. The Compensation Committee may award shares of common stock to participants subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified restricted period. However, in the event awards made to employees have a performance-based goal, the restriction period will be at least one year, and in the event any awards made to employees have a time-based restriction, the restriction period will be at least three years, but vesting can occur incrementally over the three-year period. No portion of any restricted stock award granted to employees may vest prior to the first anniversary of the grant date. Cash dividends and stock dividends, if any, with respect to restricted stock shall be withheld by the Company for the grantee’s account, and shall be subject to forfeiture to the same degree as the shares of restricted stock to which such dividends relate. Except as otherwise determined by the Committee, no interest will accrue or be paid on the amount of any cash dividends withheld.

Deferred Stock Awards. The Compensation Committee may award phantom stock units as deferred stock awards to participants. Deferred stock awards are ultimately payable in the form of shares of common stock and may be subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified vesting period. However, in the event awards made to employees have a performance-based goal, the restriction period will be at least one year, and in the event any awards have a time-based restriction, the restriction period will be at least three years, but vesting can occur incrementally over the three-year period. No portion of any deferred stock award granted to employees may vest prior to the first anniversary of the grant date. In the Compensation Committee’s sole discretion and subject to the participant’s compliance with the procedures established by the Compensation Committee and requirements of Section 409A of the Code, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a deferred stock award. During the deferral period, a grantee shall have no rights as a shareholder; provided, however, that the grantee may be credited with dividend equivalent rights with respect to the phantom stock units underlying his deferred stock award, subject to such terms and conditions as the Committee may determine, but shall not be entitled to dividends, if any, or dividend equivalents prior to settlement.

Performance-Based Awards. The 2018 Plan provides that the Compensation Committee may require that the vesting of awards be conditioned on the satisfaction of one or more of the performance criteria.

Detrimental Activity. The Compensation Committee may cancel, rescind, suspend, or otherwise limit any award to a participant if the participant engages in detrimental activities, including rendering services to a competitor of the Company, disclosing confidential information without permission, refusing to assign inventions to the Company, soliciting employees or customers of the Company, engaging in an activity that results in a termination for cause, materially violating any internal policies of the Company, or being convicted of, or pleading guilty to, a crime.

Tax Withholding. Participants in the 2018 Plan are responsible for the payment of any federal, state, or local taxes that we are required by law to withhold upon any option exercise or vesting of other awards. Subject to approval by the Compensation Committee, depending on the withholding method, a grantee may elect to have such grantee’s tax withholding obligation satisfied at the minimum or other applicable withholding rate in the grantee’s applicable jurisdiction, including maximum applicable rates that may be utilized without creating adverse accounting treatment under Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto) and permitted under applicable withholding rules promulgated by the Internal Revenue Service or another applicable governmental entity, in whole or in part, by (i) authorizing the Company to withhold from shares of stock to be issued pursuant to any award a number of shares with an aggregate fair market value (as of the date the withholding is effected) that would satisfy such withholding amount, or (ii) transferring to the Company shares of stock owned by the grantee with an aggregate fair market value (as of the date the withholding is effected) that would satisfy such withholding amount.

Change of Control Provisions. The 2018 Plan provides that, if there is a change in control of the Company that is approved by the Board of Directors, if the grantee has a minimum of six months of service and within six months of the consummation of the change of control, the grantee’s employment is involuntarily terminated by us for reasons other than for “cause” or the grantee resigns for “good reason”, 50% of such grantee’s unvested awards will become vested and immediately exercisable. If, in connection with the change of control, awards granted under the 2018 Plan are cancelled or otherwise terminated upon consummation of the change of control, then instead of accelerated vesting, the grantee will receive a cash payment for 50% of the value of his or her unvested awards (determined based on the price of our common stock at the time of consummation of the change of control). The foregoing is conditioned on the grantee’s execution of an effective release of claims if the value of the accelerated vesting or cash payment exceeds $25,000.

If there is a change of control that is not approved by the Board of Directors, all of the unvested awards under the 2018 Plan (regardless of the grant date) will become vested and immediately exercisable upon the change of control. Further, upon any change of control all outstanding awards held by non-employee directors will automatically become fully vested.

Amendments and Termination. The Board may at any time amend or discontinue the 2018 Plan, and the Compensation Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. Any amendments that materially change the terms of the 2018 Plan, including any amendments that increase the number of shares reserved for issuance under the 2018 Plan, expand the types of awards available under the 2018 Plan, materially expand the eligibility to participate in the 2018 Plan, materially extend the term of the 2018 Plan, or materially change the method of determining the fair market value of common stock, will be subject to approval by shareholders. Amendments shall also be subject to approval by our shareholders if and to the extent determined by the
Compensation Committee to be required by the Code to preserve the qualified status of incentive options. In addition, except in connection with a reorganization or other similar change in the capital stock of the Company or a merger or other transaction, without prior shareholder approval, the Compensation Committee may not reduce the exercise price of an outstanding stock option or stock appreciation right or effect repricing of an outstanding stock option or stock appreciation right through cancellation or regrants.

No Repricing of Awards Without Stockholder Approval. Notwithstanding any other provision of the 2018 Plan, the repricing of awards shall not be permitted without stockholder approval. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (1) changing the terms of an award to lower its exercise or base price (other than on account of capital adjustments resulting from share splits, etc.), (2) any other action that is treated as a repricing under GAAP, and (3) repurchasing for cash or canceling an award in exchange for another award at a time when its exercise or base price is greater than the fair market value of the underlying share of stock, unless the cancellation and exchange occurs in connection with a capital adjustment event.

Grantees Outside of the United States. The Compensation Committee may modify the terms of any award under the 2018 Plan made to or held by a grantee who is then a resident, or is primarily employed or providing services, outside of the United States in any manner deemed by the Compensation Committee to be necessary or appropriate in order that such award shall conform to laws, regulations, and customs of the country in which the grantee is then a resident or primarily employed or providing services, or so that the value and other benefits of the award to the grantee, as affected by non–U.S. tax laws and other restrictions applicable as a result of the grantee’s residence, employment, or providing services abroad, shall be comparable to the value of such award to a grantee who is a resident, or is primarily employed or providing services, in the United States. An award may be modified in a manner that is inconsistent with the express terms of the 2018 Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the grantee whose award is modified. Additionally, the Compensation Committee may adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the 2018 Plan by eligible persons who are non–U.S. nationals or are primarily employed or providing services outside the United States.

Data Privacy. As a condition of receipt of any award, each grantee explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data by and among, as applicable, the Company and its affiliates for the exclusive purpose of implementing, administering, and managing the 2018 Plan and awards. The Company and its affiliates may hold certain personal information about a grantee, including, but not limited to, the grantee’s name, home address, telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), information regarding any securities of the Company or any of its affiliates, and details of all Awards (the “Data”). In addition to transferring the Data amongst themselves as necessary for the purpose of implementation, administration, and management of the 2018 Plan and awards, the Company and its affiliates may each transfer the Data to any third parties assisting the Company in the implementation, administration, and management of the 2018 Plan and awards. Recipients of the Data may be located in the grantee’s country or elsewhere, and the grantee’s country and any given recipient’s country may have different data privacy laws and protections. The Company may cancel the grantee’s eligibility to participate in the 2018 Plan, and in the Compensation Committee’s discretion, the grantee may forfeit any outstanding awards if the grantee refuses or withdraws the consents described above.

New Plan Benefits

It is not possible to state the persons who will receive options or awards under the 2018 Plan in the future or the amount of options or awards that will be granted under the 2018 Plan. The following table provides information with respect to awards granted under the Company's amended and restated 2005 Stock Incentive Plan in the fiscal year ended June 30, 2018. This table does not include any grants made following the end of fiscal year 2018 as described in “Compensation Discussion and Analysis.”

	Stock Options			Restricted Stock
Name and Position	Dollar Value	Number	Average Exercise Price	Dollar Value (1)	Number
Mark Aslett, President and Chief Executive Officer	$—	—	$—	$4,062,458	85,292
Christopher C. Cambria, EVP, General Counsel, and Secretary	—	—	—	728,834	15,302
Michael D. Ruppert, EVP, Chief Financial Officer, and Treasurer	—	—	—	2,327,637	49,741
Didier M.C. Thibaud, EVP, Chief Operating Officer	—	—	—	1,929,872	40,518
All executive officers as a group	—	—	—	9,048,801	190,853
All non-employee directors as a group	—	—	—	1,387,631	27,760
Employees as a group (excluding executive officers)	—	—	—	14,207,116	302,629

(1) The dollar value of each restricted stock grant is estimated on the date of grant by multiplying the number of shares granted by the closing price of our common stock as reported on the NASDAQ Global Select Market on the date of grant.

Recommendation

The Board of Directors recommends a vote “FOR” the approval of the Company's 2018 Stock Incentive Plan.

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has appointed KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending June 30, 2019. We are asking shareholders to ratify this appointment. Although ratification by shareholders is not required by law or by our by-laws, the Audit Committee believes that submission of its selection to shareholders is a matter of good corporate governance. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interests of Mercury and our shareholders. If our shareholders do not ratify the selection of KPMG, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of an independent registered public accounting firm.
Representatives of KPMG will attend the annual meeting, where they will have the opportunity to make a statement if they wish to do so and will be available to answer questions from shareholders.
Required Vote
Approval of the ratification of the appointment of KPMG as our independent registered public accounting firm for fiscal 2019 requires the affirmative “FOR” vote of a majority of the votes cast on the proposal. Unless marked to the contrary, proxies received will be voted “FOR” approval of the ratification of the appointment.
Recommendation
The Board of Directors recommends a vote “FOR” the ratification of the appointment of KPMG as our independent registered public accounting firm for fiscal 2019.

VOTING SECURITIES
Who owns more than 5% of our stock?
On August 21, 2018, there were 48,412,445 shares of our common stock outstanding. On that date, to our knowledge, there were two shareholders who owned beneficially more than 5% of our common stock. The table below contains information, as of the dates noted below, regarding the beneficial ownership of these persons or entities. The “Percent of Class” was calculated using the number of shares of our common stock outstanding as of August 21, 2018. Unless otherwise indicated, we believe that each of the persons or entities listed below has sole voting and investment power with respect to all of the shares of common stock indicated.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
BlackRock, Inc. (1)	7,240,899	15.0%
The Vanguard Group (2)	4,334,581	9.0

(1)
Based on a Schedule 13G/A filed by Black Rock, Inc. with the SEC on January 17, 2018, reporting beneficial ownership as of December 31, 2017. The reporting entity’s address is 55 East 52nd Street, New York, New York 10022.

(2)
Based on a Schedule 13G/A filed by Vanguard Group, Inc. with the SEC on February 7, 2018, reporting beneficial ownership as of December 31, 2017. The reporting entity’s address is 100 Vanguard Boulevard, Malvern, PA 19355.

How much stock does each of Mercury’s directors and executive officers own?
The following information is furnished as of August 21, 2018, with respect to common stock beneficially owned by: (1) our directors (including our chief executive officer); (2) our chief financial officer and the three most highly compensated executive officers other than the chief executive officer and the chief financial officer; and (3) all directors and executive officers as a group. Unless otherwise indicated, the individuals named below held sole voting and investment power over the shares listed.

Name and Address of Beneficial Owner*	Number of Shares Beneficially Owned (1)	Percent of Class (1)
Mark Aslett (2)	447,440	1.0%
James K. Bass (3)	67,727	**
Michael A. Daniels (4)	78,035	**
Lisa S. Disbrow (5)	5,063	**
Mary Louise Krakauer (6)	5,063	**
George K. Muellner (7)	70,946	**
Mark S. Newman (8)	18,956	**
William K. O’Brien (9)	57,023	**
Vincent Vitto (10)	79,539	**
Christopher C. Cambria (11)	92,395	**
Michael D. Ruppert (12)	123,422	**
Didier M.C. Thibaud (13)	322,025	**
All directors and executive officers as a group (12 persons) (14)	1,367,634	2.8%
 * The address for each director and executive officer is c/o Mercury Systems, Inc., 50 Minuteman Road, Andover, Massachusetts 01810.
** Less than 1.0%.

(1)
The number and percent of the shares of common stock with respect to each beneficial owner are calculated by assuming that all shares which may be acquired by such person within 60 days of August 21, 2018 are outstanding.

(2)
Includes (a) 307,222 shares owned by Mr. Aslett individually; and (b) 140,218 restricted shares awarded to Mr. Aslett under our stock-based plans (as to which Mr. Aslett has sole voting power, but which are subject to restrictions on transfer).

(3)
Includes (a) 66,248 shares owned by Mr. Bass individually; and (b) 1,469 restricted shares awarded to Mr. Bass under our stock-based plans (as to which Mr. Bass has sole voting power, but which are subject to restrictions on transfer).

(4)
Includes (a) 76,566 shares owned by Mr. Daniels individually; and (b) 1,469 restricted shares awarded to Mr. Daniels under our stock-based plans (as to which Mr. Daniels has sole voting power, but which are subject to restrictions on transfer).

(5)
Includes (a) 2,532 shares owned by Ms. Disbrow individually; and (b) 2,531 restricted shares awarded to Ms. Disbrow under our stock-based plans (as to which Ms. Disbrow has sole voting power, but which are subject to restrictions on transfer).

(6)
Includes (a) 2,532 shares owned by Ms. Krakauer individually; and (b) 2,531 restricted shares awarded to Ms. Krakauer under our stock-based plans (as to which Ms. Krakauer has sole voting power, but which are subject to restrictions on transfer).

(7)
Includes (a) 69,477 shares owned by Mr. Muellner individually; and (b) 1,469 restricted shares awarded to Mr. Muellner under our stock-based plans (as to which Mr. Muellner has sole voting power, but which are subject to restrictions on transfer).

(8)
Includes (a) 17,487 shares owned by Mr. Newman individually; and (b) 1,469 restricted shares awarded to Mr. Newman under our stock-based plans (as to which Mr. Newman has sole voting power, but which are subject to restrictions on transfer).

(9)
Includes (a) 55,554 shares owned by family trusts controlled by Mr. O’Brien; and (b) 1,469 restricted shares awarded to Mr. O’Brien under our stock-based plans (as to which Mr. O’Brien has sole voting power, but which are subject to restrictions on transfer).

(10)
Includes (a) 78,070 shares owned by Mr. Vitto individually; and (b) 1,469 restricted shares awarded to Mr. Vitto under our stock-based plans (as to which Mr. Vitto has sole voting power, but which are subject to restrictions on transfer).

(11)
Includes (a) 14,373 shares owned by Mr. Cambria individually; and (b) 78,022 restricted shares awarded to Mr. Cambria under our stock-based plans (as to which Mr. Cambria has sole voting power, but which are subject to restrictions on transfer).

(12)
Includes (a) 55,969 shares owned by Mr. Ruppert individually; and (b) 67,453 restricted shares awarded to Mr. Ruppert under our stock-based plans (as to which Mr. Ruppert has sole voting power, but which are subject to restrictions on transfer).

(13)
Includes (a) 257,277 shares owned by Mr. Thibaud individually; and (b) 64,748 restricted shares awarded to Mr. Thibaud under our stock-based plans (as to which Mr. Thibaud has sole voting power, but which are subject to restrictions on transfer).

(14)
Includes (a) 1,003,317 shares owned by directors and executive officers individually; and (b) 364,317 restricted shares awarded to the directors and executive officers under our stock-based plans (as to which each has sole voting power, but which are subject to restrictions on transfer).

EXECUTIVE OFFICERS
Who are Mercury’s executive officers?
The following persons are our executive officers:

Name	Position
Mark Aslett	President and Chief Executive Officer
Christopher C. Cambria	Executive Vice President, General Counsel, and Secretary
Michael D. Ruppert	Executive Vice President, Chief Financial Officer, and Treasurer
Didier M.C. Thibaud	Executive Vice President, Chief Operating Officer
Our executive officers are appointed to office by the Board of Directors at the first board meeting following the Annual Meeting of Shareholders or at other board meetings as appropriate, and hold office until the first board meeting following the next Annual Meeting of Shareholders and until a successor is chosen, subject to prior death, resignation or removal. Information regarding our executive officers as of the date of filing of this proxy statement is presented below.

Mark Aslett, age 50, joined Mercury in 2007 and has served as the President and Chief Executive Officer and as a member of the Board since 2007. Prior to joining Mercury, he was Chief Operating Officer and Chief Executive Officer of Enterasys Networks from 2003 to 2006, and held various positions with Marconi plc and its affiliated companies, including Executive Vice President of Marketing, Vice President of Portfolio Management, and President of Marconi Communications-North America, from 1998 to 2002. Mr. Aslett has also held positions at GEC Plessey Telecommunications, as well as other telecommunications-related technology firms.

Christopher C. Cambria, age 60, joined Mercury in 2016 as Senior Vice President, General Counsel, and Secretary and was appointed Executive Vice President, General Counsel, and Secretary in 2017. Prior to joining Mercury, he was Vice President, General Counsel, and Secretary of Aerojet Rocketdyne Holdings, Inc. from 2012 to 2016 and Vice President, General Counsel from 2011 to 2012. He was with L-3 Communications Holdings, Inc. from 1997 through 2009 serving as Senior Vice President and Senior Counsel, Mergers and Acquisitions from 2006 to 2009, Senior Vice President, Secretary and General Counsel from 2001 to 2006, and Vice President, General Counsel and Secretary from 1997 to 2001. Prior to L-3, Mr. Cambria was an Associate with Fried, Frank, Harris, Shriver & Jacobson and Cravath, Swaine & Moore.

Michael D. Ruppert, age 44, joined Mercury in 2014 as Senior Vice President, Strategy and Corporate Development and in 2017 was named Executive Vice President, Strategy and Corporate Development. In 2018 Mr. Ruppert was appointed the Company’s Executive Vice President, Chief Financial Officer and Treasurer. Prior to joining Mercury, from 2013 to 2014, Mr. Ruppert was Co-Founder and Managing Partner of RS Partners, LLC, a boutique advisory firm focused on the aerospace & defense industries. Prior to that, he was a Managing Director at UBS Investment Bank where he led the defense investment banking practice from 2011 to 2013. Mr. Ruppert also held positions in the investment banking divisions at Lazard Freres & Co from 2008 to 2011 and at Lehman Brothers from 2000 to 2008.

Didier M.C. Thibaud, age 57, joined Mercury in 1995, and has served as our Executive Vice President, Chief Operating Officer since 2016. He served as the President of our Mercury Commercial Electronics business unit from 2012 to 2016 and the President of our Advanced Computing Solutions business unit from 2007 to 2012. Prior to that, he was Senior Vice President, Defense & Commercial Businesses from 2005 to 2007 and Vice President and General Manager, Imaging and Visualization Solutions Group, from 2000 to 2005 and served in various capacities in sales and marketing from 1995 to 2000.

COMPENSATION DISCUSSION AND ANALYSIS
Fiscal 2018 Business Review
Fiscal 2018 results were outstanding. We delivered great results, achieving record levels of revenue, bookings, adjusted EBITDA, and backlog. We demonstrated we can grow our existing businesses, deliver on customer commitments, continue to acquire and integrate new businesses, build new and innovative capabilities, gain outside recognition for our work, and continue to grow our reputation within the aerospace and defense electronics market. To highlight some key accomplishments in fiscal 2018:
Financial Results
Revenue was a record at $493.2 million, up 21% from the prior year. Bookings were a record at $563.5 million, up 27% from the prior year. Adjusted EBITDA was a record at $115.4 million, up 23% from the prior year. Backlog on June 30, 2018 was a record at $447.1 million, up 25% from the prior year.
Customer Success
We continue to broaden and deepen our participation, innovations, and revenue within key defense programs including SEWIP, Aegis, F-35, and Patriot. We won major orders for radio frequency (RF) converter subsystems for airborne tactical radar systems, enterprise class servers for a broad range of command, control, communications, computers, and intelligence (C4I) applications, precision guided munitions, secure solid state drives, size, weight and power (SWaP) optimized microelectronics solutions, and digital radio frequency memory (DRFM) radar jammers. We were recognized for supplier excellence twice during fiscal 2018 by Raytheon.
Innovation That Matters
We continued our leadership in embedded computing solutions with the launch of new Ensemble OpenVPX single board computers with BuiltSECURE innovation. During fiscal 2018 we launched our new RESmini XR6 rugged mini server that packs military grade performance in a device the size of a small carry-on bag. We launched OpenRFM compliant transceivers to support today’s most advanced electronic protection and electronic attack applications. We continued the rollout of our customer focused Mercury Innovation Centers with the launch of our latest center at our Phoenix, AZ facility. We received the Military & Aerospace Electronics Innovators Award for our ASURRE-Stor solid state drives.
Scaling the Business
Over the past 32 months we have completed seven acquisitions. In July 2017 we completed the acquisition of Richland Technologies (RTL), a leader in safety-certifiable embedded graphics for aerospace applications. RTL, combined with our prior CES acquisition completed in fiscal 2017, has helped us establish our successful Mercury Mission Systems (MMS) business. We can now lead in safety certifiable solutions for avionics applications. In February 2018 we completed the acquisition of Themis Computer, a leader in SWaP optimized rugged servers and storage systems for key defense applications. In July 2018 we completed the acquisition of Germane Systems, a leading provider of rugged servers. This was another important step forward in our plan to target opportunities in the C4I market. Our intention is to combine Germane and Themis, creating one of the defense industry’s largest rugged server businesses. In essence, with Themis and Germane we have covered the full C4I market in two acquisitions - creating over a $100 million rugged server business in less than six months.
We gained additional AS9100 certifications giving us a key credential for continued success in supporting our customers in aerospace and defense. We continue to build-out and improve our integrated manufacturing facilities - AMCs (Advanced Microelectronics Centers) - and our AMC in Phoenix, AZ was awarded the 2018 Frost & Sullivan Award for manufacturing leadership.
Early in fiscal 2018, we strengthened an already outstanding Board of Directors with the addition of two new Board members. Lisa S. Disbrow, Undersecretary of the Air Force (Retired), and Mary Louise Krakauer, former CIO of Dell, both joined our Board and are already adding important insights into our business.
In February 2018, Michael D. Ruppert was named Executive Vice President, Chief Financial Officer, and Treasurer and Michelle M. McCarthy joined us as Vice President, Chief Accounting Officer, and Controller. Together, Mike, Michelle and their finance team are providing industry leading capabilities as we scale and grow the business.

Compensation Philosophy and Objectives
Pay for performance is the foundation of our executive compensation philosophy. We provide our executives with competitive pay opportunities with actual pay heavily influenced by the attainment of aggressive corporate financial performance objectives. These are set to outperform the technology and defense target peer group in terms of growth and financial performance and are aligned with our shareholders’ objectives. Our compensation philosophy is intended to meet the following objectives:

•	motivate and reward our executive officers for outperformance against the target peer group and to reward performance that is directly in line with our short-term and long-term success; and

•
offer compensation opportunities that attract highly qualified executives, reward exceptional initiative and achievement and retain the leadership and skills necessary to build long-term shareholder value.

To accomplish these objectives, our executive compensation programs are designed to maintain a significant portion of an executive’s total compensation at risk tied to our annual and long-term financial performance.

We benchmark base pay around the median and total compensation is aligned with our performance compared to target peer companies and the Radford Global Technology Survey.
Say-On-Pay Shareholder Vote Results

We have held an annual non-binding advisory vote on the compensation of our named executive officers in our proxy statements since our 2011 annual meeting of shareholders. The following table shows the percentage of shareholder approval for the compensation of our named executive officers for the past three years:

Historical Say-On-Pay Vote Results
% Voted For	97.54%	97.38%	99.39%
Year	2015	2016	2017

As shown in this table, at our 2017 annual meeting of shareholders, the most recent non-binding shareholder vote on the compensation of our named executive officers, 99.39% of the votes cast by our shareholders were voted in favor of the compensation of our named executive officers.

The Compensation Committee was cognizant of this shareholder support of our compensation philosophy and objectives when evaluating our executive compensation policies and practices throughout fiscal 2018. Accordingly, and as a result of the favorable say-on-pay vote, the Compensation Committee continued its general approach to executive compensation, emphasizing performance-based compensation.

The Board of Directors has adopted a policy providing for an annual advisory vote on the compensation of our named executive officers. This policy is consistent with our shareholders’ preference as expressed at our 2017 annual meeting of shareholders on the frequency of holding future advisory votes on the compensation of our named executive officers.
How We Determine Executive Compensation
The Compensation Committee has responsibility for our executive compensation philosophy and the overall design of our executive compensation programs. The Compensation Committee is primarily responsible for setting executive compensation, which in the case of our CEO, is subject to ratification by a majority of the independent directors on the Board. Information about the Compensation Committee, including its composition, responsibilities, and processes, can be found earlier in this proxy statement under “Corporate Governance—What committees has the Board established? – Compensation Committee.”
The compensation of our executive officers is reviewed and approved by the Compensation Committee (with ratification of the CEO’s compensation by a majority of the independent directors on the Board). The Compensation Committee analyzes all elements of compensation separately and in the aggregate. In addition to evaluating our executives’ contribution and performance in light of corporate financial performance objectives, we also base our compensation decisions on market considerations. The Compensation Committee benchmarks our cash and equity incentive compensation against programs available to employees in comparable roles at peer group companies and the Radford Global Technology Survey.
The Compensation Committee has engaged the services of Radford, an Aon Consulting company, as an independent compensation consultant. Radford assists the Compensation Committee in, among other things, applying our compensation philosophy for our executive officers and non-employee directors, analyzing current compensation conditions in the marketplace generally and among our peers specifically, and assessing the competitiveness and appropriateness of compensation levels for our executive officers. Representatives of Radford periodically attend meetings of the Compensation Committee, both with and without members of management present, and interact with members of our human resources department with respect to its assessment of the compensation for our executive officers. In addition, Radford may assist management in analyzing the compensation of our non-executive employees. For fiscal 2018, Radford’s services included providing compensation survey data for non-employee directors, executives, and non-executive employees. The Compensation Committee's expenditures for Radford were $77,474 for fiscal 2018. For fiscal 2018, our human resources department expended $70,216 for Radford market surveys for non-executive employees and selected job matches to market requests and other non-executive compensation related work. For non-executive employees, management also uses a second compensation consultant to provide market compensation data.
In connection with its benchmarking efforts, the Compensation Committee uses data included in the Radford Global Technology Survey and also specific peer group data. The Compensation Committee annually reviews the companies included in our peer group and adds or removes companies as necessary to ensure that the peer group comparisons are meaningful.
Data with respect to the peer group listed below and the Radford Global Technology Survey was considered by the Compensation Committee in determining the base compensation, bonus targets, and the equity awards for fiscal 2018. Target total direct compensation for executive officers in fiscal 2018 approximated the composite median.

ADTRAN, Inc.	Ducommun Incorporated	Netgear Inc.
AeroVironment, Inc.	Gigamon, Inc.	NetScout Systems, Inc.
Analogic Corporation	Novanta Inc. (fka GSI Group Inc.)	Progress Software Corporation
Astronics Corporation	Infinera Corporation	Qualys, Inc.
Brooks Automation, Inc.	InvenSense, Inc.	Ruckus Wireless, Inc.
CalAmp Corp.	iRobot Corporation	Shore Tel, Inc.
Cognex Corporation	Ixia	Sonus Networks, Inc.
Comtech Telecommunications Corp.	Kratos Defense & Security Solutions, Inc.	Sparton Corp.
Cray, Inc.	M/A-COM Technology Solutions Holdings, Inc.	Vicor Corp.
Digi International Inc.	MKS Instruments, Inc.
During fiscal 2018, Radford assisted us in reviewing our peer group. We retained the same peer group with the following exceptions: we removed Gigamon, InvenSense, Ixia, Ruckus, ShoreTel, and Sonus Networks from our peer group due to M&A transactions involving those companies.

Data with respect to the updated peer group listed below and the Radford Global Technology Survey was considered by the Compensation Committee in determining the base compensation, bonus targets, and the equity awards for fiscal 2019. The philosophy is to target base compensation at the median and total compensation consistent with our financial performance. Actual compensation will vary and reflect our actual performance relative to the market.

ADTRAN, Inc.	Cray, Inc.	MKS Instruments, Inc.
AeroVironment, Inc.	Digi International Inc.	Netgear Inc.
Analogic Corporation	Ducommun Incorporated	NetScout Systems, Inc.
Astronics Corporation	Novanta Inc. (fka GSI Group Inc.)	Progress Software Corporation
Brooks Automation, Inc.	Infinera Corporation	Qualys, Inc.
CalAmp Corp.	iRobot Corporation	Sparton Corp.
Cognex Corporation	Kratos Defense & Security Solutions, Inc.	Vicor Corp.
Comtech Telecommunications Corp.	M/A-COM Technology Solutions Holdings, Inc.
In selecting our peer group, the Compensation Committee focused on company size (as indicated by revenue, number of employees, and market capitalization) and on creating a balanced and blended mix of companies in the defense and technology sectors. The Compensation Committee included technology companies in our peer group given our business model and financial profile is more aligned with technology companies than defense companies and because we most often compete with technology companies for executive and senior management talent. In addition, if the Compensation Committee had chosen purely defense companies for our peer group, our performance versus the peer group could conceivably be at the high end of the range.

In particular, the Compensation Committee reviewed the following elements of compensation against the benchmarking data:

•	base salary;

•	target bonus;

•	total target cash compensation (i.e., base salary plus target bonus);

•	target long-term incentive compensation, which consists of equity awards; and

•	target total direct compensation (i.e., target cash plus target long-term incentive compensation).
Each such element of compensation was compared to peer group data at the 25th, 50th, 75th , and 90th percentiles. The peer group used for fiscal 2018 had revenues generally between $140 million and $1.3 billion, with a median revenue of $418 million. By way of comparison, our revenue for fiscal 2018 was $493.2 million.
The Radford Global Technology Survey data and peer group data, as applicable, were reviewed together to form a final market data point. All forms of compensation were then evaluated relative to the market.
The Compensation Committee evaluated the benchmarking data in connection with its determination of compensation levels for fiscal 2018. The data from this benchmarking indicated that base salary and target long-term incentive compensation were positioned around the median with target bonus and total target cash compensation aligned with our performance compared to target peer companies. This positioned total target direct compensation for our named executive officers around the median.

Pay for Performance

Our executive compensation program is designed to motivate, engage, and retain a talented leadership team and to appropriately reward them for their contributions to our business. Our performance framework consists of a combination of financial performance measures that provide a balance between short-term results and drivers of long-term value. We provide our executive officers with three primary elements of pay: base salary; a cash bonus opportunity; and long-term equity incentive compensation. The following charts show the pay mix for our CEO and our other named executive officers who were employed by us at the end of fiscal 2018.
Performance-based variable compensation accounted for 89% and 84% of total compensation for our CEO and other named executive officers, respectively, for fiscal 2018. The foregoing percentages were calculated using the salary, annual cash bonuses, and the grant date fair value of equity awards as reported for fiscal 2018 in the Summary Compensation and Grants of Plan-Based Awards Tables below. All other compensation for our named executive officers who were employed by us at the end of fiscal 2018, which consisted of a $4,000 allowance for tax and financial planning for executives, and a 401(k) match which is available to all employees, amounted to less than 1% of total compensation for named executive officers and is not reflected in the table above due to rounding. For fiscal 2018, all other compensation for our non-CEO named executive officers in the pie chart above excludes the relocation costs paid by us for Mr. Ruppert's relocation to our headquarters in Andover, MA.

Executive Bonus Program
In July 2017, the Compensation Committee established our fiscal 2018 executive bonus program in conjunction with our fiscal 2018 strategic operating plan approved by the Board of Directors. For our fiscal 2018 executive bonus program, 100% of the total value was based on our achieving corporate financial performance objectives. Our fiscal 2018 executive bonus plan was split into two halves, with specific financial performance targets addressing the first half and the second half of the fiscal year. We used two semi-annual performance periods with two different performance targets in order to align our cash incentive program with our strategic operating plan ("SOP") review and midyear SOP update. We determined the potential total size of the annual cash incentive bonuses at the beginning of the fiscal year as well as set the first half financial performance target, and then set the second half and full year performance target in connection with our midyear SOP update. Potential over-achievement awards were based on exceeding the sum of the two half-year corporate financial performance objectives. Our executive officers earned payouts at 100% of the first half and 79.3% of the second half target corporate financial performance bonuses for fiscal 2018. No over-achievement awards were earned for fiscal 2018. We achieved 97.4% of our adjusted EBITDA full year bonus plan target. This performance resulted in a bonus payout of 79.3% for the second half of fiscal 2018, which when combined with the first half payout, resulted in a full year payout of 89.7%. Our fiscal 2018 executive bonus program utilized organic performance results and excluded the contribution from Themis Computer, which we acquired in February 2018.
Executive Equity Awards
Each fiscal 2018 annual restricted stock award for our named executive officers was 50% performance-based vesting and 50% time-based vesting. For the time-based vesting half of the fiscal 2018 annual awards, one-third vests on each of the first three anniversaries of the grant date. For the performance-based vesting half of the fiscal 2018 annual awards, the awards vest based on relative performance to our peer group for the three-year period ending June 30, 2020. For fiscal 2018, we used two relative performance metrics for the performance-based awards: (i) a ratio of adjusted EBITDA to revenue, percentile ranked relative to our peer group (75% weighting); and (ii) revenue growth percentage, percentile ranked relative to our peer group (25% weighting). The target value for the fiscal 2018 annual restricted stock awards was the median of a market composite, with upside potential if we outperformed our peer group on the relative performance metrics discussed above.
For fiscal 2018, we also granted a special acquisition integration incentive restricted stock award for our Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer. This acquisition integration grant is designed to create incentives for the rapid and successful integration of our recently acquired businesses leading to accelerated revenue growth. The specific objective was to achieve profitable pro forma revenue growth, within the first year, that was in excess of the average historical growth and profitability rates of companies in the primary market sector (defense) in which we operate, and in excess of the historical pro forma combined growth rate of our business with the acquired businesses. This integration incentive award was a 100% performance-based restricted stock award with fiscal 2018 as the performance period and was earned based on a total pro forma annual revenue growth rate objective, subject to minimum revenue and adjusted EBITDA thresholds. The growth rate objective used a pro forma combined revenue starting point of $426.2 million for calculating revenue growth such that growth was measured as if we had acquired the recently acquired businesses at the beginning of fiscal 2017 rather than using our GAAP revenue for fiscal 2017 of $408.6 million (which GAAP revenue only included revenue from the recently acquired businesses in fiscal 2017 after the dates of those acquisitions). Vesting for this integration incentive award only began for pro forma revenue growth in excess of 7.5% measured from the $426.2 million revenue starting point, with a growth rate at or above 10% vesting 100% of the award. A 10% revenue growth rate is well above the revenue growth rate for companies operating in the defense market. Achievement of this growth rate also means that we were successful in substantially increasing the growth rate of the acquired businesses. These goals specifically related to the integration of our recently acquired businesses, with a focus on driving revenue growth without sacrificing profitability. Our Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer each earned 100% of the acquisition integration award based on our fiscal 2018 revenue growth performance.
In February 2018, we appointed Michael D. Ruppert as Executive Vice President, Chief Financial Officer, and Treasurer. In connection with the assumption of his new responsibilities, Mr. Ruppert received a promotion restricted stock award for 19,137 restricted shares under our 2005 Stock Incentive Plan, with 50% of the award using annual time-based vesting over a three year period and 50% of the award using performance based vesting for the three-year period ending December 31, 2020.

Departure of Gerald M. Haines II During Fiscal 2018

In February 2018, Gerald M. Haines II vacated the position of Executive Vice President, Chief Financial Officer, and Treasurer. Mr. Haines was entitled to the severance benefits under his letter agreement with us on the basis of an involuntary termination by us without cause as described in further detail below.

Appointment of Michael D. Ruppert as Executive Vice President and Chief Financial Officer During Fiscal 2018

In February 2018, we appointed Michael D. Ruppert as Executive Vice President, Chief Financial Officer, and Treasurer. In connection with the assumption of his new responsibilities, Mr. Ruppert received a promotion restricted stock award for 19,137 restricted shares under our 2005 Stock Incentive Plan, with 50% of the award using annual time-based vesting over a three year period and 50% of the award using performance based vesting for the three-year period ending December 31, 2020. Mr. Ruppert is entitled to certain relocation benefits related to his relocation from our Arlington, VA office to our headquarters in Andover, MA as well as certain severance benefits in the event that his employment is terminated without cause or he leaves for good reason, as such terms are defined in his letter agreement summarized under the heading “Agreements with Named Executive Officers” below.
Our Elements of Total Compensation
Our total compensation program consists of fixed elements, such as base salary and benefits, and variable performance-based elements, such as annual and long-term incentives. Our fixed compensation elements are designed to provide a stable source of income and financial security to our executives. For fiscal 2018, our variable performance-based elements were designed to reward corporate financial performance compared to business goals for cash bonuses and growth and profitability relative to our peer group for annual performance-based equity awards.
The objective of this approach is to remain competitive with other companies in the same market for executive talent, while ensuring that our executives are given the appropriate incentives to deliver strong short- and long-term financial results. The Compensation Committee has chosen to put a substantial portion of each executive’s total compensation at risk, contingent upon the achievement of our annual strategic operating plan profitability for performance-based cash bonuses and growth and profitability relative to our peer group for annual performance-based equity awards.
Base salaries, target bonuses, and equity awards for our executive officers (other than the CEO) are set by the Compensation Committee following its review and approval of recommendations from the CEO. For the CEO, these elements of compensation are set by the Compensation Committee, and are subject to ratification by a majority of independent directors on the Board.
Base Salary
When the Compensation Committee annually considers executive base salaries, it takes into account each executive’s role and level of responsibility. Individual compensation pay levels may vary relative to the market based on individual performance and other considerations, including the initial compensation levels required to attract qualified new hires and the compensation levels required to retain highly qualified executives.
For fiscal 2018, effective October 1, 2017, the Compensation Committee increased the base salaries for our named executive officers by 3% to the amounts below:

Named Executive Officer and Title	Fiscal 2018 Salary (effective October 1, 2017)
Mark Aslett, President and Chief Executive Officer	$600,000
Christopher C. Cambria, EVP, General Counsel, and Secretary	355,400
Michael D. Ruppert, EVP, Chief Financial Officer, and Treasurer	355,400
Didier M.C. Thibaud, EVP, Chief Operating Officer	395,000
These increases were consistent with market conditions and the growth in the size of the Company from acquisitions and organic growth.
A portion of Mr. Thibaud’s salary is paid in Euros. The salary column in the Summary Compensation Table reflects the conversion of each monthly payment from Euros into U.S. Dollars (USD) based on the average conversion rate between Euros and USD for such month.
For fiscal 2019, effective October 1, 2018, the Compensation Committee increased the base salaries for our named executive officers by 3% for each of our Chief Executive Officer, Chief Operating Officer, and General Counsel, and by 8.4% for our Chief Financial Officer to the amounts below:

Named Executive Officer and Title	Fiscal 2019 Salary (effective October 1, 2018)
Mark Aslett, President and Chief Executive Officer	$618,000
Christopher C. Cambria, EVP, General Counsel, and Secretary	366,100
Michael D. Ruppert, EVP, Chief Financial Officer, and Treasurer	385,300
Didier M.C. Thibaud, EVP, Chief Operating Officer	406,900
These increases were consistent with market conditions and the growth in the size of the Company from acquisitions and organic growth. The larger increase for the Chief Financial Officer position reflects Mr. Ruppert's promotion to the role and is in line with market conditions.
Executive Bonus Program for Fiscal 2018
In establishing the executive bonus program for fiscal 2018, the Compensation Committee reviewed our multi-year performance and noted that our annual financial goals have been very aggressive relative to the financial performance of our peer group, with achievement of our strategic operating plan consistently positioning us in the top quartile. In order to provide incentives for continued top quartile performance going forward, the Committee increased the potential cash bonus payout for fiscal 2018, thereby putting an even larger percentage of an executive's overall potential compensation at risk based on performance. For fiscal 2018, the target bonus as a percentage of base salary for the Chief Executive Officer under the executive bonus program was 150%; for the Executive Vice President, Chief Operating Officer was 110%; and for each of the Executive Vice President, General Counsel and the Executive Vice President, Chief Financial Officer was 90%.
In fiscal 2018, the Compensation Committee targeted total direct compensation (i.e., base salary plus cash bonus opportunity plus long-term equity incentive opportunity) around the median of a composite index of data from our peer group and the Radford Global Technology Survey with targeted total cash compensation (i.e., base salary plus cash bonus opportunity) aligned to aggressive performance goals relative to such composite index. Our executive bonus program is a variable performance-based element of our overall compensation program. This bonus program provides the potential for cash compensation for our executive officers based on achieving the corporate financial performance goals contained in the annual strategic operating plan that is approved by our Board of Directors in the first month of the fiscal year. Participants in the program are senior executives who have a strategic function and are recommended by the CEO to the Compensation Committee for participation in the program. In general, executives with the highest level and amount of responsibility have the highest percentage of their total target compensation at risk. This program consists of two elements: (1) target bonuses; and (2) potential over-achievement awards. Each executive officer’s target bonus is determined based on position, responsibilities, and total target cash compensation, and may be subject to change from year to year. For fiscal 2018, each executive officer’s target bonus was determined based on actual adjusted EBITDA (defined below) achieving budgeted adjusted EBITDA as set in our strategic operating plan for the fiscal year. Each executive officer's potential over-achievement award was determined based on actual adjusted EBITDA exceeding budgeted adjusted EBITDA for the fiscal year.
Adjusted EBITDA is a non-GAAP measure and all references to actual adjusted EBITDA in this Compensation Discussion and Analysis refer to such non-GAAP measure. As used in our fiscal 2018 executive bonus plan, adjusted EBITDA includes income from continuing operations, prior to acquisitions occurring in the plan measurement period (prior to the impact, if any, of a payout of any potential over-achievement award) and is adjusted for the following: interest income and expense; income taxes; depreciation; amortization of acquired intangible assets; restructuring and other charges; impairment of long-lived assets; acquisition and financing costs; fair value adjustments from purchase accounting; litigation and settlement expenses and stock-based and other non-cash compensation expense.  All references to revenue are to revenue as calculated in accordance with GAAP.
A reconciliation between adjusted EBITDA and the most directly comparable GAAP financial measure is included as Appendix B to this proxy statement.
The following table indicates for fiscal 2018: (1) the target bonus for each named executive officer as a percentage of his base salary; and (2) the percentage of the target bonus tied to corporate financial performance objectives.

Named Executive Officer and Title	Target Bonus as a Percentage of Base Salary	Portion Related to Corporate Financial Performance Objectives
Mark Aslett, President and Chief Executive Officer	150%	100%
Christopher C. Cambria, EVP, General Counsel, and Secretary	90%	100%
Michael D. Ruppert, EVP, Chief Financial Officer, and Treasurer	90%	100%
Didier M.C. Thibaud, EVP, Chief Operating Officer	110%	100%

 Corporate Financial Performance Objectives
As part of our fiscal 2018 strategic operating plan, the Compensation Committee set the financial portion of our executive bonus plan for the first half of fiscal 2018 at the July 2017 meeting of the Board of Directors. The Compensation Committee set the financial portion of our executive bonus plan for the second half and full year for fiscal 2018 at the January 2018 meeting of the Board of Directors as part of our mid-year strategic operating plan review. Payouts for corporate financial performance for fiscal 2018 were based on objectives for the fiscal year broken into the first half of the year and the full fiscal year, with a catch-up feature for unearned first half cash incentives based on our full year performance, and were subject to the following payout formulas:

Fiscal 2018 First Half Payout Formula
(July 1, 2017 - December 31, 2017)

Adjusted EBITDA Target (for first half of fiscal year)	Percentage to be Paid for Bonus	Threshold, Target, and Maximum
Less than $49.4 million	—%	Below Threshold
$49.4 million	50%	Threshold
Greater than $49.4 million but less than $51.4 million	Proportionate % between 50% and 100%	—
$51.4 million	100%	Target
Greater than $51.4 million	100%	Maximum

Fiscal 2018 Full Year Payout Formula
(July 1, 2017 - June 30, 2018)

Adjusted EBITDA Target (for the full fiscal year)	Percentage to be Paid for Bonus	Threshold, Target, and Maximum
Less than $97.3 million	—%	Below Threshold
$97.3 million	50%	Threshold
Greater than $97.3 million but less than $111.3 million	Proportionate % between 50% and 100%	—
$111.3 million	100%	Target
Greater than $111.3 million	100%	Maximum
The Compensation Committee reserves the right to vary from year to year the percentages of the target corporate bonus earned upon achievement of the threshold, target, and maximum adjusted EBITDA objectives along with the annual performance objectives.
Fiscal 2018 actual adjusted EBITDA was $51.9 million for the first half of the fiscal year and $108.4 million for the full fiscal year. The performance results for the bonus plan are organic only; the adjusted EBITDA numbers set forth above exclude the contribution from Themis Computer, which we acquired in February 2018. Our executive officers earned payouts at 100% of their first half and 79.3% of their second half/ full year target corporate financial performance bonuses for fiscal 2018. We achieved 97.4% of our adjusted EBITDA full year bonus plan target. This performance resulted in a bonus payout of 79.3% for the second half of fiscal 2018, which when combined with the first half payout, resulted in a full year payout of 89.7%.
Over-Achievement Awards
Each executive officer’s potential over-achievement award for fiscal 2018 was based on the executive’s share of any over-achievement award pool. The percentage of the over-achievement award pool granted to an executive is the same percentage as the individual executive’s participation in the executive bonus program relative to the total size of the executive bonus program for the fiscal year. The size of any over-achievement award pool is determined based on the amount by which the actual adjusted EBITDA exceeded $111.3 million for the full fiscal year. The potential over-achievement award pool for fiscal 2018 was 25% of the amount, if any, by which actual adjusted EBITDA exceeded $111.3 million. In this way, the over-achievement pool is self-funded through additional profitability. The performance results for the over-achievement element of the bonus plan are organic only; the adjusted EBITDA numbers set forth in the table below exclude the contribution from Themis Computer, which we acquired in February 2018.
There was no over-achievement award pool for fiscal 2018 as actual adjusted EBITDA for fiscal 2018 was $108.4 million, below the threshold of $111.3 million to earn an over-achievement award. The table below is a summary of the thresholds, targets, and maximums for the fiscal 2018 executive bonus plan, including the payout percentages for each element of the plan.

Fiscal 2018 Executive Bonus Plan Performance
July 1, 2017 - December 31, 2017 (H1)		July 1, 2017 - June 30, 2018 (Full Year)		Full Fiscal 2018 Over-Achievement Pool
Adjusted EBITDA		Adjusted EBITDA		Adjusted EBITDA
Threshold	Target	Threshold	Target	Above Target - Maximum
Company Financial Performance (Adjusted EBITDA)
$49.4 million	$51.4 million	$97.3 million	$111.3 million	$111.3 million - $117.7 million
% Payout of Bonus
50%	100%	50%	100%	Up to 100%
H1 Actual Adjusted EBITDA was $51.9 million		FY18 Actual Adjusted EBITDA was $108.4 million		FY18 Actual Adjusted EBITDA was $108.4 million
100% H1 Actual Payout		79.3% Actual Payout		0% Actual
H1 (Paid in January 2018)		Full Year (Paid in August 2018)		Unearned

Executive Bonus Program for Fiscal 2019
For fiscal 2019, the target bonus as a percentage of base salary for the Chief Executive Officer under the executive bonus program will be 150%; for the Executive Vice President, Chief Operating Officer will be 110%; and for each of the Executive Vice President, Chief Financial Officer and the Executive Vice President, General Counsel will be 90%. For fiscal 2019, the performance targets are based on our growth goals and margin expansion plans that are translated into a target level of adjusted EBITDA measured in dollars compared to budgeted adjusted EBITDA as set forth in our strategic operating plan for fiscal 2019, with targets again relating to the first and second halves of the fiscal year.

Equity Compensation
We believe that compensation in the form of Mercury stock should be a significant portion of our executive officers’ total compensation in order to align with shareholder interests. Equity compensation creates a link to the creation of shareholder value. Our 2005 Stock Incentive Plan allows for several types of equity instruments, including stock options, stock appreciation rights, restricted stock, and deferred stock awards. Our 2018 Stock Incentive Plan, which will replace our 2005 plan for all awards granted after our 2018 annual meeting of shareholders, utilizes these same types of equity instruments. The Compensation Committee determines which instruments to use on a grant-by-grant basis. When approving equity awards for an executive officer, the Compensation Committee considers the executive’s current contribution to Mercury, the anticipated contribution to meeting our long-term strategic performance goals, and industry practices and norms. Long-term incentives granted in prior years, existing levels of stock ownership by executive officers, and aggregate grants to all executive officers are also taken into consideration. The Compensation Committee also considers the other elements of incentive compensation available to the executive officers and the performance metrics associated with those incentives, with a view toward providing an appropriately diverse set of different performance criteria and objectives to incent different aspects and time periods of performance and avoid multiple forms of reward for the same achievement.

In considering the executive’s current contribution to Mercury, the Compensation Committee reviews the executive’s role within Mercury, the contribution that the executive is currently making to Mercury, the results achieved by the executive, and input from the CEO with respect to executive officers other than the CEO. In general, executives with higher levels and amounts of responsibility receive larger equity awards. As a result, the CEO, COO, CFO, and General Counsel tend to have larger equity awards than our other executives.
In terms of the executive’s anticipated contribution to meeting long-term strategic performance goals, the Compensation Committee reviews the potential role of the executive in achieving the long-term strategic goals set forth in our strategic operating plan, again with input from the CEO with respect to executives other than the CEO. The Compensation Committee considers the incentive and retention value that equity awards may provide.
Finally, the Compensation Committee reviews proposed equity awards to executives against benchmarking and peer group data. The Compensation Committee believes that equity awards create an incentive in addition to the executive bonus program in order to attract and retain senior executives who would contribute to our future success. As a result, the Compensation Committee intends for equity awards to executives as part of their long-term incentive compensation to generally be in line with industry practices and norms, both in terms of the type of equity award (e.g., restricted stock versus stock options) and the amount of the award.
The Compensation Committee has adopted an equity compensation awards policy that describes how equity awards are granted. Awards are granted by the Compensation Committee, subject to the following:

•	any award granted to the CEO is subject to ratification by a majority of the independent directors on the Board; and

•
the Compensation Committee may delegate to the CEO the authority to grant awards to other employees (other than our executive officers or other persons deemed to be “covered employees” within the meaning of Section 162(m) of the Code), subject to guidelines that are included in any such delegation.

The equity compensation awards policy provides pre-established monthly grant dates for new hires, as well as quarterly grant dates. New-hire grants are made with an effective date of the 15th of each month following the date of hire, or if not a business day, the next succeeding business day. Quarterly grants are made with an effective date of the 15th of February, May, August, or November, or if not a business day, then the next succeeding business day. Awards are made on these pre-established dates regardless of whether the Compensation Committee, the Board, or the CEO is then in possession of material, non-public information. This policy is not intended to time the grant of equity awards in coordination with such information.
Under our equity compensation awards policy, the Compensation Committee may also grant equity awards having an effective date other than a pre-established new-hire or quarterly grant date if the Committee determines in good faith that such award is advisable and in the best interests of Mercury. Grants are made by the Compensation Committee at a meeting of the Committee or action by unanimous written consent, which must occur on or prior to (but not after) the grant date applicable to such awards. Grants to the CEO are ratified by the independent directors only at a meeting of the Board, which must occur on or prior to (but not after) the grant date applicable to such award. Grants made by the CEO pursuant to delegated authority are evidenced by a grant document that must be signed and dated by the CEO on or prior to (but not after) the grant date applicable to such awards.
Fiscal 2018 Equity Awards
The fiscal 2018 annual restricted stock awards granted to our named executive officers approximated the median of a market composite consisting of (i) our named peer group and (ii) compensation survey data from the Radford Global Technology Survey of public high technology companies with annual revenue levels generally between $140 million and $1.3 billion with a median revenue of $418 million. Median performance relative to our peer group would yield vesting that approximates median pay based on such market composite.
The target number of shares awarded for the executive grant effective as of August 15, 2017 for each named executive officer was determined by dividing the dollar value fixed for such executive grant by the average closing price of our common stock during the 30 calendar days prior to August 15, 2017. The grant date of the fiscal 2018 equity awards was August 15, 2017.
Each fiscal 2018 annual restricted stock award for our named executive officers has 50% performance-based vesting and 50% time-based vesting. For the time-based vesting half of the fiscal 2018 annual awards, one-third vests on each of the first three anniversaries of the grant date. For the performance-based vesting half of the fiscal 2018 annual awards, the award vests based on relative performance to our peer group for the three-year period ending June 30, 2020. For the fiscal 2018 annual performance-based awards, we used two relative performance metrics: (i) a ratio of adjusted EBITDA to revenue, percentile ranked relative to our peer group (75% weighting); and (ii) revenue growth percentage, percentile ranked relative to our peer group (25% weighting). These metrics were chosen to incent strong relative long-term growth in revenue and profitability. The target value for the fiscal 2018 annual restricted stock awards is the median of a market composite consisting of our named peer group and compensation survey data from the Radford Global Technology Survey of public high technology companies, with the performance half of the annual award having upside potential (subject to a cap) if we outperform, and downside potential if we underperform, our peer group on the relative performance metrics discussed above. If we do not achieve at least the 25th percentile for a given performance metric, no vesting will occur for the performance-based shares tied to that metric. The maximum combined value of the time and performance-based elements of the grant is capped at two times the median value.
For fiscal 2018, we also granted a special acquisition integration incentive restricted stock award for our Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer. This acquisition integration grant is designed to create incentives for the rapid and successful integration of our recently acquired businesses leading to accelerated revenue growth. The specific objective was to achieve profitable pro forma revenue growth, within the first year, that was in excess of the average historical growth and profitability rates of companies in the primary market sector (defense) in which we operate, and in excess of the historical pro forma combined growth rate of our business with the acquired businesses. This integration incentive award was a 100% performance-based restricted stock award with fiscal 2018 as the performance period and was earned based on a total pro forma annual revenue growth rate objective, subject to minimum revenue and adjusted EBITDA thresholds. The growth rate objective used a pro forma combined revenue starting point of $426.2 million for calculating revenue growth such that growth was measured as if we had acquired the recently acquired businesses at the beginning of fiscal 2017 rather than using our GAAP revenue for fiscal 2017 of $408.6 million (which GAAP revenue only included revenue from the recently acquired businesses in fiscal 2017 after the dates of those acquisitions). Vesting for this integration incentive award only began for pro forma revenue growth in excess of 7.5% measured from the $426.2 million revenue starting point, with a growth rate at or above 10% vesting 100% of the award. A 10% revenue growth rate is well above the revenue growth rate for companies operating in the defense market. Achievement of this growth rate also means that we were successful in substantially increasing the growth rate of the acquired businesses. These goals specifically related to the integration of our recently acquired businesses, with a focus on driving revenue growth without sacrificing profitability. Our Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer each earned 100% of the acquisition integration award based on our fiscal 2018 revenue growth performance.
In February 2018, we appointed Michael D. Ruppert as Executive Vice President, Chief Financial Officer, and Treasurer. In connection with the assumption of his new responsibilities, Mr. Ruppert received a promotion restricted stock award for 19,137 restricted shares under our 2005 Stock Incentive Plan, with 50% of the award using annual time-based vesting over a three year period and 50% of the award using performance based vesting for the three-year period ending December 31, 2020.
    Our fiscal 2018 total executive compensation program utilized a diverse set of performance elements to drive different performance objectives over multiple time frames. Our fiscal 2018 executive cash bonus plan used adjusted EBITDA, expressed as a dollar amount, to drive profitability for fiscal 2018 in line with our strategic operating plan for the year. Our fiscal 2018 annual performance equity grant used a mix of the ratio of adjusted EBITDA to revenue, percentile ranked relative to our peer group (75% weighting), and revenue growth percentage, percentile ranked relative to our peer group (25% weighting), as performance measures to drive revenue growth and profitability over a three-year period. This is different from the absolute profitability measure used for our fiscal 2018 annual executive cash bonus plan, which cash plan was aligned with our fiscal 2018 strategic operating plan. Our fiscal 2018 annual performance equity grant was aligned with relative performance compared with our peer group, an important factor in the creation of long term value for the Company and its shareholders. Our fiscal 2018 acquisition integration incentive award used a revenue growth rate performance measure to drive revenue growth for fiscal 2018 to above the historical weighted average combined revenue growth rates for the Company and the recently acquired businesses while also being subject to minimum revenue and profitability thresholds. If achieved, these metrics would provide growth in excess of not only the historical weighted average combined growth rates of the business, but also well in excess of the average historical growth and profitability rates of companies in the primary market sector (defense) in which the Company operates.

Fiscal 2018 Restricted Stock Awards

Named Executive Officer and Title	Annual Performance-Based Restricted Shares (# of shares) (1)	Annual Time-Based Restricted Shares (# of shares)	Integration Incentive Performance-Based Restricted Shares (# of shares) (2)	Promotion Performance-Based Restricted Shares (# of shares) (3)	Promotion Time-Based Restricted Shares (# of shares) (3)	Total (# of shares)
Mark Aslett, President and Chief Executive Officer	21,323	21,323	42,646	—	—	85,292
Christopher C. Cambria, EVP, General Counsel, and Secretary	7,651	7,651	—	—	—	15,302
Michael D. Ruppert, EVP, Chief Financial Officer, and Treasurer (3)	7,651	7,651	15,302	9,568	9,569	49,741
Didier M.C. Thibaud, EVP, Chief Operating Officer	10,129	10,130	20,259	—	—	40,518
(1) The number of annual performance-based restricted shares in the table above reflects the probable number (calculated as of the grant date) of shares that the executive is expected to earn for the three-year performance period ending June 30, 2020. The maximum potential number of shares (assuming the highest level of performance achievement) that could be earned is: Mr. Aslett – 63,969 shares; Mr. Cambria – 22,953; Mr. Ruppert – 22,953; Mr. Thibaud – 30,387 shares.
(2) The number of integration incentive performance-based restricted shares in the table above reflects both the probable and maximum number (calculated as of the grant date) of shares that the executive is expected to earn for the one-year performance period ended June 30, 2018. The actual shares earned could be zero or a fraction of these amounts; however, the executive cannot earn more than the amounts reflected above for the integration incentive award. The executives earned 100% of the fiscal 2018 integration incentive performance-based shares reflected in the table above.
(3) Mr. Ruppert was appointed to the role of Executive Vice President, Chief Financial Officer, and Treasurer in February 2018 and received a promotion award at that time. The number of promotion performance-based restricted shares in the table above reflects the probable and maximum number (calculated as of the grant date) of shares that the executive is expected to earn for the three-year performance period ending December 31, 2020.
These equity grants were made based on the Compensation Committee’s assessment of both competitive annual grant levels and its determination of retention needs reflected by the pre-existing unvested long-term incentive awards previously granted to the executives.
Vesting of Prior Period Performance-Based Restricted Stock Awards
Fiscal 2016 Performance-Based Restricted Stock Awards
Vesting for the final 1/3rd of the performance-based restricted shares granted in fiscal 2016 was subject to the following vesting formula:

Fiscal 2016-2018 Performance (Adjusted EBITDA/ Revenue)	Vesting %	Threshold/Cap
Less than 12%	—%	Below Threshold
Equal to 12%	66.67%	Threshold
Between 12% and 18%	Straight line interpolation between 66.67% and 100%
Equal to 18%	100%	Target and Cap
Greater than 18%	100%	Capped at 100%
The ratio of adjusted EBITDA to revenue for the three-year period ended June 30, 2018 was 22.7%, thus exceeding 18% and yielding 100% vesting of the 1/3rd of the performance-based restricted stock award that was subject to vest or forfeit on August 15, 2018.

Fiscal 2018 Acquisition Incentive Performance-Based Restricted Stock Awards

Vesting for the acquisition integration incentive performance-based restricted stock award granted in fiscal 2018 was subject to the following vesting formula:

Fiscal 2018 Performance Pro Forma Revenue Growth (1)	Vesting % (2)	Threshold/Cap
Less than or equal to 7.5%	—%	Below Threshold
Between 7.5% and 10%	Straight line interpolation between 0% and 100%
Equal to 10%	100%	Cap
Greater than 10%	100%	Capped at 100%

(1)	Revenue growth is measured using $426.2 million as the starting point revenue.

(2)	Vesting is subject to achieving a revenue threshold of $458.2 million and an adjusted EBITDA threshold of $105.4 million.
The Company satisfied the revenue and adjusted EBITDA thresholds for the award and revenue growth was 15.7% compared to the $426.2 million measurement point for fiscal 2018, thus exceeding 10% and yielding 100% vesting of the acquisition incentive performance-based restricted stock award that was subject to vest or forfeit on August 15, 2018. The growth rate objective used a pro forma combined revenue starting point of $426.2 million for calculating revenue growth such that growth was measured as if we had acquired the recently acquired businesses at the beginning of fiscal 2017 rather than using our GAAP revenue for fiscal 2017 of $408.6 million (which GAAP revenue only included revenue from the recently acquired businesses in fiscal 2017 after the dates of those acquisitions).
Fiscal 2017 Performance-Based Restricted Stock Awards
For the fiscal 2017 annual performance-based restricted stock awards, the performance period is the three-year period ending June 30, 2019. Accordingly, none of these awards was eligible to vest for the period ending June 30, 2018.
Fiscal 2018 Performance-Based Restricted Stock Awards
For the fiscal 2018 annual performance-based restricted stock awards, the performance period is the three-year period ending June 30, 2020. Accordingly, none of these awards was eligible to vest for the period ending June 30, 2018.
Fiscal 2019 Equity Awards
The fiscal 2019 annual restricted stock awards granted to our named executive officers approximated the median of a market composite for executives in the same roles. The market composite consists of our named peer group and compensation survey data from the Radford Global Technology Survey of public high technology companies with annual revenue levels generally between $140 million and $1.3 billion with a median revenue of $418 million. Our revenue was $493.2 million in fiscal 2018.
Since these awards occurred during fiscal 2019, they are not reflected in the Outstanding Equity Awards at Fiscal Year-End Table for fiscal 2018 included in this proxy statement. The target number of shares awarded for the executive grant effective as of August 15, 2018 for each named executive officer was determined by dividing the dollar value fixed for such executive grant by the average closing price of our common stock during the 30 calendar days prior to August 15, 2018. The grant date of the fiscal 2019 equity awards was August 15, 2018.
Each fiscal 2019 annual restricted stock award for our named executive officers is 50% performance-based vesting and 50% time-based vesting. For the time-based vesting half of the fiscal 2019 annual awards, one-third vests on each of the first three anniversaries of the grant date. For the performance-based vesting half of the fiscal 2019 annual awards, the award vests based on relative performance to our peer group for the three-year period ending June 30, 2021. For the fiscal 2019 annual performance-based awards, we are using two relative performance metrics: (i) a ratio of adjusted EBITDA to revenue, percentile ranked relative to our peer group (75% weighting); and (ii) revenue growth percentage, percentile ranked relative to our peer group (25% weighting). These metrics were chosen to incent strong relative long-term growth in revenue and profitability. The target value for the fiscal 2019 annual restricted stock awards is the median of a market composite consisting of (i) our named peer group (ii) and compensation survey data from the Radford Global Technology Survey of public high technology companies. The performance half of the annual award has upside potential (subject to a cap) if we outperform, and downside potential if we underperform, our peer group on the relative performance metrics discussed above. The maximum combined value of the time and performance-based elements of the grant is capped at two times the median value.
    Our fiscal 2019 total executive compensation program utilizes a diverse set of performance elements to drive different performance objectives over multiple time frames. Our fiscal 2019 executive cash bonus plan uses adjusted EBITDA, expressed as a dollar amount, to drive profitability for fiscal 2019 in line with our strategic operating plan for the year. Our fiscal 2019 annual performance equity grant uses a mix of the ratio of adjusted EBITDA to revenue, percentile ranked relative to our peer group (75% weighting), and revenue growth percentage, percentile ranked relative to our peer group (25% weighting), as performance measures to drive revenue growth and profitability over a three-year period. This is different from the absolute profitability measure used for our fiscal 2019 annual executive bonus plan, which cash plan is aligned with our fiscal 2019 strategic operating plan. Our fiscal 2019 annual performance equity grant is aligned with relative performance compared with our peer group, an important factor in the creation of long term value for the Company and its shareholders.
Fiscal 2019 Restricted Stock Awards

Named Executive Officer and Title	Annual Performance-Based Restricted Shares (# of shares) (1)	Annual Time-Based Restricted Shares (# of shares)	Total (# of shares)
Mark Aslett, President and Chief Executive Officer	25,594	25,594	51,188
Christopher C. Cambria, EVP, General Counsel, and Secretary	7,635	7,636	15,271
Michael D. Ruppert, EVP, Chief Financial Officer, and Treasurer	8,421	8,422	16,843
Didier M.C. Thibaud, EVP, Chief Operating Officer	11,228	11,229	22,457
(1) The number of annual performance-based restricted shares in the table above reflects the probable number (calculated as of the grant date) of shares that the executive is expected to earn for the three-year performance period ending June 30, 2021. The maximum potential number of shares (assuming the highest level of performance achievement) that could be earned is: Mr. Aslett – 76,782 shares; Mr. Cambria – 22,905 shares; Mr. Ruppert – 25,263; and Mr. Thibaud – 33,684 shares.
These equity grants were made based on the Compensation Committee’s assessment of both competitive annual grant levels and its determination of retention needs reflected by the pre-existing unvested long-term incentive awards previously granted to the executives.
Employee Benefits
We offer employee benefit programs that are intended to provide financial protection and security for our employees and to reward them for the total commitment we expect from them in service to Mercury. All of our named executive officers are eligible to participate in these programs on the same basis as our other employees. These benefits include the following: (1) medical, dental, and vision insurance, with employees sharing a percentage of the cost that may be adjusted from year to year; (2) company-paid group life and accident insurance of one times base salary (up to $350,000); (3) employee-paid supplemental group life and accident insurance up to five times base salary (overall combined basic company-paid insurance plus supplemental insurance is $1,350,000); (4) short- and long-term disability insurance; (5) a qualified 401(k) retirement savings plan with a 50% company match up to 6% of base pay as contributed by the individual to the 401(k) plan (subject to IRS limits on contributions); and (6) an employee stock purchase plan, which entitles participants to purchase our common stock at a 15% discount.
Perquisites and Personal Benefits
For fiscal 2018, we provided our executive officers with a $4,000 annual allowance for personal tax and financial planning services.
Employment and Severance Agreements
We have entered into an employment agreement with Mr. Aslett and a severance agreement with each of our other executive officers as described below. The Compensation Committee consulted with Radford regarding the market parameters of similar compensation arrangements for executive officers in connection with entering into these agreements. For more details, please refer to “Agreements with Named Executive Officers.”
Change in Control Severance Agreements
We recognize that Mercury, as a publicly-traded company, may become the target of a proposal which could result in a change in control, and that such possibility and the uncertainty and questions which such a proposal may raise among management could cause our executive officers to leave or could distract them in the performance of their duties, to the detriment of Mercury and our shareholders. Our named executive officers have agreements intended to reinforce and encourage the continued attention of our executives to their assigned duties without distraction and to ensure the continued availability to Mercury of each of our executives in the event of a proposed change in control transaction. We believe that these objectives are in the best interests of Mercury and our shareholders. Provisions of these agreements relating to termination and change in control are summarized under “Potential Payments to Named Executive Officers upon Termination of Employment Following a Change in Control.”
Tax Considerations
Generally, Section 162(m) of the Internal Revenue Code disallows a federal income tax deduction for public corporations with respect to remuneration in excess of $1 million paid in any fiscal year to certain specified executive officers. For taxable years beginning before January 1, 2018, (i) these executive officers consisted of a public corporation’s chief executive officer and up to three other executive officers (other than the chief financial officer) whose compensation is required to be disclosed to stockholders under the Exchange Act because they are our most highly-compensated executive officers, and (ii) qualifying “performance-based compensation” was not subject to this deduction limit if specified requirements were met.
Pursuant to the Tax Cuts and Jobs Act of 2017, which was signed into law on December 22, 2017 (the Tax Act), for taxable years beginning after December 31, 2017, the remuneration of a public corporation’s chief financial officer is also subject to the deduction limit. In addition, subject to certain transition rules (which apply to remuneration provided pursuant to written binding contracts that were in effect on November 2, 2017 and are not subsequently modified in any material respect), for taxable years beginning after December 31, 2017, the exemption from the deduction limit for “performance-based compensation” is no longer available. Consequently, for fiscal years beginning after December 31, 2017, no remuneration in excess of $1 million paid to a specified executive will be deductible (unless paid pursuant to an arrangement in effect on November 2, 2017).
In designing our executive compensation program and determining the compensation of our executive officers, the Compensation Committee considers a variety of factors, including the potential impact of the Section 162(m) deduction limit. However, the Compensation Committee will not limit executive compensation to that which is or may be deductible under Section 162(m). The deductibility of some types of compensation depends upon the timing of an executive officer’s vesting or exercise of previously granted rights. Further, interpretations of and changes in the tax law and other factors beyond the Compensation Committee’s control also affect the deductibility of compensation.
To maintain flexibility to compensate our executive officers in a manner designed to promote our short-term and long-term corporate goals, the Compensation Committee has not adopted a policy that all compensation must be deductible. The Compensation Committee believes that our stockholders’ interests are best served if its discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in nondeductible compensation expense.
Does Mercury have stock ownership guidelines and holding requirements for its Chief Executive Officer?
The CEO is expected to own or control, directly or indirectly, shares of Mercury common stock with a value of at least five times the CEO’s base salary. The CEO is expected to meet this guideline within five years of first becoming CEO, or within five years of April 22, 2014, whichever is later, and is expected to retain such investment in the Company as long as he or she is the CEO. Prior to meeting the five times holding requirement per this guideline, after applicable tax withholding on the vesting of an equity award, the CEO is required to retain 50% of the net, after tax award until he or she is in compliance with the stock ownership guideline. Exceptions to this stock ownership guideline may be approved from time to time by the Board as it deems necessary to address individual circumstances. Mr. Aslett's holdings of our common stock satisfy the stock ownership guidelines.
Does Mercury have a clawback policy?
Yes. We have adopted a clawback policy applicable to our executive officers. This policy is posted on our website at www.mrcy.com on the “Investor Relations” page under “Corporate Governance.” Pursuant to our policy, the Board of Directors shall, in all appropriate circumstances, require reimbursement of any annual incentive payment or long-term incentive payment to an executive officer where: (1) the payment was predicated upon achieving certain financial results that were subsequently the subject of a substantial restatement of Company financial statements filed with the SEC; (2) the Board determines the executive engaged in intentional misconduct that caused or substantially caused the need for the substantial restatement; and (3) a lower payment would have been made to the executive based upon the restated financial results.

Does Mercury have a short sale and hedging policy?

Yes. Pursuant to our insider trading policy, no executive officer or director may at any time sell any securities of Mercury that are not owned by such person at the time of the sale. Also, no such executive officer or director may buy or sell puts, calls, or other derivative securities of Mercury at any time, except with the prior approval of the Chief Financial Officer or, in the case of directors, the Audit Committee of the Board of Directors. In addition, no such executive officer or director may hold Mercury securities in a brokerage margin account.

How were the executive officers compensated for fiscal 2016, 2017, and 2018?
The following table sets forth all compensation paid to our Chief Executive Officer, our Chief Financial Officer, and each of our other most highly compensated executive officers, who are collectively referred to as the “named executive officers,” for the last three fiscal years.
Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary	Bonus	Stock Awards (1)	Option Awards	Non-Equity Incentive Plan Compensation (2)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings (3)	All Other Compensation (4)	Total
Mark Aslett President and Chief Executive Officer	2018	$589,231	$—	$4,062,458	$—	$806,850	$—	$11,800	$5,470,339
	2017	550,923	—	3,790,443	—	560,000	—	9,950	4,911,316
	2016	546,133	—	1,431,581	—	519,890	—	9,950	2,507,554
Christopher C. Cambria (5) EVP, General Counsel, and Secretary	2018	352,600	—	728,834	—	286,754	—	12,311	1,380,499
	2017	311,827	—	1,771,500	—	189,419	—	7,439	2,280,185
Gerald M. Haines II (6) Former EVP, Chief Financial Officer, and Treasurer	2018	215,908	—	—	—	—	—	543,740	759,648
	2017	340,046	—	1,326,665	—	207,000	—	8,333	1,882,044
	2016	338,595	—	429,471	—	196,156	—	8,162	972,384
Michael D. Ruppert (7) EVP, Chief Financial Officer and Treasurer	2018	352,600	—	2,369,164	—	286,754	—	82,830	3,091,348
Didier M.C. Thibaud (8) EVP, Chief Operating Officer	2018	398,966	—	1,929,872	—	389,529	—	12,674	2,731,041
	2017	387,717	—	1,800,482	—	281,250	435	14,735	2,484,619
	2016	338,989	—	429,471	—	256,725	—	10,020	1,035,205

(1)
Represents the aggregate grant date fair value for equity awards made to our named executive officers in fiscal years 2016, 2017, and 2018. The amounts reported in this table do not reflect whether the named executive officer has actually realized a financial benefit from the award. Grant date fair value of equity awards is computed in accordance with Accounting Standards Codification Topic 718 (ASC Topic 718). For a discussion of the assumptions and methodologies used to calculate grant date fair value in this proxy statement, please refer to Note B of the financial statements in our annual report on Form 10-K for the fiscal year ended June 30, 2018. For the annual performance-based restricted stock awards, the acquisition incentive performance-based restricted stock awards, and the promotion performance-based restricted stock award for Mr. Ruppert, these amounts reflect the grant date fair value of such awards based upon the probable outcome at the time of grant. The maximum potential value of the annual performance-based restricted stock awards (assuming the highest level of performance achievement) that could be earned in the performance period was: Mr. Aslett – $3,046,843; Mr. Cambria – $1,093,251; Mr. Ruppert – $1,093,251; and Mr. Thibaud – $1,447,333. The maximum potential value of the acquisition incentive performance-based restricted stock awards (assuming the highest level of performance achievement) that could be earned in the performance period was: Mr. Aslett – $2,031,229; Mr. Ruppert – $728,834; and Mr. Thibaud – $964,936. The maximum potential value of the promotion performance-based restricted stock award for Mr. Ruppert related to his promotion to Chief Financial Officer in February 2018 (assuming the highest level of performance achievement) that could be earned in the performance period was $435,007.

(2)	The aggregate amounts in this column reflect payments under our executive bonus program. The table below shows the components of our executive bonus program earned for fiscal 2018:

Name	Corporate Financial Performance Bonus	Over- Achievement Award	Total Non-Equity Incentive Plan Compensation
Mark Aslett	$806,850	$—	$806,850
Christopher C. Cambria	286,754	—	286,754
Michael D. Ruppert	286,754	—	286,754
Didier M.C. Thibaud	389,529	—	389,529

  (3) The amounts in this column reflect the aggregate change in the actuarial present value of Mr. Thibaud’s accumulated benefit under the retirement indemnities pension plan for our French national employees. Amounts under the plan are payable in Euros and the amounts listed in the table above have been converted to dollars using the exchange rate in effect at the end of the applicable fiscal year.

(4) The table below shows the components of this column for fiscal 2018:

Name	401(k) Plan Matching Contribution(a)	Perquisites and Other Personal Benefits(b)	Severance Benefits(c)	Relocation Benefits(d)	Total All Other Compensation
Mark Aslett	$7,800	$4,000	$—	$—	$11,800
Christopher C. Cambria	8,311	4,000	—	—	12,311
Gerald M. Haines II (6)	7,976	4,000	531,764	—	543,740
Michael D. Ruppert	8,158	4,000	—	70,672	82,830
Didier M.C. Thibaud	8,674	4,000	—	—	12,674

(a)
The amounts in this column represent our matching contributions allocated to each of the named executive officers who participate in our 401(k) retirement savings plan (subject to IRS limits on contributions to the 401(k) plan). All such matching contributions vest based upon the same vesting schedule used for all other employees.

(b)	The amounts in this column include payments we made to the named executive officers for personal tax and financial planning.

(c)	Mr. Haines left the Company in February 2018 and his severance was based on an involuntary termination without cause under his letter agreement with the Company.

(d)
The amounts in this column represent the reimbursement of relocation costs in connection with Mr. Ruppert's relocation to the Company's headquarters in Andover, MA from the Company's location in Arlington, VA. The amount in this table reflects the reimbursements made in fiscal 2018. The Company expects additional relocation expenses to be incurred in the future which will be reflected in the Company's proxy statement for fiscal 2019.

(5)
Mr. Cambria joined the Company in August 2016. His non-equity incentive plan compensation is pro-rated for the portion of fiscal 2017 that he worked for the Company and his equity award reflects a new hire award.

(6)
Mr. Haines left the Company in February 2018 and his severance was based on an involuntary termination without cause under his letter agreement with the Company. All of Mr. Haines' unvested restricted stock awards forfeited upon his separation from the Company.

(7)
Mr. Ruppert joined Mercury in 2014 as Senior Vice President of Strategy and Corporate Development and was appointed to the position of Executive Vice President, Chief Financial Officer, and Treasurer in February 2018.

(8)
A portion of Mr. Thibaud’s salary in fiscal years 2016, 2017, and 2018 was paid in Euros. The salary column reflects the conversion of each monthly payment from Euros into U.S. Dollars (USD) based on the average conversion rate between Euros and USD for such month. The amounts in the “Non-Equity Incentive Plan Compensation” column were paid in USD.

Grants of Plan-Based Awards
The following table reflects: (i) the grant date fair value of equity awards granted to the named executive officers under the 2005 Plan during fiscal 2018; and (ii) the possible cash amounts that could have been earned under each element (i.e., corporate financial performance and over-achievement awards) of our executive bonus program for fiscal 2018. The actual payouts for fiscal 2018 under our annual executive bonus program are reflected in the column titled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table.

Grants of Plan-Based Awards—Fiscal 2018

Name		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards(1)
	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mark Aslett
Restricted Stock (2)	8/15/17	—	—	—	—	—	—	21,323	—	—	$1,015,614
Performance Stock (2)	8/15/17	—	—	—	—	21,323	63,969	—	—	—	1,015,614
Acquisition Incentive Performance Stock (3)	8/15/17	—	—	—	—	—	42,646				2,031,229
Corporate Financial Performance Bonus	(4)	450,000	900,000	900,000	—	—	—	—	—	—	—
Over-Achievement Award	(5)	—	—	900,000	—	—	—	—	—	—	—
Christopher C. Cambria
Restricted Stock (2)	8/15/17	—	—	—	—	—	—	7,651	—	—	364,417
Performance Stock (2)	8/15/17	—	—	—	—	7,651	22,953	—	—	—	364,417
Corporate Financial Performance Bonus	(4)	159,930	319,860	319,860	—	—	—	—	—	—	—
Over-Achievement Award	(5)	—	—	319,860	—	—	—	—	—	—	—
Michael D. Ruppert
Restricted Stock (2)	8/15/17	—	—	—	—	—	—	7,651	—		364,417
Performance Stock (2)	8/15/17	—	—	—	—	7,651	22,953	—	—	—	364,417
Acquisition Incentive Performance Stock (3)	8/15/17	—	—	—	—	—	15,302	—	—	—	728,834
Restricted Stock (6)	2/15/18	—	—	—	—	—	—	9,569	—	—	435,007
Performance Stock (6)	2/15/18	—	—	—	—	9,568	9,568	—	—	—	434,961
Corporate Financial Performance Bonus	(4)	159,930	319,860	319,860	—	—	—	—	—	—	—
Over-Achievement Award	(5)	—	—	319,860	—	—	—	—	—	—	—
Didier M.C. Thibaud (7)
Restricted Stock (2)	8/15/17	—	—	—	—	—	—	10,130	—	—	482,492
Performance Stock (2)	8/15/17	—	—	—	—	10,129	30,387	—	—	—	482,492
Acquisition Incentive Performance Stock (3)	8/15/17	—	—	—	—	—	20,259	—	—	—	964,936
Corporate Financial Performance Bonus	(4)	217,250	434,500	434,500	—	—	—	—	—	—	—
Over-Achievement Award	(5)	—	—	434,500	—	—	—	—	—	—	—

(1) The amounts shown in this column have been calculated in accordance with FASB ASC Topic 718.

(2) These time-based restricted stock awards and performance restricted stock awards were granted under the 2005 Plan with an August 15, 2017 grant date. The time-based restricted share awards vest in three equal installments on each of the first three anniversaries of the grant date (August 15, 2017), contingent in each case on the executive remaining an employee as of each such date. The fiscal 2018 annual performance-based restricted stock awards vest based on relative performance to our peer group for the three-year period ending June 30, 2020. The vesting formula for the fiscal 2018 annual performance-based restricted stock awards is as set forth in the tables below but with the following performance periods and weightings: (i) a ratio of adjusted EBITDA to revenue for the three-year period ending June 30, 2020, percentile ranked relative to our peer group (75% weighting); and (ii) revenue growth percentage for the three-year period ending June 30, 2020, percentile ranked relative to our peer group (25% weighting). As with the time-based awards, vesting for the performance awards is contingent in each case on the executive remaining an employee as of each vesting date.

Vesting Formulas for the Fiscal 2018 Annual Performance-Based Restricted Share Awards

Fiscal 2018-2020 Company Adjusted EBITDA/ Revenue Percentile Compared to Peer Group Adjusted EBITDA/ Revenue Percentile (a)	Vesting %	Threshold/Cap
Less than 25th percentile	—%	Below Threshold
Between 25th percentile and 75th percentile	Straight line interpolation between 0% and 200%	Threshold
Between 75th percentile and 90th percentile	Straight line interpolation between 200% and 300%
Equal to 90th percentile	300%	Cap
Greater than 90th percentile	300%	Capped at 300%
(a) The term “adjusted EBITDA” for the each of the peer group companies shall mean “Adjusted EBITDA” as reported by Bloomberg for the applicable company. The term “adjusted EBITDA” for Mercury shall mean the non-GAAP measure defined as income (loss) from continuing operations before interest income and expense, income tax expense (benefit), depreciation, amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition and financing costs, fair value adjustments from purchase accounting, and litigation and settlement expenses. Adjusted EBITDA for Mercury for purposes of this equity award shall be calculated without adjusting for stock based compensation expense.

Fiscal 2018-2020 Company Revenue Growth Percentile Compared to Peer Group	Vesting %	Threshold/Cap
Less than 25th percentile	—%	Below Threshold
Between 25th percentile and 75th percentile	Straight line interpolation between 0% and 200%	Threshold
Between 75th percentile and 90th percentile	Straight line interpolation between 200% and 300%
Equal to 90th percentile	300%	Cap
Greater than 90th percentile	300%	Capped at 300%

The grant date fair value of the restricted stock award has been calculated by multiplying the number of shares granted by the closing price of our common stock as reported on the NASDAQ Global Select Market on the date of grant.

(3) The fiscal 2018 acquisition incentive performance-based restricted stock awards vest based on revenue growth for fiscal 2018. Revenue growth is measured using $426.2 million as the starting point revenue. Vesting is subject to achieving a revenue threshold of $458.2 million and an adjusted EBITDA threshold of $105.4 million. As with the time-based awards, vesting for the performance awards is contingent in each case on the executive remaining an employee as of each vesting date.

Vesting Formula for Acquisition Integration Incentive Performance Restricted Stock Awards

Fiscal 2018 Performance Pro Forma Revenue Growth (1)	Vesting % (2)	Threshold/Cap
Less than or equal to 7.5%	—%	Below Threshold
Between 7.5% and 10%	Straight line interpolation between 0% and 100%
Equal to 10%	100%	Cap
Greater than 10%	100%	Capped at 100%

The grant date fair value of the restricted stock award has been calculated by multiplying the number of shares granted by the closing price of our common stock as reported on the NASDAQ Global Select Market on the date of grant.

(4)
The amounts shown in these rows reflect the possible cash amounts that could have been earned under the corporate financial performance portion of our executive bonus program for fiscal 2018 upon achievement of the threshold, target, and maximum performance objectives for that program. Payouts for corporate financial performance for fiscal 2018 were subject to the payout formula included in the Compensation Discussion & Analysis. The actual payouts for fiscal 2018 are reflected in the column titled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table.

(5)
The amounts shown in these rows reflect the maximum cash amounts that could have been earned under the over-achievement portion of our executive bonus program for fiscal 2018. There are no minimum or target payouts under the over-achievement portion of our bonus program, only a cap. There was no over-achievement award pool for fiscal 2018 as actual adjusted EBITDA for fiscal 2018 was $108.4 million, below the threshold of $111.3 million to earn an over-achievement award.

(6)
Mr. Ruppert was appointed as Executive Vice President, Chief Financial Officer, and Treasurer in February 2018. His promotion time-based restricted share awards vest in three equal installments on each of the first three anniversaries of the grant date (February 15, 2018), contingent in each case on him remaining an employee as of each such date. His promotion performance-based restricted stock awards vest based on relative performance to our peer group for the three-year period ending December 31, 2020. The vesting formula for these promotion performance-based restricted stock awards is as set forth in the tables below but with the following performance periods and weightings: (i) a ratio of adjusted EBITDA to revenue for the three-year period ending December 31, 2020, percentile ranked relative to our peer group (75% weighting); and (ii) revenue growth percentage for the three-year period ending December 31, 2020, percentile ranked relative to our peer group (25% weighting). As with the time-based awards, vesting for the performance awards is contingent in each case on him remaining an employee as of each vesting date.

Vesting Formulas for the Promotion Performance-Based Restricted Share Awards

January 1, 2018 - December 31, 2020 Company Adjusted EBITDA/ Revenue Percentile Compared to Peer Group Adjusted EBITDA/ Revenue Percentile (a)	Vesting %	Threshold/Cap
Less than 25th percentile	—%	Below Threshold
Between 25th percentile and 50th percentile	Straight line interpolation between 0% and 100%	Threshold
Equal to 50th percentile	100%	Cap
Greater than 50th percentile	100%	Capped at 100%
(a) The term “adjusted EBITDA” for the each of the peer group companies shall mean “Adjusted EBITDA” as reported by Bloomberg for the applicable company. The term “adjusted EBITDA” for Mercury shall mean the non-GAAP measure defined as income (loss) from continuing operations before interest income and expense, income tax expense (benefit), depreciation, amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition and financing costs, fair value adjustments from purchase accounting, and litigation and settlement expenses. Adjusted EBITDA for Mercury for purposes of this equity award shall be calculated without adjusting for stock based compensation expense.

January 1, 2018 - December 31, 2020 Company Revenue Growth Percentile Compared to Peer Group	Vesting %	Threshold/Cap
Less than 25th percentile	—%	Below Threshold
Between 25th percentile and 50th percentile	Straight line interpolation between 0% and 100%	Threshold
Equal to 50th percentile	100%	Cap
Greater than 50th percentile	100%	Capped at 100%

(7)
Mr. Thibaud’s threshold, target, and maximum performance targets under our executive bonus program for fiscal 2018 were based on a notional annual base salary of $395,000, and payments, if any, would have been made in USD. As explained in note 7 to the Summary Compensation Table, a portion of Mr. Thibaud’s salary is paid in Euros, and the amount of base salary reported in that table reflects fluctuations in the conversion rate between Euros and USD. These fluctuations are not taken into consideration in determining Mr. Thibaud’s target bonus or bonus payments.

Discussion of Summary Compensation and Grants of Plan-Based Awards Tables
Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the Grants of Plan-Based Awards Table was paid or awarded, are described above under “Compensation Discussion and Analysis.”

Our total compensation program consists of fixed elements, such as base salary and benefits, and variable performance-based elements, such as annual incentives and performance-based restricted shares. The Summary Compensation Table sets forth the base salary for each named executive officer, the value of any stock awards, payouts under our executive bonus program (in the “Non-Equity Incentive Plan Compensation” column), and all other compensation payable to the named executive officer.
The potential payouts under our executive bonus program are set forth in the Grants of Plan-Based Awards Table. The corporate financial performance portion and the over-achievement portion of our executive bonus program are shown as separate line items as the threshold, target, and maximum amounts differ. The threshold targets for the corporate financial performance portion of the executive bonus program for fiscal 2018 were met, and corporate financial performance bonuses were paid under the terms of the program. There was no over-achievement award pool for fiscal 2018 as actual adjusted EBITDA for fiscal 2018 was $108.4 million, below the threshold of $111.3 million to earn an over-achievement award.
Outstanding Equity Awards at 2018 Fiscal Year-End
The following table shows information on all outstanding stock options and unvested restricted stock awards held by the named executive officers at the end of the last fiscal year. The table also shows the market value of unvested restricted stock awards at the end of the last fiscal year. This represents the number of unvested restricted shares at fiscal year-end, multiplied by the $38.06 closing price of our common stock on the NASDAQ Global Select Market on June 29, 2018, the last trading day of fiscal 2018.

Outstanding Equity Awards at Fiscal Year-End 2018

	Option Awards(1)				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Mark Aslett	—	—	—	—	15,149	(2)	576,571
	—	—	—	—	15,149	(3)	576,571
	—	—	—	—	26,746	(4)	1,017,953
	—	—	—	—	40,119	(5)	1,526,929
	—	—	—	—	21,323	(9)	811,553
	—	—	—	—	42,646	(7)	1,623,107
	—	—	—	—	21,323	(6)	811,553
Christopher C. Cambria	—	—	—	—	25,000	(4)	951,500
	—	—	—	—	37,500	(8)	1,427,250
	—	—	—	—	7,651	(9)	291,197
	—	—	—	—	7,651	(6)	291,197
Michael D. Ruppert	—	—	—	—	4,544	(2)	172,945
	—	—	—	—	4,544	(3)	172,945
	—	—	—	—	9,361	(4)	356,280
	—	—	—	—	14,042	(5)	534,439
	—	—	—	—	7,651	(9)	291,197
	—	—	—	—	15,302	(7)	582,394
	—	—	—	—	7,651	(6)	291,197
	—	—	—	—	9,569	(10)	364,196
	—	—	—	—	9,568	(11)	364,158
Didier M.C. Thibaud	—	—	—	—	4,544	(2)	172,945
	—	—	—	—	4,544	(3)	172,945
	—	—	—	—	12,704	(4)	483,514
	—	—	—	—	19,057	(5)	725,309
	—	—	—	—	10,130	(9)	385,548
	—	—	—	—	20,259	(7)	771,058
	—	—	—	—	10,129	(6)	385,510

(1)	Securities underlying stock options are shares of our common stock.

(2)
These restricted share awards vest in three equal installments on each of the first three anniversaries of the grant date (August 17, 2015), contingent in each case on the executive remaining an employee as of each such date.

(3)
For these performance restricted stock awards, the performance metric provides for no vesting unless the Company achieves at least two-thirds of its targeted operating objective of at least 18% adjusted EBITDA to revenue and full vesting if 18% or more is achieved. There is no upside component to the performance restricted stock awards. The vesting formula for the fiscal 2016 performance-based restricted share award is as set forth in the table below but with the following performance periods and weightings: (i) up to two-thirds of the awards vest based on achieving financial goals for the two-year period ending June 30, 2017, and (ii) up to one-third of the awards vest based on achieving financial goals for the three-year period ending June 30, 2018. As with the time-based awards, vesting for the performance awards is contingent in each case on the executive remaining an employee as of each vesting date.

Vesting Formula for the Fiscal 2016 Performance-Based Restricted Share Awards

Ratio of Adjusted EBITDA/ Revenue for Performance Period	Vesting %	Threshold, Target, and Maximum
Less than 12%	—%	Below Threshold
Equal to 12%	66.67%	Threshold
Between 12% and 18%	Straight line interpolation between 66.67% and 100%
18% or more	100%	Target (Capped)

(4)
These restricted share awards vest in three equal installments on each of the first three anniversaries of the grant date (August 15, 2016), contingent in each case on the executive remaining an employee as of each such date.

(5)
The fiscal 2017 annual performance-based restricted stock awards vest based on relative performance to our peer group for the three-year period ending June 30, 2019. The vesting formula for the fiscal 2017 annual performance-based restricted stock awards is as set forth in the tables below but with the following performance periods and weightings: (i) a ratio of adjusted EBITDA to revenue for the three-year period ending June 30, 2019, percentile ranked relative to our peer group (75% weighting); and (ii) revenue growth percentage for the three-year period ending June 30, 2019, percentile ranked relative to our peer group (25% weighting). As with the time-based awards, vesting for the performance awards is contingent in each case on the executive remaining an employee as of each vesting date.

Vesting Formulas for the Fiscal 2017 Annual Performance-Based Restricted Share Awards

Fiscal 2017-2019 Company Adjusted EBITDA/ Revenue Percentile Compared to Peer Group Adjusted EBITDA/ Revenue Percentile (a)	Vesting %	Threshold/Cap
Less than 25th percentile	—%	Below Threshold
Equal to 25th percentile	100%	Threshold
Between 25th percentile and 90th percentile	Straight line interpolation between 100% and 300%
Equal to 90th percentile	300%	Cap
Greater than 90th percentile	300%	Capped at 300%
(a) The term “adjusted EBITDA” for the each of the peer group companies shall mean “Adjusted EBITDA” as reported by Bloomberg for the applicable company. The term “adjusted EBITDA” for Mercury shall mean the non-GAAP measure defined as income (loss) from continuing operations before interest income and expense, income tax expense (benefit), depreciation, amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition and financing costs, fair value adjustments from purchase accounting, and litigation and settlement expenses. Adjusted EBITDA for Mercury for purposes of this equity award shall be calculated without adjusting for stock based compensation expense.

Fiscal 2017-2019 Company Revenue Growth Percentile Compared to Peer Group	Vesting %	Threshold/Cap
Less than 25th percentile	—%	Below Threshold
Equal to 25th percentile	100%	Threshold
Between 25th percentile and 90th percentile	Straight line interpolation between 100% and 300%
Equal to 90th percentile	300%	Cap
Greater than 90th percentile	300%	Capped at 300%

(6)
The fiscal 2018 annual performance-based restricted stock awards vest based on relative performance to our peer group for the three-year period ending June 30, 2020. The vesting formula for the fiscal 2018 annual performance-based restricted stock awards is as set forth in the tables below but with the following performance periods and weightings: (i) a ratio of adjusted EBITDA to revenue for the three-year period ending June 30, 2020, percentile ranked relative to our peer group (75% weighting); and (ii) revenue growth percentage for the three-year period ending June 30, 2020, percentile ranked relative to our peer group (25% weighting). As with the time-based awards, vesting for the performance awards is contingent in each case on the executive remaining an employee as of each vesting date.

Vesting Formulas for the Fiscal 2018 Annual Performance-Based Restricted Share Awards

Fiscal 2018-2020 Company Adjusted EBITDA/ Revenue Percentile Compared to Peer Group Adjusted EBITDA/ Revenue Percentile (a)	Vesting %	Threshold/Cap
Less than 25th percentile	—%	Below Threshold
Between 25th percentile and 75th percentile	Straight line interpolation between 0% and 200%	Threshold
Between 75th percentile and 90th percentile	Straight line interpolation between 200% and 300%
Equal to 90th percentile	300%	Cap
Greater than 90th percentile	300%	Capped at 300%
(a) The term “adjusted EBITDA” for the each of the peer group companies shall mean “Adjusted EBITDA” as reported by Bloomberg for the applicable company. The term “adjusted EBITDA” for Mercury shall mean the non-GAAP measure defined as income (loss) from continuing operations before interest income and expense, income tax expense (benefit), depreciation, amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition and financing costs, fair value adjustments from purchase accounting, and litigation and settlement expenses. Adjusted EBITDA for Mercury for purposes of this equity award shall be calculated without adjusting for stock based compensation expense.

Fiscal 2018-2020 Company Revenue Growth Percentile Compared to Peer Group	Vesting %	Threshold/Cap
Less than 25th percentile	—%	Below Threshold
Between 25th percentile and 75th percentile	Straight line interpolation between 0% and 200%	Threshold
Between 75th percentile and 90th percentile	Straight line interpolation between 200% and 300%
Equal to 90th percentile	300%	Cap
Greater than 90th percentile	300%	Capped at 300%

(7)
The fiscal 2018 acquisition incentive performance-based restricted stock awards vest based on revenue growth for fiscal 2018. Revenue growth is measured using $426.2 million as the starting point revenue. Vesting is subject to achieving a revenue threshold of $458.4 million and an adjusted EBITDA threshold of $105.4 million. As with the time-based awards, vesting for the performance awards is contingent in each case on the executive remaining an employee as of each vesting date.

Vesting Formula for Acquisition Integration Incentive Performance Restricted Stock Awards

Fiscal 2018 Performance Pro Forma Revenue Growth	Vesting % (2)	Threshold/Cap
Less than or equal to 7.5%	—%	Below Threshold
Between 7.5% and 10%	Straight line interpolation between 0% and 100%
Equal to 10%	100%	Cap
Greater than 10%	100%	Capped at 100%

(8)
Mr. Cambria joined the Company in August 2016 and his equity grant reflects a new hire grant. His new hire performance-based restricted stock awards vest based on relative performance to our peer group for the three-year period ending June 30, 2019. The vesting formula for the fiscal 2017 new hire performance-based restricted stock awards is as set forth in the tables below but with the following performance periods and weightings: (i) a ratio of adjusted EBITDA to revenue for the three-year period ending June 30, 2019, percentile ranked relative to our peer group (75% weighting); and (ii) revenue growth percentage for the three-year period ending June 30, 2019, percentile ranked relative to our peer group (25% weighting). As with the time-based awards, vesting for the performance awards is contingent in each case on the executive remaining an employee as of each vesting date.

Vesting Formulas for the Fiscal 2017 New Hire Performance-Based Restricted Share Awards

Fiscal 2017-2019 Company Adjusted EBITDA/ Revenue Percentile Compared to Peer Group Adjusted EBITDA/ Revenue Percentile (a)	Vesting %	Threshold/Cap
Less than 25th percentile	—%	Below Threshold
Equal to 25th percentile	100%	Threshold; Cap
Greater than 25th percentile	100%	Capped at 100%
(a) The term “adjusted EBITDA” for the each of the peer group companies shall mean “Adjusted EBITDA” as reported by Bloomberg for the applicable company. The term “adjusted EBITDA” for Mercury shall mean the non-GAAP measure defined as income (loss) from continuing operations before interest income and expense, income tax expense (benefit), depreciation, amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition and financing costs, fair value adjustments from purchase accounting, and litigation and settlement expenses. Adjusted EBITDA for Mercury for purposes of this equity award shall be calculated without adjusting for stock based compensation expense.

Fiscal 2017-2019 Company Revenue Growth Percentile Compared to Peer Group	Vesting %	Threshold/Cap
Less than 25th percentile	—%	Below Threshold
Equal to 25th percentile	100%	Threshold; Cap
Greater than 25th percentile	100%	Capped at 100%

(9)
These restricted share awards vest in three equal installments on each of the first three anniversaries of the grant date (August 15, 2017), contingent in each case on the executive remaining an employee as of each such date.

(10)
These restricted share awards vest in three equal installments on each of the first three anniversaries of the grant date (February 15, 2018), contingent in each case on the executive remaining an employee as of each such date.

(11)
Mr. Ruppert was appointed as Executive Vice President, Chief Financial Officer, and Treasurer in February 2018. His promotion performance-based restricted stock awards vest based on relative performance to our peer group for the three-year period ending December 31, 2020. The vesting formula for these promotion performance-based restricted stock awards is as set forth in the tables below but with the following performance periods and weightings: (i) a ratio of adjusted EBITDA to revenue for the three-year period ending December 31, 2020, percentile ranked relative to our peer group (75% weighting); and (ii) revenue growth percentage for the three-year period ending December 31, 2020, percentile ranked relative to our peer group (25% weighting). As with the time-based awards, vesting for the performance awards is contingent in each case on the executive remaining an employee as of each vesting date.

Vesting Formulas for the Promotion Performance-Based Restricted Share Awards

January 1, 2018 - December 31, 2020 Company Adjusted EBITDA/ Revenue Percentile Compared to Peer Group Adjusted EBITDA/ Revenue Percentile (a)	Vesting %	Threshold/Cap
Less than 25th percentile	—%	Below Threshold
Between 25th percentile and 50th percentile	Straight line interpolation between 0% and 100%	Threshold
Equal to 50th percentile	100%	Cap
Greater than 50th percentile	100%	Capped at 100%
(a) The term “adjusted EBITDA” for the each of the peer group companies shall mean “Adjusted EBITDA” as reported by Bloomberg for the applicable company. The term “adjusted EBITDA” for Mercury shall mean the non-GAAP measure defined as income (loss) from continuing operations before interest income and expense, income tax expense (benefit), depreciation, amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition and financing costs, fair value adjustments from purchase accounting, and litigation and settlement expenses. Adjusted EBITDA for Mercury for purposes of this equity award shall be calculated without adjusting for stock based compensation expense.

January 1, 2018 - December 31, 2020 Company Revenue Growth Percentile Compared to Peer Group	Vesting %	Threshold/Cap
Less than 25th percentile	—%	Below Threshold
Between 25th percentile and 50th percentile	Straight line interpolation between 0% and 100%	Threshold
Equal to 50th percentile	100%	Cap
Greater than 50th percentile	100%	Capped at 100%
Options Exercised and Stock Vested
The following table shows stock option exercises by the named executive officers during the last fiscal year, including the aggregate value realized upon exercise. This represents the excess of the fair market value, at the time of exercise, of the common stock acquired at exercise over the exercise price of the options. In addition, the table shows the number of shares of restricted stock held by the named executive officers that vested during the last fiscal year, including the aggregate value realized upon vesting. This represents, as of each vesting date, the number of shares vesting on such date, multiplied by the closing price of our common stock on the NASDAQ Global Select Market on such date.
Option Exercises and Stock Vested - Fiscal 2018

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mark Aslett	—	$—	201,395	$9,501,550
Christopher C. Cambria	—	—	12,500	595,375
Michael D. Ruppert	—	—	74,731	3,684,027
Didier M.C. Thibaud	—	—	89,835	4,251,571
Pension Benefits
The following table shows the actuarial present value of the pension benefit for the named executive officers as of June 30, 2018, the measurement date used for financial statement reporting purposes with respect to our audited financial statements for fiscal 2018. The retirement indemnities pension plan covers eligible French national employees as required by French law. During fiscal 2018, Mr. Thibaud was the only named executive officer to participate in the plan.
Pension Benefits—Fiscal 2018

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit(1)	Payments During Fiscal 2018
Didier M.C. Thibaud	Retirement Indemnities Pension Plan	20.9	$63,468	$—

(1)
The actuarial present value of Mr. Thibaud’s pension benefit as of June 30, 2018 is calculated in Euros. The dollar amount set forth above reflects the exchange rate at June 30, 2018. The actuarial present value assumes a 1.3% discount rate and an age of retirement of 63 years.

Potential Payments upon Termination of Employment or Change in Control
Potential Payments to Mr. Aslett upon Termination of Employment
In connection with his appointment as President and Chief Executive Officer in 2007, we entered into an employment agreement with Mr. Aslett, a description of which can be found under the heading “Agreements with Named Executive Officers” below. Mr. Aslett’s employment agreement provides for termination and severance benefits in the case of a termination of Mr. Aslett’s employment by us without “cause” or by Mr. Aslett for “good reason.”
“Cause” is defined in the employment agreement to include: (1) conduct constituting a material act of willful misconduct in connection with the performance of Mr. Aslett’s duties, including, without limitation, misappropriation of funds or property of the Company; (2) conviction of, or plea of “guilty” or “no contest” to, any felony or any conduct by Mr. Aslett that would reasonably be expected to result in material injury to the Company if he were retained in his position; (3) continued, willful, and deliberate non-performance by Mr. Aslett of his duties under the agreement which continues for 30 days following notice; (4) breach by Mr. Aslett of certain non-competition and non-disclosure covenants; (5) a violation by Mr. Aslett of the Company's employment policies which continues following written notice; or (6) willful failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, or the willful destruction or failure to preserve documents or other materials known to be relevant to such investigation or the willful inducement of others to fail to cooperate or to produce documents or other materials in connection with such investigation. For purposes of clauses (1), (3), and (6), no act, or failure to act, on Mr. Aslett’s part will be deemed “willful” unless done, or omitted to be done, by him without reasonable belief that his act or failure to act, was in the best interest of the Company.
“Good Reason” is defined in the employment agreement to include: (1) a material diminution in Mr. Aslett’s responsibilities, authority, or duties; (2) a material diminution in Mr. Aslett’s base salary, except for across-the-board salary reductions based on our financial performance similarly affecting all or substantially all senior management employees of the Company; (3) a material change in the geographic location at which Mr. Aslett provides services to the Company; or (4) the material breach of the agreement by the Company. To terminate his employment for “good reason,” Mr. Aslett must follow a specified process described in the employment agreement.
Upon the termination of Mr. Aslett’s employment by us without “cause” or by him for “good reason,” Mr. Aslett will be entitled to receive an amount equal to the sum of his base salary and target bonus under our annual executive bonus program, payable over a 12-month period. In addition, Mr. Aslett is entitled to continue to participate in our group health, dental, and vision program for 24 months.
The following chart illustrates the benefits that would have been received by Mr. Aslett under his employment agreement had his employment been terminated by us without “cause” or voluntarily terminated by him with “good reason.” These amounts are estimates only and do not necessarily reflect the actual amounts that would be payable to Mr. Aslett upon the occurrence of such events, which amounts would only be known at the time that Mr. Aslett became entitled to such benefits.

	Cash Severance (1)	Health Benefits (2)	Total
Involuntary Termination Without Cause or Voluntary Termination for Good Reason	$1,500,000	32,868	$1,532,868

(1)	This amount represents the aggregate amount of Mr. Aslett’s annual base salary and target bonus under our executive bonus program for fiscal 2018.

(2)	The value of health, dental, and vision insurance benefits is based on the type of coverage we carried for Mr. Aslett as of June 30, 2018, and the costs associated with such coverage on that date.
Potential Payments to Messrs. Cambria, Ruppert, and Thibaud upon Termination of Employment
Effective in August 2017, we agreed to provide certain severance benefits to each of our non-CEO named executive officers, a description of which agreement can be found under the heading “Agreements with Named Executive Officers” below. Such agreement provides for termination and severance benefits in the case of a termination of the executive's employment by us without “cause” or by the executive for “good reason.”
“Cause” is defined to include: (1) the willful and continued failure by the executive to perform substantially the duties and responsibilities of his position with the Company after written demand; (2) the conviction of the executive by a court of competent jurisdiction for felony criminal conduct or a plea of nolo contendere to a felony; or (3) the willful engaging by the executive in fraud, dishonesty, or other misconduct which is demonstrably and materially injurious to the Company or our reputation, monetarily, or otherwise. No act, or failure to act, on the executive’s part will be deemed “willful” unless committed or omitted by the executive in bad faith and without reasonable belief that his act or failure to act was in, or not opposed to, the best interest of the Company.
“Good Reason” is defined in the agreement to include: (1) a material diminution in the executive's responsibilities, authority, or duties as in effect on the date of the agreement; (2) a material diminution in the executive's annual base salary, except for across-the-board salary reductions based on our financial performance similarly affecting all or substantially all senior management employees of the Company; or (3) a material change in the geographic location at which the executive provides services to the Company.
Under the agreement, if we terminate the executive's employment without “cause” or the executive his employment for “good reason,” then we will pay the executive a severance amount equal to one times his annual base salary. In such event, we also will pay for certain insurance benefits and outplacement services.

The following chart illustrates the benefits that would have been received by each of our non-CEO named executive officers under his agreement had either his employment been terminated by us without “cause” or by him with “good reason.” These amounts are estimates only and do not necessarily reflect the actual amounts that would be payable to the executive upon the occurrence of such events, which amounts would only be known at the time that the executive became entitled to such benefits.

	Cash Severance	Health Benefits (1)	Outplacement Services	Total
Christopher C. Cambria	$355,400	$10,596	$30,000	$395,996
Michael D. Ruppert	355,400	16,522	30,000	411,922
Didier M.C. Thibaud	395,000	11,636	30,000	436,636

(1)	The value of health, dental, and vision insurance benefits is based on the type of coverage we carried for the executive as of June 30, 2018, and the costs associated with such coverage on that date.
Potential Payments to Named Executive Officers upon Termination of Employment following a Change in Control
We have entered into change in control severance agreements with our CEO and certain of our other executive officers. For fiscal 2018, we had such agreements in effect with the following named executive officers: Mr. Aslett; Mr. Cambria; Mr. Ruppert; and Mr. Thibaud.
A change in control includes, among other events and subject to certain exceptions, the acquisition by any person of beneficial ownership of 30% or more of our outstanding common stock. If a tender offer or exchange offer is made for more than 30% of our outstanding common stock, the executive has agreed not to leave our employ, except in the case of disability or retirement and certain other circumstances, and to continue to render services to the Company until such offer has been abandoned or terminated or a change in control has occurred.
The Compensation Committee worked with Radford as compensation consultant to provide market data and analysis of market practices for such agreements in the period of time since the Company's prior forms of such agreements were adopted.
Chief Executive Officer
The CEO is entitled to severance benefits if, within 24 months after a change in control of the Company (or during a potential change in control period provided that a change in control takes place within 24 months thereafter), the CEO’s employment is terminated (1) by us other than for “cause” or disability or (2) by the CEO for “good reason.” “Cause” is defined in the agreement to include the CEO’s willful failure to perform his duties, conviction of the executive for a felony, and the CEO’s willful engaging in fraud, dishonesty, or other conduct demonstrably and materially injurious to the Company. “Good Reason” is defined in the agreement to include an adverse change in the CEO’s status or position with the Company, a reduction in base salary or annual target bonus, failure to maintain the CEO’s participation in existing or at least equivalent health and benefit plans, and a significant relocation of the CEO’s principal office.
Severance benefits under the agreement include the following, in addition to the payment of any earned or accrued but unpaid compensation for services previously rendered:

•	a lump sum cash payment equal to two times (2x) the sum of the CEO’s then current annualized base salary and bonus target under our annual executive bonus plan (excluding any over-achievement awards);

•	payment of the cost of providing the executive with outplacement services up to a maximum of $45,000; and

•	payment of the cost of providing the CEO with health and dental insurance up to 24 months following such termination on the same basis as though the CEO had remained an active employee.

•
In addition, if the CEO’s employment is terminated within 24 months after a change in control (or during a potential change in control period provided that a change in control takes place within 24 months thereafter), vesting of all his then outstanding stock options and other stock-based awards immediately accelerates and all such awards become exercisable or non-forfeitable.

Payment of the above-described severance benefits is subject to the CEO releasing all claims against the Company other than claims that arise from the Company’s obligations under the severance agreement. In addition, if the CEO is party to an employment agreement with the Company providing for change in control payments or benefits, the CEO will receive the benefits payable under this agreement and not under the employment agreement.

The agreement provides for a reduction of payments and benefits payable under the agreement to a level where the CEO would not be subject to the excise tax pursuant to section 4999 of the Code, but only if such reduction would put the CEO in a better after-tax position than if the payments and benefits were paid in full. In addition, the agreement provides for the payment by the Company of the CEO’s legal fees and expenses incurred in connection with good faith disputes under the agreement.
The agreement continues in effect through June 30, 2019, subject to automatic one-year extensions thereafter unless notice is given of our or the CEO’s intention not to extend the term of the agreement; provided, however, that the agreement continues in effect for not less than 24 months following a change in control that occurs during the term of the agreement. Except as otherwise provided in the agreement, we and the CEO may terminate the CEO’s employment at any time.
Non-CEO Executives
The executive is entitled to severance benefits if, within 18 months after a change in control of the Company (or during a potential change in control period provided that a change in control takes place within 18 months thereafter), the executive’s employment is terminated (1) by us other than for “cause” or disability or (2) by the executive for “good reason.” “Cause” is defined in each agreement to include the executive’s willful failure to perform his duties, conviction of the executive for a felony, and the executive’s willful engaging in fraud, dishonesty, or other conduct demonstrably and materially injurious to the Company. “Good Reason” is defined in each agreement to include an adverse change in the executive’s status or position with the Company, a reduction in base salary or annual target bonus, failure to maintain the executive’s participation in existing or at least equivalent health and benefit plans, and a significant relocation of the executive’s principal office.
Severance benefits under each agreement include the following, in addition to the payment of any earned or accrued compensation for services previously rendered:

•
a lump sum cash payment equal to one and one-half times (1.5x) the sum of the executive’s then current annualized base salary and bonus target under our annual executive bonus plan (excluding any over-achievement awards);

•	payment of the cost of providing the executive with outplacement services up to a maximum of $45,000; and

•	payment of the cost of providing the executive with health and dental insurance up to 18 months following such termination on the same basis as though the executive had remained an active employee.

•
In addition, if the executive’s employment is terminated within 18 months after a change in control (or during a potential change in control period provided that a change in control takes place within 18 months thereafter), vesting of all his then outstanding stock options and other stock-based awards immediately accelerates and all such awards become exercisable or non-forfeitable.

Payment of the above-described severance benefits is subject to the executive releasing all claims against the Company other than claims that arise from the Company’s obligations under the severance agreement. In addition, if the executive is party to an employment agreement with the Company providing for change in control payments or benefits, the executive will receive the benefits payable under this agreement and not under the employment agreement.
Each agreement provides for a reduction of payments and benefits payable under the agreement to a level where the executive would not be subject to the excise tax pursuant to section 4999 of the Code, but only if such reduction would put the executive in a better after-tax position than if the payments and benefits were paid in full. In addition, each agreement provides for the payment by the Company of the executive’s legal fees and expenses incurred in connection with good faith disputes under the agreement.
The agreements continue in effect through June 30, 2019, subject to automatic one-year extensions thereafter unless notice is given of our or the executive’s intention not to extend the term of the agreement; provided, however, that the agreement continues in effect for not less than 18 months following a change in control that occurs during the term of the agreement. Except as otherwise provided in the agreement, we and each executive may terminate the executive’s employment at any time.
The following table sets forth an estimate of the aggregate severance benefits for each of our named executive officers assuming the triggering event occurred on June 30, 2018, all pursuant to the terms of each executive’s change in control severance agreement as described above:

Name	Salary/Bonus Lump Sum	Restricted Stock Acceleration (1)	Outplacement Services (2)	Health Benefits (3)	Total
Mark Aslett	$3,000,000	$6,944,237	$45,000	$32,868	$10,022,105
Christopher C. Cambria	1,012,890	2,669,947	45,000	15,895	3,743,732
Michael D. Ruppert	1,012,890	3,129,750	45,000	24,783	4,212,423
Didier M.C. Thibaud	1,244,250	3,096,828	45,000	17,454	4,403,532

(1)
The amounts shown in this column represent the closing price of our common stock on the NASDAQ Global Select Market on June 29, 2018 ($38.06) multiplied by the number of restricted shares held by the executive as reflected in the Outstanding Equity Awards at Fiscal Year-End 2018 above. The maximum potential value of the performance-based restricted stock awards (assuming the highest level of performance achievement and the $38.06 closing price on June 29, 2018) that could be earned in a change in control was: Mr. Aslett – $11,621,202; Mr. Cambria – $3,543,538; Mr. Ruppert – $4,781,021; and Mr. Thibaud – $5,318,466.

(2)	This amount represents the maximum amount of outplacement services to which the executive is entitled under the agreement.

(3)
The value of health and dental insurance benefits is based on the type of coverage we carried for the named executive officer as of June 30, 2018 and the costs associated with such coverage on such date.

CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information on the relationship of the annual total compensation of Mark Aslett, our Chief Executive Officer, to the annual total compensation of our median compensated employee. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with rules promulgated by the SEC.
Determining our Median Employee: As of April 1, 2018, the measurement date, we employed 1,319 employees. Employees were located in the United States (1,221), Switzerland (78), Great Britain (8), Canada (8), France (3) and Japan (1). This includes all full-time, part-time, and temporary employees. It does not include independent contractors.
The SEC rules required us to identify our median employee by use of a consistently applied compensation measure (“CACM”). We chose a CACM that closely approximates the annual total cash compensation of our employees. Specifically, we identified the median employee by aggregating total wages and bonuses paid in fiscal 2018 and ranking all employees according to this measure, from lowest to highest.
Calculating the Pay Ratio: As required by the SEC rules, we then calculated our median employee’s total annual compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K (which is the calculation method for reporting CEO compensation in the Summary Compensation Table).
The compensation of our median employee was $91,739. Our CEO’s compensation as reported in the Summary Compensation Table was $5,470,339. Therefore, our CEO to median employee pay ratio is approximately 60:1.
This information is being provided solely for compliance purposes. The Compensation Committee does not consider this ratio when evaluating compensation arrangements.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.
Agreements with Named Executive Officers
Employment Agreement with Mr. Aslett
In November 2007, we entered into an employment agreement with Mr. Aslett. The agreement provides for an 18-month term, but automatically renews for additional one-year periods unless an advance notice of non-renewal is provided by either party to the other at least 180 days prior to the expiration of the then-current term.

Under the employment agreement, Mr. Aslett’s annual base salary will be $500,000, subject to annual review by the Board in our first fiscal quarter. In September 2009, we amended Mr. Aslett’s employment agreement to reflect that we terminated the Long Term Incentive Plan and that he is entitled to participate in our annual executive bonus program in an amount determined by the Board in accordance with the terms of the program. In August 2017, we amended Mr. Aslett's employment agreement to provide that he is entitled to continue to participate in our group health, dental, and vision programs for 24 months, an increase from the 18 months in his original employment agreement.
The employment agreement provides for termination and severance benefits in the case of a termination of Mr. Aslett’s employment by us without “cause” or by Mr. Aslett for “good reason.” A description of these benefits can be found above under the heading “Potential Payments upon Termination or Change in Control—Potential Payments to Mr. Aslett upon Termination of Employment.”
Severance Agreements with Non-CEO Named Executive Officers
We have entered into agreements with each of our non-CEO named executive officers providing for certain severance benefits. Under the terms of the agreement, if we terminate the executive's employment without “cause” or the executive terminates his employment for “good reason,” then we will pay the executive a severance amount equal to one times his annual base pay. In such event, we also will pay for certain insurance benefits and outplacement services. A description of these benefits can be found above under the heading “Potential Payments upon Termination or Change in Control—Potential Payments to Messrs. Cambria, Ruppert, and Thibaud upon Termination of Employment.”
Change-in-Control Agreements
We also have entered into agreements with each named executive officer providing for certain benefits in the event of a change in control of the Company. A description of these benefits can be found above under the heading “Potential Payments upon Termination or Change in Control—Potential Payments to Named Executive Officers upon Termination of Employment following a Change in Control.”

REPORT OF THE COMPENSATION COMMITTEE
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement, and based on such review and discussion, the Compensation Committee recommended to Mercury’s Board that the Compensation Discussion and Analysis be included in this proxy statement and be incorporated by reference into Mercury’s annual report on Form 10-K for the fiscal year ended June 30, 2018.
By the Compensation Committee of the Board of
Directors of Mercury Systems, Inc.
Michael A. Daniels, Chairman
Mary Louise Krakauer
George K. Muellner
Vincent Vitto

REPORT OF THE AUDIT COMMITTEE
The following is the report of the Audit Committee of the Board of Directors of Mercury with respect to Mercury’s audited consolidated financial statements for the fiscal year ended June 30, 2018. Management is responsible for Mercury’s internal controls and financial reporting. Mercury’s independent registered public accounting firm is responsible for performing an audit of Mercury’s consolidated financial statements, expressing an opinion as to their conformity with U.S. generally accepted accounting principles and expressing an opinion on the effectiveness of internal control over financial reporting. The Audit Committee is responsible for monitoring and overseeing these processes.
The Audit Committee reviewed Mercury’s audited consolidated financial statements for the fiscal year ended June 30, 2018, and discussed these consolidated financial statements with Mercury’s management. Management represented to the Audit Committee that Mercury’s consolidated financial statements had been prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee also reviewed and discussed the audited consolidated financial statements and the matters required to be discussed with the auditors by the Public Company Accounting Oversight Board and received all written disclosures and letters required by the applicable requirements of the Public Company Accounting Oversight Board. Further, the Audit Committee has discussed with the independent registered public accounting firm its independence.
Based on its review and the discussions with management and the independent registered public accounting firm described above, and its review of the information provided by management and the independent registered public accounting firm, the Audit Committee recommended to Mercury’s Board that the audited consolidated financial statements be included in Mercury’s annual report on Form 10-K for the fiscal year ended June 30, 2018.
By the Audit Committee of the Board of
Directors of Mercury Systems, Inc.
William K. O’Brien, Chairman
James K. Bass
Lisa S. Disbrow
Mark S. Newman

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed KPMG LLP (“KPMG”) as the independent registered public accounting firm to audit Mercury’s consolidated financial statements for the fiscal year ending June 30, 2019. KPMG served as our independent registered public accounting firm for the fiscal years ended June 30, 2018 and 2017. A representative of KPMG is expected to be present at the annual meeting of shareholders and will have the opportunity to make a statement if he or she desires and to respond to appropriate questions.
What were the fees of our independent registered public accounting firm for services rendered to us during the last two fiscal years?
The aggregate fees for professional services rendered to us by KPMG, our independent registered public accounting firm, for the fiscal years ended June 30, 2018 and 2017 were as follows:

	Fiscal 2018	Fiscal 2017
Audit	$2,066,547	$1,706,500
Audit-Related	182,000	180,000
Tax	—	10,800
All Other	—	—
	$2,248,547	$1,897,300

Audit fees for fiscal years 2018 and 2017 were for professional services provided for the audits of our consolidated financial statements and our internal control over financial reporting as well as reviews of the consolidated financial statements included in each of our quarterly reports on Form 10-Q. Audit fees for fiscal years 2018 and 2017 also were for professional services provided for consents issued relating to registration statements in each fiscal year and for the auditor comfort letter provided in connection with the Company's underwritten follow-on common stock offering in fiscal 2017 and the Company's At-The-Market offering in fiscal 2018.
For fiscal year 2018, audit-related fees included professional service fees principally related to the acquisition of Themis Computer. For fiscal year 2017, audit-related fees included professional service fees related to the acquisition of CES Creative Electronic Systems SA.
Tax fees for fiscal year 2017 were for professional services related to miscellaneous tax advice regarding federal income tax filings.
What is the Audit Committee’s pre-approval policy?
The Audit Committee pre-approves all auditing services and the terms of non-audit services provided by our independent registered public accounting firm, but only to the extent that the non-audit services are not prohibited under applicable law and the committee determines that the non-audit services do not impair the independence of the independent registered public accounting firm.
In situations where it is impractical to wait until the next regularly scheduled quarterly meeting, the chairman of the committee has been delegated authority to approve audit and non-audit services to be provided by our independent registered public accounting firm. Fees payable to our independent registered public accounting firm for any specific, individual service approved by the chairman pursuant to the above-described delegation of authority may not exceed $100,000, and the chairman is required to report any such approvals to the full committee at its next scheduled meeting. In addition, the Audit Committee has pre-approved a list of acceptable services and fees payable to KPMG in an aggregate amount of up to $25,000 per quarter for such services, including without limitation audit and allowable non audit, tax consulting, and M&A transactional services.  This pre-approval is for small projects needing quick reaction and judged by the Audit Committee not to raise any independence issues with KPMG. Such projects and fees are required to be presented in detail at the next Audit Committee meeting.
The Audit Committee has considered and determined that the provision of the non-audit services described is compatible with maintaining the independence of our registered public accounting firm.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During fiscal 2018, Michael A. Daniels, Mary Louise Krakauer, George K. Muellner, and Vincent Vitto served on the Compensation Committee for the entire fiscal year. No member of the committee is a present or former officer or employee of Mercury or any of its subsidiaries or had any business relationship or affiliation with Mercury or any of its subsidiaries (other than his service as a director) requiring disclosure in this proxy statement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our officers and directors and persons beneficially owning more than 10% of our outstanding common stock to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Officers, directors, and beneficial owners of more than 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
Based solely on copies of such forms furnished as provided above, or written representations that no Forms 5 were required, we believe that during the fiscal year ended June 30, 2018, all Section 16(a) filing requirements applicable to our officers, directors, and beneficial owners of greater than 10% of our common stock were complied with, except as follows: (i) a Form 4 reporting the sale of 3,500 shares on January 16, 2018 by Didier M.C. Thibaud was filed late on January 19, 2018; and (ii) a Form 4 reporting the award of 6,376 restricted shares on March 15, 2018 to Michelle M. McCarthy, the Company's new Chief Accounting Officer, was filed late on April 2, 2018.

SHAREHOLDER PROPOSALS FOR THE 2019 ANNUAL MEETING
Under regulations adopted by the SEC, any shareholder proposal submitted for inclusion in Mercury’s proxy statement relating to the 2019 annual meeting of shareholders must be received at our principal executive offices on or before May 8, 2019. In addition to the SEC requirements regarding shareholder proposals, our by-laws contain provisions regarding matters to be brought before shareholder meetings. If shareholder proposals, including proposals relating to the election of directors, are to be considered at the 2019 annual meeting, notice of them, whether or not they are included in Mercury’s proxy statement and form of proxy, must be given by personal delivery or by United States mail, postage prepaid, to the Secretary no earlier than May 27, 2019 and no later than June 26, 2019. The notice must include the information set forth in our by-laws. Proxies solicited by the Board will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.
It is suggested that any shareholder proposal be submitted by certified mail, return receipt requested.

OTHER MATTERS
We know of no matters which may properly be and are likely to be brought before the meeting other than the matters discussed in this proxy statement. However, if any other matters properly come before the meeting, the persons named in the accompanying proxy card will vote in accordance with their best judgment.

ANNUAL REPORT ON FORM 10-K
You may obtain a copy of our annual report on Form 10-K for the fiscal year ended June 30, 2018 (without exhibits) without charge by writing to: Investor Relations, Mercury Systems, Inc., 50 Minuteman Road, Andover, Massachusetts 01810.

By Order of the Board of Directors

Christopher C. Cambria
Secretary
Andover, Massachusetts
September 7, 2018

Appendix A

MERCURY SYSTEMS, INC.

2018 STOCK INCENTIVE PLAN

SECTION 1.    GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Mercury Systems, Inc. 2018 Stock Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and other key persons (including consultants and qualified individuals who have received offers of employment) of Mercury Systems, Inc. (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company and to induce qualified individuals who have received offers of employment to enter and remain in the employ of the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its shareholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.
The following terms shall be defined as set forth below:
“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.
“Administrator” is defined in Section 2(a).
“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Deferred Stock Awards and Restricted Stock Awards.
“Board” means the Board of Directors of the Company.
“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.
“Committee” means the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non‑Employee Directors who are independent, or the Board as a whole acting as the compensation committee.
“Deferred Stock Award” means Awards granted pursuant to Section 8.
“Effective Date” means the date on which the Plan is approved by shareholders as set forth in Section 18.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.
“Fair Market Value” of the Stock on any given date means if the shares of Stock are listed on any national securities exchange, or traded on the National Association of Securities Dealers Automated Quotation System (“Nasdaq”) Global Market or another national securities exchange, the closing price reported on Nasdaq or such other exchange on such date. If the market is closed on such date, the determination shall be made by reference to the last date preceding such date for which the market is open. If the fair market value cannot be determined under the preceding two sentences, it shall be determined in good faith by the Administrator.
“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.
“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.
“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more performance criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Restricted Stock Award or Deferred Stock Award.
“Restricted Stock Award” means Awards granted pursuant to Section 7.
“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.
“Stock” means the Common Stock, par value $0.01 per share, of the Company, subject to adjustments pursuant to Section 3.
“Stock Appreciation Right” means any Award granted pursuant to Section 6.
“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has a controlling interest, either directly or indirectly.
“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent (10%) of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

SECTION 2.	ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a) Committee. The Plan shall be administered by the Committee (the “Administrator”).

(b) Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i)	To select the individuals to whom Awards may from time to time be granted;

(ii)
To determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards and Deferred Stock Awards, or any combination of the foregoing, granted to any one or more grantees;

(iii)     To determine the number of shares of Stock to be covered by any Award;

(iv)
To determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments evidencing the Awards;

(v)	Subject to the provisions of Sections 7(d) and 8(a), to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi)	Subject to the provisions of Section 5(c), to extend at any time the period in which Stock Options and Stock Appreciation Rights may be exercised; and

(vii)
At any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.
Notwithstanding the foregoing, the Administrator’s power and authority to make grants under the Plan shall be subject to the right of the Board, upon its request, to ratify Awards granted to the Chairman and other individuals specified by the Board, and in such event, the date of grant shall be the date of Board ratification.

(c) Delegation of Authority to Grant Awards. The Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company or any person designated by the Board as an “executive officer” as defined in Rule 3b-7 under the Exchange Act all or part of the Administrator’s authority and duties with respect to the granting of Awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. Any such delegation by the Administrator shall include a limitation as to the amount of Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price of any Stock Option or Stock Appreciation Right, the conversion ratio or price of other Awards and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

(d) Detrimental Activity. Unless the award agreement specifies otherwise, the Administrator may cancel, rescind, suspend, withhold or otherwise limit or restrict any Award (whether vested or unvested, exercised or unexercised) at any time if the recipient is not in compliance with all applicable provisions of the award agreement and the Plan, or if the recipient engages in any “Detrimental Activity.” For purposes of this Section 2, “Detrimental Activity” shall include: (i) the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company; (ii) the disclosure to anyone outside the Company, or the use in other than the Company’s business, without prior written authorization from the Company, of any confidential information or material, as defined in the Company’s employee confidentiality agreement or such other agreement regarding confidential information and intellectual property that the recipient and the Company may enter into (collectively, the “Confidentiality Agreement”), relating to the business of the Company, acquired by the recipient either during or after employment with the Company; (iii) the failure or refusal to disclose promptly and to assign to the Company, pursuant to the Confidentiality Agreement or otherwise, all right, title and interest in any invention or idea, patentable or not, made or conceived by the recipient during employment by the Company, relating in any manner to the actual or anticipated business, research or development work of the Company or the failure or refusal to do anything reasonably necessary to enable the Company to secure a patent where appropriate in the United States and in other countries; (iv) activity that results in termination of the recipient’s employment for cause; (v) a material violation of any rules, policies, procedures or guidelines of the Company; (vi) any attempt directly or indirectly to induce any employee of the Company to be employed or perform services elsewhere or any attempt directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of the Company; or (vii) the recipient being convicted of, or entering a guilty plea with respect to, a crime, whether or not connected with the Company.

(e) Indemnification. Neither the Board nor the Committee, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Committee (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

SECTION 3.    STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a) Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 2,862,000, plus the number of shares of Stock reserved and available for issuance under the Mercury Systems, Inc. Amended and Restated 2005 Stock Incentive Plan (the “2005 Stock Incentive Plan”) as of the date of shareholder approval of this Plan, subject to adjustment as provided in Section 3(c). For purposes of this limitation, the shares of Stock underlying any Awards that are forfeited, are canceled, expire or are terminated (other than by exercise) under (i) this Plan or (ii) from and after shareholder approval of this Plan, the 2005 Stock Incentive Plan shall be added to the shares of Stock available for issuance under this Plan. Shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding shall not be available for future issuance under the Plan. In addition, upon exercise of Stock Appreciation Rights, the gross number of shares exercised shall be deducted from the total number of shares remaining available for issuance under the Plan. Also, shares purchased in the open market using proceeds received upon the exercise of an Option shall not be available for future issuance under the Plan. Subject to such overall limitations and Section 3(c), shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than 500,000 shares of Stock may be granted to any one individual grantee during any one calendar year period and provided, further, that in no event may Incentive Stock Options granted under the Plan exceed 2,862,000 shares of Stock. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

(b) Effect of Awards. The grant of any full value Award (i.e., an Award other than an Option or a Stock Appreciation Right) shall be deemed, for purposes of determining the number of shares available for issuance under Section 3(a), as an Award of two (2) shares of Stock for each such share actually subject to the Award. The grant of an Option or a Stock Appreciation Right shall be deemed, for purposes of determining the number of shares available for issuance under Section 3(a), as an Award of one (1) share of Stock for each such share actually subject to the Award.

(c) Changes in Stock. Subject to Section 3(d) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for a different number or kind of securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance-based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (v) the price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

(d) Mergers and Other Transactions. In the case of and subject to the consummation of (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (iii) a merger, reorganization or consolidation in which the outstanding shares of Stock are converted into or exchanged for a different kind of securities of the successor entity and the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, or (iv) the sale of all of the Stock of the Company to an unrelated person or entity (in each case, a “Sale Event”), the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder). In the event of such termination, each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding vested and exercisable Options and Stock Appreciation Rights held by such grantee.

Notwithstanding anything to the contrary in this Section 3(d), in the event of a Sale Event pursuant to which holders of the Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Sale Event, the Company shall have the right, but not the obligation, to make or provide for a cash payment to the grantees holding vested and exercisable Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the value as determined by the Administrator of the consideration payable per share of Stock pursuant to the Sale Event (the “Sale Price”) times the number of shares of Stock subject to such outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights.
(e) Substitute Awards. The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).

SECTION 4.    ELIGIBILITY

Grantees under the Plan will be such full- or part-time officers and other employees, Non-Employee Directors and key persons (including consultants and qualified individuals who have received offers of employment) of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5.     STOCK OPTIONS

(a) Grant of Stock Options. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.
Stock Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish. No dividends or dividend equivalents shall be paid on Options.
(b) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Administrator at the time of grant but shall not be less than 100 percent (100%) of the Fair Market Value on the date of grant.

(c) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than seven (7) years after the date the Stock Option is granted.

(d) Exercisability; Rights of a Shareholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(e) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased; provided, however, that no Stock Option may be partially exercised with respect to fewer than 50 (fifty) shares. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award agreement:

(i)	In cash, by certified or bank check or other instrument acceptable to the Administrator;

(ii)
Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that are beneficially owned by the optionee and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

(iii)
By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; or

(iv)	By the optionee delivering to the Company a properly executed net exercise notice. Such shares withheld by the Company in the net exercise shall be valued at Fair Market Value on the exercise date.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award agreement or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of shares attested to.

(f) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed one hundred thousand dollars ($100,000). To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 6. STOCK APPRECIATION RIGHTS

(a) Nature of Stock Appreciation Rights. A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right, which price shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant (or more than the option exercise price per share, if the Stock Appreciation Right was granted in tandem with a Stock Option) multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised. No dividends or dividend equivalents shall be paid on Stock Appreciation Rights.

(b) Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator in tandem with, or independently of, any Stock Option granted pursuant to Section 5 of the Plan. In the case of a Stock Appreciation Right granted in tandem with a Non-Qualified Stock Option, such Stock Appreciation Right may be granted either at or after the time of the grant of such Option. In the case of a Stock Appreciation Right granted in tandem with an Incentive Stock Option, such Stock Appreciation Right may be granted only at the time of the grant of the Option.

A Stock Appreciation Right or applicable portion thereof granted in tandem with a Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Option.
(c) Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator, subject to the following:

(i)
Stock Appreciation Rights granted in tandem with Options shall be exercisable at such time or times and to the extent that the related Stock Options shall be exercisable; provided, however, that no Stock Appreciation Right may be partially exercised with respect to fewer than fifty (50) shares.

(ii)	Upon exercise of a Stock Appreciation Right granted in tandem with an Option, the applicable portion of any related Option shall be surrendered.

(iii)	The term of a Stock Appreciation Right may not exceed seven (7) years.

SECTION 7. RESTRICTED STOCK AWARDS

(a) Nature of Restricted Stock Awards. A Restricted Stock Award is an Award entitling the recipient to acquire, at such purchase price (which may be zero) as determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant (“Restricted Stock”). Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Award is contingent on the grantee executing the Restricted Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

(b) Rights as a Shareholder. Upon execution of a written instrument setting forth the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a shareholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock are vested as provided in Section 7(d) below, and (ii) certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe. Cash dividends and stock dividends, if any, with respect to the Restricted Stock shall be withheld by the Company for the grantee’s account, and shall be subject to forfeiture to the same degree as the shares of Restricted Stock to which such dividends relate. Except as otherwise determined by the Committee, no interest will accrue or be paid on the amount of any cash dividends withheld.

(c) Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award agreement. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 15 below, in writing after the Award agreement is issued, if any, if a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Stock that has not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a shareholder. Following such deemed reacquisition of unvested Restricted Stock that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

(d) Vesting of Restricted Stock. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or risk of forfeiture shall lapse. In the event that any such Restricted Stock granted to employees shall have a performance-based goal, the restriction period with respect to such shares shall not be less than one (1) year, and in the event that any such Restricted Stock granted to employees shall have a time-based restriction, the total restriction period with respect to such shares shall not be less than three years; provided, however, that Restricted Stock granted to employees with a time-based restriction may become vested incrementally over such three-year period. No portion of any Restricted Stock granted to employees may vest prior to the first anniversary of the grant date. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 15 below, in writing after the Award agreement is issued, a grantee’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee’s termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the provisions of Section 7(c) above.

Notwithstanding the foregoing, the Administrator may accelerate the vesting of Restricted Stock granted to an employee in the case of retirement, death or disability.

SECTION 8. DEFERRED STOCK AWARDS

(a) Nature of Deferred Stock Awards. A Deferred Stock Award is an Award of phantom stock units to a grantee, subject to restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Deferred Stock Award is contingent on the grantee executing the Deferred Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. In the event that any such Deferred Stock Award granted to employees shall have a performance-based goal, the restriction period with respect to such award shall not be less than one (1) year, and in the event any such Deferred Stock Award shall have a time-based restriction, the total restriction period with respect to such award shall not be less than three (3) years; provided, however, that any Deferred Stock Award with a time-based restriction may become vested incrementally over such three (3) year period. No portion of any Deferred Stock Award granted to employees may vest prior to the first anniversary of the grant date. At the end of the deferral period, the Deferred Stock Award, to the extent vested, shall be paid to the grantee in the form of shares of Stock.

Notwithstanding the foregoing, the Administrator may accelerate the vesting of a Deferred Stock Award granted to an employee in the case of retirement, death or disability.

(b) Election to Receive Deferred Stock Awards in Lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of a Deferred Stock Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any deferred compensation shall be converted to a fixed number of phantom stock units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid but for the deferral.

(c) Rights as a Shareholder. During the deferral period, a grantee shall have no rights as a shareholder; provided, however, that the grantee may be credited with dividend equivalent rights with respect to the phantom stock units underlying his Deferred Stock Award, subject to such terms and conditions as the Administrator may determine, but shall not be entitled to dividends, if any, or dividend equivalents prior to settlement.

(d) Termination. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 15 below, in writing after the Award agreement is issued, a grantee’s right in all Deferred Stock Awards that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 9. PERFORMANCE-BASED AWARDS
(a) Performance Criteria. The performance criteria used in performance goals governing Performance-based Awards may include any or all of the following criteria at the Company, Subsidiary, business unit or business segment level as appropriate: (i) the Company’s return on equity, assets, capital or investment: (ii) pre-tax or after-tax profit levels or EBITDA or adjusted EBITDA; (iii) bookings or revenue growth; (iv) bookings or revenues; (v) operating income as a percentage of sales; (vi) total shareholder return; (vii) changes in the market price of the Stock; (viii) sales or market share; (ix) earnings per share; (x) improvements in operating margins; (xi) operating cash flow or free cash flow; (xii) working capital improvements; (xiii) design wins or entering into contracts with key customers; and (xiv) any combination of such performance metrics, comparisons of such performance metrics to corresponding metrics used by other companies or comparison of such performance metrics to industry data.

(b) Grant of Performance-based Awards. With respect to each Performance-based Award, the Committee shall select, within the first ninety (90) days of a Performance Cycle the performance criteria for such grant, and the achievement targets with respect to each performance criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The performance criteria established by the Committee may be (but need not be) different for each Performance Cycle and different goals may be applicable to Performance-based Awards to different grantees.

(c) Payment of Performance-based Awards. Following the completion of a Performance Cycle, the Committee shall meet to review and certify in writing whether, and to what extent, the performance criteria for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-based Awards earned for the Performance Cycle. The Committee shall then determine the actual size of each grantee’s Performance-based Award.

SECTION 10. TRANSFERABILITY OF AWARDS

(a) Transferability. Except as provided in Section 10(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b) Committee Action. Notwithstanding Section 10(a), the Administrator, in its discretion, may provide either in the Award agreement regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Awards (other than any Incentive Stock Options) to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award.

(c) Family Member. For purposes of Section 10(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than fifty percent (50%) of the voting interests.

(d) Designation of Beneficiary. Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 11. TAX WITHHOLDING

(a) Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any federal, state, or local taxes of any kind required or permitted by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

(b) Payment in Stock. Subject to approval by the Administrator, depending on the withholding method, a grantee may elect to have such grantee’s tax withholding obligation satisfied at the minimum or other applicable withholding rate in the grantee’s applicable jurisdiction, including maximum applicable rates that may be utilized without creating adverse accounting treatment under Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto) and permitted under applicable withholding rules promulgated by the Internal Revenue Service or another applicable governmental entity, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy such withholding amount, or (ii) transferring to the Company shares of Stock owned by the grantee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy such withholding amount.

SECTION 12. CHANGE OF CONTROL

(a) Occurrence of Change of Control. If within six months following the consummation of a Change of Control of the Company, as defined in Section 12(b)(i), the employment of a grantee with a minimum of six months of service with the Company or any of its Subsidiaries as of the effective date of such Change of Control (the “Effective Date”) is involuntarily terminated, then (i) if such Change in Control does not constitute a Sale Event, 50% of the unvested Awards of such grantee will automatically be fully vested, (ii) if such Change in Control constitutes a Sale Event and provision is made for the assumption or continuation of Awards hereunder, or the substitution of such Awards with new Awards of the successor entity or parent thereof, 50% of the unvested assumed, continued or substituted Awards will automatically be fully vested, and (iii) if such Change in Control constitutes a Sale Event and provision is not made for the assumption, continuation or substitution of Awards hereunder, such that all of the unvested Awards of such grantee terminated upon consummation of the Sale Event without any payment with respect thereto, the grantee will be entitled to receive a cash payment equal to the difference between (x) the Sale Price multiplied by the number of shares of Stock subject to 50% of such grantee’s unvested Awards as of the consummation of the Sale Event and (y) the aggregate exercise price of such unvested Awards. Notwithstanding the foregoing, in the event that the fair market value (less any exercise price) of the Awards subject to automatic vesting or any cash payment to which the grantee may become entitled in accordance with the preceding sentence exceeds $25,000 as of the date of termination of employment, then such vesting or payment shall be conditioned upon the grantee executing and failing to revoke during any applicable revocation period a general release of all claims against the Company and its Subsidiaries and affiliates in a form acceptable to the Company or its successor within 60 days of such termination. For purposes hereof, a grantee’s employment with the Company or any Subsidiary is considered “involuntarily terminated” if the Company or any Subsidiary terminates such grantee’s employment with the Company or such Subsidiary without Cause, as defined in Section 12(b)(ii), or such grantee resigns his or her employment with the Company or such Subsidiary for Good Reason, as defined in Section 12(b)(iii). Notwithstanding the foregoing, in the event the Change of Control of the Company is not approved by the Board of Directors, all of the outstanding Awards will automatically become fully vested upon the consummation of the Change of Control of the Company. Further, all of the outstanding Awards held by Non-Employee Directors will automatically become fully vested upon the consummation of a Change of Control of the Company.
(b) Definitions. For purposes of the Plan:

(i)	A “ Change of Control of the Company ” shall be deemed to have occurred upon the occurrence of any of the following events:

(A)
Any “Person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any of its subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its subsidiaries), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities having the right to vote in an election of the Company’s Board of Directors (“Voting Securities”) (in such case other than as a result of an acquisition of securities directly from the Company or an acquisition of securities involving a Corporate Transaction of the type described in the exclusion set forth in clause (C) below); or

(B)
Persons who, as of the date hereof, constitute the Company’s Board of Directors (the “Incumbent Directors”) cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to the date hereof shall be considered an Incumbent Director if such person’s election was approved by or such person was nominated for election by either (x) a vote of at least a majority of the Incumbent Directors or (y) a vote of at least a majority of the Incumbent Directors who are members of a nominating committee comprised, in the majority, of Incumbent Directors; but provided further, that any such person whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director; or

(C)
The consummation of a consolidation, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however, a Corporate Transaction in which the shareholders of the Company immediately prior to the Corporate Transaction, would, immediately after the Corporate Transaction, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate more than fifty percent (50%) of the voting shares of the corporation issuing cash or securities in the Corporate Transaction (or of its ultimate parent corporation, if any).

Notwithstanding the foregoing, a “ Change of Control of the Company ” shall not be deemed to have occurred for purposes of the foregoing clause (A) solely as the result of an acquisition of securities by the Company that, by reducing the number of shares of Voting Securities outstanding, increases the proportionate number of shares of Voting Securities beneficially owned by any person to fifty percent (50%) or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in this sentence shall thereafter become the beneficial owner of any additional shares of Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction or as a result of an acquisition of securities directly from the Company) and immediately thereafter beneficially owns fifty percent (50%) or more of the combined voting power of all then outstanding Voting Securities, then a “Change of Control of the Company” shall be deemed to have occurred for purposes of the foregoing clause (A).

(ii)
“Cause” shall mean (A) conduct by the grantee constituting a material act of willful misconduct in connection with the performance of his or her duties, including, without limitation, misappropriation of funds or property of the Company or any of its Subsidiaries other than the occasional, customary and de minimis use of the Company or its Subsidiaries’ property for personal purposes; (B) the commission by the grantee of any felony or a misdemeanor involving moral turpitude, deceit, dishonesty or fraud, or any conduct by the grantee that would reasonably be expected to result in material injury to the Company or any of its Subsidiaries; (C) the grantee’s willful and continued failure to perform his or her duties with the Company and its Subsidiaries (other than any failure resulting from incapacity due to physical or mental illness), which continues thirty (30) days after a written demand of performance is delivered to the grantee by any Senior Vice President or Vice

President of the Company, which identifies the manner in which such person believes that the grantee has not performed his or her duties; (D) a violation by the grantee of the employment policies of the Company and its Subsidiaries which has continued following written notice of such violation from any Senior Vice President or Vice President of the Company; or (E) the grantee’s willful failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, after being instructed by the Company or any of its Subsidiaries to cooperate, or the willful destruction or failure to preserve documents or other materials known to be relevant to such investigation or the willful inducement of others to fail to cooperate or to produce documents or other materials.

(iii)
“Good Reason ” shall mean (A) a reduction in the grantee’s annual cash base salary as in effect on the Effective Date, except for across-the-board reductions similarly affecting all or substantially all Company employees; or (B) a relocation whereby the Company or any Subsidiary requires the grantee to be principally based at any office or location that is more than fifty (50) miles from the grantee’s office on the Effective Date; provided that the reasons set forth above will not constitute “Good Reason” unless, within thirty (30) days after the first occurrence of such Good Reason event, the grantee shall have given written notice to the Company specifically identifying the event that the grantee believes constitutes Good Reason and the Company, or, if applicable, its Subsidiary, has not remedied such event within a reasonable cure period of not less than thirty (30) days after the Company’s receipt of such notice.

SECTION 13. Additional Conditions Applicable to Nonqualified Deferred Compensation Under Section 409A.

In the event any Stock Option or Stock Appreciation Right under the Plan is granted with an exercise price of less than one hundred percent (100%) of the Fair Market Value on the date of grant (regardless of whether or not such exercise price is intentionally or unintentionally priced at less than Fair Market Value), or such grant is materially modified and deemed a new grant at a time when the Fair Market Value exceeds the exercise price, or any other Award is otherwise determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (a “409A Award”), the following additional conditions shall apply and shall supersede any contrary provisions of this Plan or the terms of any agreement relating to such 409A Award.

(a) Exercise and Distribution. Except as provided in Section 13(b) hereof, no 409A Award shall be exercisable or distributable earlier than upon one of the following:

(i)	Specified Time. A specified time or a fixed schedule set forth in the written instrument evidencing the 409A Award.

(ii)
Separation from Service. Separation from service (within the meaning of Section 409A) by the 409A Award grantee; provided, however, that if the 409A Award grantee is a “key employee” (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) and any of the Company’s Stock is publicly traded on an established securities market or otherwise, exercise or distribution under this Section 13(a)(ii) may not be made before the date that is six months after the date of separation from service.

(iii)	Death. The date of death of the 409A Award grantee.

(iv)	Disability. The date the 409A Award grantee becomes disabled (within the meaning of Section 13(c)(ii) hereof).

(v)
Unforeseeable Emergency. The occurrence of an unforeseeable emergency (within the meaning of Section 13(c)(iii) hereof), but only if the net value (after payment of the exercise price) of the number of shares of Stock that become issuable does not exceed the amounts necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the exercise, after taking into account the extent to which the emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the grantee’s other assets (to the extent such liquidation would not itself cause severe financial hardship).

(vi)	Change of Control Event. The occurrence of a Change of Control Event (within the meaning of Section 13(c)(i) hereof), including the Company’s discretionary exercise of the right to accelerate vesting of such grant upon a Change of Control Event or to terminate the Plan or any 409A Award granted hereunder within twelve (12) months of the Change of Control Event.

(b) No Acceleration. A 409A Award may not be accelerated or exercised prior to the time specified in Section 13(a) hereof, except in the case of one (1) of the following events:

(i)
Domestic Relations Order. The 409A Award may permit the acceleration of the exercise or distribution time or schedule to an individual other than the grantee as may be necessary to comply with the terms of a domestic relations order (as defined in Section 414(p)(1)(B) of the Code).

(ii)
Conflicts of Interest. The 409A Award may permit the acceleration of the exercise or distribution time or schedule as may be necessary to comply with the terms of a certificate of divestiture (as defined in Section 1043(b)(2) of the Code).

(iii)
Change of Control Event. The Administrator may exercise the discretionary right to accelerate the vesting of such 409A Award upon a Change of Control Event or to terminate the Plan or any 409A Award granted thereunder within twelve (12) months of the Change of Control Event and cancel the 409A Award for compensation.

(c) Definitions. Solely for purposes of this Section 13 and not for other purposes of the Plan, the following terms shall be defined as set forth below:

(i)
“Change of Control Event” means the occurrence of a change in the ownership of the Company, a change in effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company (as defined in regulations promulgated under Section 409A).

(ii)
“Disabled” means a grantee who (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 (twelve) months, or (ii) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) (twelve) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company or its Subsidiaries.

(iii)
“Unforeseeable Emergency” means a severe financial hardship to the grantee resulting from an illness or accident of the grantee, the grantee’s spouse, or a dependent (as defined in Section 152(a) of the Code) of the grantee, loss of the grantee’s property due to casualty, or similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the grantee.

SECTION 14. TRANSFER, LEAVE OF ABSENCE, ETC.

For purposes of the Plan, the following events shall not be deemed a termination of employment:
(a)     A transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(b)     An approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 15. AMENDMENTS AND TERMINATION

(a)
Amendments in General. The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(c) or 3(d), in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights, effect repricing through cancellation and re-grants, or repurchase out-of-the-money Stock Options or Stock Appreciation Rights for cash, unless the Administrator proposes for shareholder vote, and shareholders approve, such reduction, cancellation and re-grant, repricing, or repurchase. Any material Plan amendments (other than amendments that curtail the scope of the Plan), including any Plan amendments that (i) increase the number of shares reserved for issuance under the Plan, (ii) expand the type of Awards available under, materially expand the eligibility to participate in, or materially extend the term of, the Plan, or (iii) materially change the method of determining Fair Market Value, shall be subject to approval by the Company shareholders entitled to vote at a meeting of shareholders. In addition, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, Plan amendments shall be subject to approval by the Company shareholders entitled to vote at a meeting of shareholders. Nothing in this Section 15 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(c) or 3(d).

(b)
No Repricing of Awards Without Stockholder Approval. Notwithstanding any other provision of the Plan, the repricing of Awards shall not be permitted without stockholder approval. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (1) changing the terms of an Award to lower its exercise or base price (other than on account of capital adjustments resulting from share splits, etc., as described herein, (2) any other action that is treated as a repricing under GAAP, and (3) repurchasing for cash or canceling an Award in exchange for another Award at a time when its exercise or base price is greater than the Fair Market Value of the underlying share of Stock, unless the cancellation and exchange occurs in connection with an event set forth in Section 3 hereof.

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 17. GENERAL PROVISIONS

(a) No Distribution; Compliance with Legal Requirements. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.
(b) Delivery of Stock Certificates. Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Stock Certificates or uncertified Stock for any Restricted Stock Award shall be delivered to the Secretary of the Company to be held in escrow until the Award becomes vested.

(c) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(d) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to such Company’s applicable insider trading policy and procedures, as in effect from time to time.

(e) Grantees Outside of the United States. The Committee may modify the terms of any Award under the Plan made to or held by a grantee who is then a resident, or is primarily employed or providing services, outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the grantee is then a resident or primarily employed or providing services, or so that the value and other benefits of the Award to the grantee, as affected by non-U.S. tax laws and other restrictions applicable as a result of the grantee’s residence, employment, or providing services abroad, shall be comparable to the value of such Award to a grantee who is a resident, or is primarily employed or providing services, in the United States. An Award may be modified under this Section 17(e) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the grantee whose Award is modified. Additionally, the Committee may adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Eligible Persons who are non-U.S. nationals or are primarily employed or providing services outside the United States.

(f) Data Privacy. As a condition of receipt of any Award, each grantee explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this Section 17(f) by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering, and managing the Plan and Awards and the grantee’s participation in the Plan. In furtherance of such implementation, administration, and management, the Company and its Affiliates may hold certain personal information about a grantee, including, but not limited to, the grantee’s name, home address, telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), information regarding any securities of the Company or any of its Affiliates, and details of all Awards (the “Data”). In addition to transferring the Data amongst themselves as necessary for the purpose of implementation, administration, and management of the Plan and Awards and the grantee’s participation in the Plan, the Company and its Affiliates may each transfer the Data to any third parties assisting the Company in the implementation, administration, and management of the Plan and Awards and the grantee’s participation in the Plan. Recipients of the Data may be located in the grantee’s country or elsewhere, and the grantee’s country and any given recipient’s country may have different data privacy laws and protections. By accepting an Award, each grantee authorizes such recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of assisting the Company in the implementation, administration, and management of the Plan and Awards and the grantee’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the grantee may elect to deposit any shares of Stock. The Data related to a grantee will be held only as long as is necessary to implement, administer, and manage the Plan and Awards and the grantee’s participation in the Plan. A grantee may, at any time, view the Data held by the Company with respect to such grantee, request additional information about the storage and processing of the Data with respect to such grantee, recommend any necessary corrections to the Data with respect to the grantee, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel the grantee’s eligibility to participate in the Plan, and in the Committee’s discretion, the grantee may forfeit any outstanding Awards if the grantee refuses or withdraws the consents described herein. For more information on the consequences of refusal to consent or withdrawal of consent, grantees may contact their local human resources representative.

SECTION 18. EFFECTIVE DATE OF PLAN

This Plan shall become effective upon approval by the holders of a majority of the votes cast at a meeting of shareholders at which a quorum is present. Subject to such approval by the shareholders and to the requirement that no Stock may be issued hereunder prior to such approval, Stock Options and other Awards may be granted hereunder on and after adoption of this Plan by the Board. No grants of Stock Options and other Awards may be made hereunder after July 23, 2028 and no grants of Incentive Stock Options may be made hereunder after the tenth (10th) anniversary of the date the Plan is approved by the Board.

SECTION 19. GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, applied without regard to conflict of law principles.
DATE APPROVED BY BOARD OF DIRECTORS: July 23, 2018
DATE APPROVED BY SHAREHOLDERS:

Appendix B

Below is a reconciliation between adjusted EBITDA and the most comparable GAAP financial metric. The performance results for the fiscal 2018 bonus plan are organic only; the adjusted EBITDA number set forth below excludes the contribution from Themis Computer, which we acquired in February 2018.

(in thousands)	Fiscal 2018
Income (loss) from continuing operations	$43,365
Interest expense (income), net	67
Tax provision (benefit)	1,769
Depreciation	16,159
Amortization of intangible assets	22,678
Restructuring and other charges	3,159
Impairment of long-lived assets	—
Acquisition and financing costs	3,155
Fair value adjustments from purchase accounting	593
Litigation and settlement expenses	—
Stock-based and other non-cash compensation expense	17,464
Adjusted EBITDA	$108,409

mercury systems

IMPORTANT ANNUAL MEETING INFORMATION

000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Vote by Internet

- Go to **www.envisionreports.com/MRCY**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2, 3 and 4.

	For	Withhold		For	Withhold
01 - George K. Muellner	☐	☐	02 - Vincent Vitto	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name(s) appear(s) on this proxy card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

C 1234567890 J N T

1 U P X 3 8 7 7 7 4 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

02WCKC

Dear Shareholder:

Please take note of the important information enclosed with this proxy card. There are a number of issues related to the management of your company that require your immediate attention and approval. These are discussed in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the appropriate boxes on this proxy card to indicate how your shares will be voted. Then sign the card, and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Shareholders on October 24, 2018.

Thank you in advance for your prompt consideration of this matter.

Sincerely,

Mercury Systems, Inc.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders To Be Held on October 24, 2018: The Notice of Annual Meeting, Proxy Statement and 2018 Annual Report to Shareholders are available at www.edocumentview.com/MRCY.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

mercury systems

Proxy — Mercury Systems, Inc.

50 MINUTEMAN ROAD
ANDOVER, MASSACHUSETTS 01810

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Mark Aslett, Christopher C. Cambria, and Michael D. Ruppert, and each of them singly, with full power of substitution, proxies to represent the undersigned at the Annual Meeting of Shareholders of Mercury Systems, Inc. to be held on October 24, 2018 at 10:00 a.m., local time, at Mercury's offices at 10855 Business Center Dr., Building A, Cypress, California 90630, and at any adjournments or postponements thereof, to vote in the name and place of the undersigned, with all powers which the undersigned would possess if personally present, upon the proposals set forth on the reverse side of this proxy card.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of the Annual Meeting of Shareholders and the Proxy Statement with respect thereto and hereby revoke(s) any proxy or proxies heretofore given.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR PROPOSALS 2, 3 AND 4, AND IN ACCORDANCE WITH THE PROXIES' DISCRETION ON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.

PLEASE VOTE, DATE AND SIGN THIS PROXY IN THE SPACE PROVIDED AND RETURN IT IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON.